      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996

                                                       REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SILICON GRAPHICS, INC.
           (Exact name of the Registrant as specified in its charter)

           DELAWARE                          3573                  94-2789662
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                                WILLIAM M. KELLY
      VICE PRESIDENT, BUSINESS DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
                             SILICON GRAPHICS, INC.
                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

          MICHAEL J. KENNEDY                         DANIEL R. KAPLAN
         Shearman & Sterling              Proskauer Rose Goetz & Mendelsohn, LLP
        555 California Street                         1585 Broadway
   San Francisco, California 94104               New York, New York 10036
            (415) 616-1100                            (212) 969-3200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED         PROPOSED
                                                            MAXIMUM          MAXIMUM         AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO     OFFERING PRICE      AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED (1)      BE REGISTERED      PER SHARE     OFFERING PRICE         FEE
Common Stock, $0.001 par value
 (including associated Preferred         11,245,000
 Share Purchase Rights)..............     Shares(2)        $27.44(3)     $308,562,800(3)    $73,398(3)

(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Cray Research, Inc., a Delaware corporation ("Cray"), in the proposed merger of Cray with a wholly owned subsidiary of the Registrant.

(2) Represents the maximum number of shares of the Common Stock of the Registrant which may be issued to shareholders of Cray pursuant to the Merger described herein.

(3) Pursuant to Rule 457(f), the registration fee was computed on the basis of the average of the high and low prices of Cray Common Stock on the New York Stock Exchange on May 8, 1996. $33,003 was paid under Section 14(g) of the Securities Exchange Act of 1934 in connection with the filing of preliminary proxy materials on April 5, 1996. Therefore, the registration fee payable upon the filing of this Registration Statement is $73,398.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

S-4 ITEM NUMBER AND CAPTION                                                            PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus;.....................  Facing Page; Cross Reference Sheet; Outside Front
                                                                   Cover Page of Proxy Statement/ Prospectus

       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Table of Contents; Available Information;
                                                                   Incorporation of Certain Documents by Reference

       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary; Selected Historical and Pro Forma Financial
                                                                   Data; Comparative per Share Data; Market Price and
                                                                   Dividend Information; Pro Forma Combined Condensed
                                                                   Financial Information; Risk Factors; The Merger; The
                                                                   Merger Agreement and Related Agreements

       4.  Terms of the Transaction.............................  Summary; The Merger; The Merger Agreement and Related
                                                                   Agreements; Comparison of Stockholders' Rights

       5.  Pro Forma Financial Information......................  Selected Historical and Pro Forma Financial Data; Pro
                                                                   Forma Combined Condensed Financial Information

       6.  Material Contacts with the Company Being Acquired....  Summary; The Merger; The Merger Agreement and Related
                                                                   Agreements

       7.  Additional Information Required for Re-Offering by
            Persons and Parties Deemed to be Underwriters.......                            *

       8.  Interests of Named Experts and Counsel...............                            *

       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................                            *

B.  INFORMATION ABOUT THE REGISTRANT

      10.  Information with Respect to S-3 Registrants..........  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Summary; The Merger; The
                                                                   Merger Agreement and Related Agreements; Market
                                                                   Price and Dividend Information; Selected Historical
                                                                   and Pro Forma Financial Data; Pro Forma Combined
                                                                   Condensed Financial Information

S-4 ITEM NUMBER AND CAPTION                                                            PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
      11.  Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference

      12.  Information with Respect to S-2 or S-3 Registrants...                            *

      13.  Incorporation of Certain Information by Reference....                            *

      14.  Information with Respect to Registrants Other Than
            S-3 or S-2 Registrants..............................                            *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

      15.  Information with Respect to S-3 Companies............  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Summary; The Merger; The
                                                                   Merger Agreement and Related Agreements; Market
                                                                   Price and Dividend Information; Selected Historical
                                                                   and Pro Forma Financial Data; Pro Forma Combined
                                                                   Condensed Financial Information

      16.  Information with Respect to S-2 or S-3 Companies.....                            *

      17.  Information with Respect to Companies Other Than S-2
            or S-3 Companies....................................                            *

D.  VOTING AND MANAGEMENT INFORMATION

      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Facing Page; Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus; Summary; The Special Meeting;
                                                                   The Merger; The Merger Agreement and Related
                                                                   Agreements; Comparison of Stockholders' Rights;
                                                                   Stockholder Proposals

      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange Offer.....                            *

- ------------------------
*Omitted because inapplicable or answer is negative.

                              CRAY RESEARCH, INC.
                              655A LONE OAK DRIVE
                             EAGAN, MINNESOTA 55121
                                  May 14, 1996

TO: THE STOCKHOLDERS OF CRAY RESEARCH, INC.

Dear Stockholder:

    You are cordially invited to attend a special meeting of the stockholders of Cray Research, Inc. ("Cray") to be held at 10:00 a.m. local time, on Wednesday, June 26, 1996, at Cray's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121 (the "Special Meeting").

    At the Special Meeting you will be asked to consider and vote on the following proposals:

        1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 1996, by and among Silicon Graphics, Inc. ("Silicon Graphics"), C Acquisition Corporation ("Merger Sub") and Cray, and to approve the merger (the "Merger") of Merger Sub with and into Cray pursuant to the Merger Agreement. As a result of the Merger, Cray will become a wholly owned subsidiary of Silicon Graphics.

        2. To approve and ratify amendments to and a restatement of Cray's 1989 Employee Benefit Stock Plan (the "Plan Amendment").

        3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    CRAY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND THE PLAN
AMENDMENT. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE PLAN AMENDMENT.

    As you know, the Merger is the second and final step in the acquisition of Cray by Silicon Graphics pursuant to the terms of the Merger Agreement. The first step was the tender offer (the "Offer") by Merger Sub pursuant to which Merger Sub acquired 19,218,735 shares of Cray common stock for $30.00 per share in cash on April 2, 1996.

    Upon consummation of the Merger, each of the shares of Cray common stock not owned by Cray, Silicon Graphics, or its affiliates, will be converted into the right to receive one share of common stock of Silicon Graphics.

    AS A RESULT OF THE COMPLETION OF THE OFFER AND PURCHASE OF SHARES OF CRAY COMMON STOCK PURSUANT THERETO, MERGER SUB OWNS AND HAS THE RIGHT TO VOTE AT THE CRAY SPECIAL MEETING SUFFICIENT SHARES TO APPROVE THE MERGER AGREEMENT AND THE PLAN AMENDMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER THEREBY INSURING APPROVAL OF THE MERGER AGREEMENT AND THE PLAN AMENDMENT.

    Details of the proposed Merger, the Plan Amendment and other important information concerning Silicon Graphics and Cray are more fully described in the accompanying Proxy Statement/ Prospectus. Please give this material your careful attention.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Robert H. Ewald
                                          PRESIDENT AND
                                          CHIEF OPERATING OFFICER

                              CRAY RESEARCH, INC.
                              655A LONE OAK DRIVE
                             EAGAN, MINNESOTA 55121
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 1996

TO: THE STOCKHOLDERS OF CRAY RESEARCH, INC.

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of CRAY RESEARCH, INC., a Delaware corporation ("Cray"), will be held at 10:00 a.m., local time, on Wednesday, June 26, 1996, at Cray's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121 (the "Special Meeting"), to consider and vote upon the following proposals:

        1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 1996, by and among Silicon Graphics, Inc. ("Silicon Graphics"), C Acquisition Corporation ("Merger Sub") and Cray, and to approve the merger (the "Merger") of Merger Sub with and into Cray pursuant to the Merger Agreement. As a result of the Merger, Cray will become a wholly owned subsidiary of Silicon Graphics and each share of common stock of Cray, par value $1.00 per share ("Cray Common Stock"), will be converted at a one to one ratio into common stock of Silicon Graphics, par value $0.001 per share ("Silicon Graphics Common Stock"). At the effective time of the Merger (the "Effective Time"), each share of Cray Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Cray Common Stock held in the treasury of Cray or owned by Merger Sub, Silicon Graphics or any directly or indirectly wholly owned subsidiary of Silicon Graphics or of Cray) will be cancelled and converted automatically into the right to receive one fully paid and non-assessable share of Silicon Graphics Common Stock. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/Prospectus accompanying this Notice.

        2. To approve and ratify amendments to and a restatement of Cray's 1989 Employee Benefit Stock Plan (the "Plan Amendment").

        3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    The Board of Directors has fixed the close of business on May 8, 1996 as the record date for the determination of the holders of Cray Common Stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Cray common stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Merger. The affirmative vote of a majority of the votes cast thereon is necessary for approval and ratification of the Plan Amendment.

    BECAUSE MERGER SUB HAS ACQUIRED MORE THAN A MAJORITY OF THE OUTSTANDING SHARES OF CRAY COMMON STOCK, MERGER SUB HAS SUFFICIENT VOTING POWER TO APPROVE THE MERGER AND THE PLAN AMENDMENT, EVEN IF NO OTHER STOCKHOLDER OF CRAY VOTES IN FAVOR OF THE MERGER. ACCORDINGLY, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, APPROVAL OF THE MERGER AND APPROVAL AND RATIFICATION OF THE PLAN AMENDMENT AT THE SPECIAL MEETING IS ASSURED.

    Details of the proposed Merger, the Plan Amendment and other important information concerning Silicon Graphics and Cray are more fully described in the accompanying Proxy Statement/ Prospectus. Please give this material your careful attention.

    All stockholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

    YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          Sincerely,

                                          Robert H. Ewald
                                          PRESIDENT AND
                                          CHIEF OPERATING OFFICER

Eagan, Minnesota
May 14, 1996

[Silicon Graphics Logo]

                                                                  [LOGO]

                              CRAY RESEARCH, INC.
                                PROXY STATEMENT
                               ------------------

                             SILICON GRAPHICS, INC.
                                   PROSPECTUS
                               ------------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $1.00 per share ("Cray Common Stock"), of Cray Research, Inc., a Delaware corporation ("Cray"), in connection with the solicitation of proxies by the board of directors of Cray for use at a special meeting of Cray stockholders (the "Special Meeting") to be held at 10:00 a.m. local time, on Wednesday, June 26, 1996, at Cray's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Cray Stockholders.

    This Proxy Statement/Prospectus constitutes a prospectus of Silicon Graphics, Inc., a Delaware corporation ("Silicon Graphics"), with respect to the issuance and delivery of shares of common stock, par value $.001 per share, of Silicon Graphics ("Silicon Graphics Common Stock") in connection with the merger of C Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Silicon Graphics ("Merger Sub"), with and into Cray (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of February 25, 1996, by and among Silicon Graphics, Cray and Merger Sub (the "Merger Agreement"), a copy of which is attached hereto as Annex A. As a result of the Merger, Cray will become a wholly owned subsidiary of Silicon Graphics.

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS  HAVE
   NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE  SECURITIES  AND EXCHANGE
      COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
          SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY   OF   THIS   PROXY   STATEMENT/
                     PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY    IS   A   CRIMINAL
                                    OFFENSE.

                            ------------------------

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Cray on or about May 14, 1996.

    The date of this Proxy Statement/Prospectus is May 14, 1996.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
AVAILABLE INFORMATION..........................           2
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE.....................................           2
TRADEMARKS.....................................           3
SUMMARY........................................           4
  Business of Silicon Graphics.................           4
  Business of Cray.............................           4
  Date and Place of the Cray Special Meeting...           5
  The Merger; The Plan Amendment; Purpose of
   the Special Meeting.........................           5
  Stockholders Entitled to Vote................           6
  Vote Required................................           6
  Absence of Appraisal Rights..................           6
  Recommendation; Fairness Opinion.............           6
  Effective Time of the Merger.................           6
  Conditions to the Merger.....................           6
  Termination..................................           7
  Surrender of Certificates....................           7
  Accounting Treatment.........................           7
  Certain Federal Income Tax Consequences......           7
  Regulatory Matters...........................           7
  Interests of Certain Persons in the Merger...           7
  Operations Following the Merger..............           7
MARKET PRICE AND DIVIDEND INFORMATION..........           8
SELECTED HISTORICAL AND PRO FORMA FINANCIAL
 DATA..........................................           9
COMPARATIVE PER SHARE DATA.....................          11
RISK FACTORS...................................          12
  Risks Relating to the Merger.................          12
  Risks Relating to Silicon Graphics...........          12
THE SPECIAL MEETING............................          16
  General......................................          16
  Matters to Be Considered at the Special
   Meeting.....................................          16
  Record Date; Voting at the Special Meeting;
   Vote Required...............................          16
  Proxies......................................          16
THE MERGER.....................................          17
  General......................................          17
  Background of the Merger.....................          18
  Cray's Reasons for the Merger; Recommendation
   of the Cray Board...........................          20
  Silicon Graphics' Reasons for the Merger.....          21
  Operations Following the Merger..............          21
  Opinion of Cray's Financial Advisor..........          21
  Certain Federal Income Tax Consequences......          27
  Accounting Treatment.........................          28
  Interests of Certain Persons in the Merger...          28

                                                    PAGE
                                                    -----
  Regulatory Matters...........................          29
  Litigation...................................          30
  Absence of Appraisal Rights..................          30
THE MERGER AGREEMENT AND RELATED AGREEMENTS....          30
  The Merger...................................          30
  Conversion of Shares.........................          30
  Treatment of Cray Common Stock Options, Stock
   Purchase Plan, and Convertible Debentures...          31
  Business of Cray Pending the Merger..........          32
  Solicitation of Alternative Transactions.....          33
  Business of Silicon Graphics Pending the
   Merger......................................          34
  Corporate Structure and Related Matters After
   the Merger..................................          35
  Certain Covenants............................          35
  Representations and Warranties...............          36
  Conditions to the Merger.....................          36
  Termination; Amendment.......................          38
  Fees and Expenses............................          38
  Confidentiality Agreement....................          39
  Agreements of Cray Affiliates................          39
SILICON GRAPHICS AND CRAY PRO FORMA COMBINED
 CONDENSED FINANCIAL INFORMATION (Unaudited)...          40
COMPARISON OF STOCKHOLDERS' RIGHTS.............          45
  Cumulative Voting............................          45
  Classification of Board of Directors.........          45
  Amendment to Governing Documents.............          45
  Rights Plan..................................          45
COMPENSATION OF CRAY EXECUTIVES................          46
  Compensation of Non-employee Directors.......          46
  Executive Compensation.......................          47
PROPOSAL TO AMEND AND RESTATE THE CRAY
 RESEARCH, INC. 1989 EMPLOYEE BENEFIT STOCK
 PLAN..........................................          50
EXPERTS........................................          52
LEGAL MATTERS..................................          52
OTHER MATTERS..................................          52
STOCKHOLDER PROPOSALS..........................          52
ANNEX A  AGREEMENT AND PLAN OF MERGER
ANNEX B  OPINION OF SALOMON BROTHERS INC
ANNEX C  AMENDED AND RESTATED CRAY RESEARCH,
         INC. 1989 EMPLOYEE BENEFIT STOCK PLAN

                             AVAILABLE INFORMATION

    Silicon Graphics and Cray are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information filed by Silicon Graphics and Cray can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Silicon Graphics has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued by Silicon Graphics to holders of Cray Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Silicon Graphics with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

        1. Silicon Graphics' Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

        2. Silicon Graphics' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.

        3. Silicon Graphics' Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995.

        4.  Silicon Graphics' Current Report on Form 8-K, dated April 2, 1996.

        5. The description of Silicon Graphics' capital stock contained in Silicon Graphics' Registration Statement on Form 8-B filed on March 16, 1990.

        6. The description of Silicon Graphics' Preferred Share Purchase Rights contained in Silicon Graphics' Registration Statement on Form 8-A, as amended by Silicon Graphics' Form 8-A/A, filed November 1, 1995.

    The following documents filed by Cray with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

        1. Cray's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

        2.  Cray's Current Report on Form 8-K, dated February 29, 1996.

        3.  Cray's Current Report on Form 8-K, dated April 2, 1996.

        4. The description of Cray's capital stock contained in Cray's Registration Statement on Form 8-A, filed on October 7, 1980.

        5. The description of Cray's Common Share Purchase Rights contained in Cray's Form 8-A, filed May 26, 1989.

    All documents filed by Silicon Graphics and Cray pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO SILICON GRAPHICS, INC., 2011 NORTH SHORELINE BOULEVARD, MOUNTAIN VIEW, CALIFORNIA 94043-1389, ATTENTION: INVESTOR RELATIONS, MAIL STOP 645 (TELEPHONE:
(415) 933-2607). REQUESTS FOR CRAY DOCUMENTS SHOULD BE DIRECTED TO CRAY RESEARCH, INC., 655A LONE OAK DRIVE, EAGAN, MINNESOTA 55121; (TELEPHONE: (612) 683-5681), ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO JUNE 21, 1996.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY SILICON GRAPHICS OR BY CRAY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                                   TRADEMARKS

    Silicon Graphics and the Silicon Graphics logo are registered trademarks of Silicon Graphics, Inc., and Alias/Wavefront, Silicon Studio and WebFORCE are trademarks of Silicon Graphics, Inc. MIPS is a registered trademark of MIPS Technologies, Inc. CRAY is a registered trademark of Cray Research, Inc., and CRAY T90, CRAY J90, CRAY T3D, CRAY T3E and CRAY Superserver 6400 are unregistered trademarks of Cray Research, Inc. This Proxy Statement/Prospectus also contains trademarks of companies other than Silicon Graphics, MIPS Technologies, Inc. and Cray.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION ABOUT SILICON GRAPHICS, CRAY, THE MERGER AGREEMENT AND THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROXY STATEMENT/PROSPECTUS, THE EXHIBITS HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING EXHIBITS IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF CRAY.

    THIS PROXY STATEMENT/PROSPECTUS, AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO STATEMENTS REGARDING EXPECTED BENEFITS OF THE MERGER AND THE BUSINESS AND OPERATIONS OF CRAY FOLLOWING THE MERGER. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED UNDER THE CAPTION "RISK FACTORS" AND OTHER FACTORS INCLUDED OR INCORPORATED BY REFERENCE ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

BUSINESS OF SILICON GRAPHICS

    Silicon Graphics is a leading supplier of visual computing systems, which provide users with the ability to interact with their work in real-time, color, three-dimensions ("3D"), motion, sound and video. Through its family of workstations, servers and supercomputers, Silicon Graphics delivers interactive 3D graphics, digital media and multiprocessing supercomputing technologies to technical, scientific, corporate and creative professionals. Since its founding in 1982, Silicon Graphics has been committed to defining new classes of visual computing and transforming these computing processes into cost-effective solutions for a variety of industries.

    Silicon Graphics' subsidiary, MIPS Technologies, Inc. designs and licenses for MIPS-Registered Trademark- RISC microprocessor family, used in Silicon
Graphics-Registered Trademark- products and those of other companies for computer, consumer and embedded control applications. Silicon Graphics is also actively engaged in the development of advanced tools and applications for digital content creation and distribution, including its Alias/Wavefront-TM-, Silicon Studio-TM- and WebFORCE-TM- products lines.

    Silicon Graphics is a Delaware corporation. Its principal executive offices are located at 2011 North Shoreline Boulevard, Mountain View, California 94043-1389, and its telephone number is (415) 960-1980.

BUSINESS OF CRAY

    Cray is a leading supplier of supercomputing tools and services. The computational tools created by Cray consist of high-performance computing systems and related software and are used primarily by scientists and engineers to perform computational research. Computational research, the mathematical modeling and simulation of physical and other quantifiable phenomena, allows researchers to investigate areas that are physically impossible or too time-consuming, dangerous, or expensive to study in any other way. Cray's computational tools are used by scientists and engineers in many commercial industries including aerospace, automotive, chemical/pharmaceutical and petroleum, as well as in many public and private research centers, such as government and environmental science organizations and universities.

    Cray's products consist primarily of the following: (i) the CRAY T90 series of high-end parallel vector processor ("PVP") supercomputer systems, offered in configurations ranging from one to thirty-two central processing units ("CPUs") ranging in price from $2.5 million up to $35 million per system; (ii) the CRAY J90 series of lower-priced PVP supercomputer systems, offered in configurations of four to thirty-two CPUs ranging in price from $415,000 to $2.7 million; (iii) the CRAY T3D series of massively parallel processor supercomputer systems, and the follow-on CRAY T3E series which is a stand-alone system offered in configurations ranging from 16 to 2,048 processors at prices ranging from under $1 million to more than $100 million; (iv) the CRAY Superserver 6400 series of symmetric multiprocessor systems, which provides the basis for Cray's focus on the high-performance commercial computing market and (v) associated software (including operating systems, compilers and application software), peripherals and support.

    Cray Research, Inc. was incorporated in 1972 as a Delaware corporation. Its principal corporate and administrative offices are located at 655A Lone Oak Drive, Eagan, Minnesota 55121, and its telephone number is (612) 452-6650.

DATE AND PLACE OF THE CRAY SPECIAL MEETING

    The Special Meeting will be held on Wednesday, June 26, 1996 at 10:00 a.m. local time, at Cray's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121.

THE MERGER; THE PLAN AMENDMENT; PURPOSE OF THE SPECIAL MEETING

    GENERAL. Silicon Graphics, Merger Sub and Cray have entered into the Merger Agreement, providing for, among other things, a tender offer by Merger Sub (the "Offer") and the Merger (together, the "Transaction"). Pursuant to the Offer, on April 2, 1996, Merger Sub purchased 19,218,735 shares of Cray Common Stock at a price of $30.00 per share in cash. Accordingly, approval and adoption of the Merger Agreement and approval of the Merger is assured. Pursuant to the Merger Agreement, Merger Sub and Cray will, as soon as practicable following the consummation of the Offer, consummate the Merger.

    THE MERGER. As a result of the Merger, each share of Cray Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of Cray Common Stock held in the treasury of Cray or owned by Merger Sub, Silicon Graphics or any directly or indirectly wholly owned subsidiary of Silicon Graphics or of Cray collectively, "Ineligible Shares") will be cancelled and converted automatically into the right to receive one fully paid and non-assessable share of Silicon Graphics Common Stock (the "Exchange Ratio").

    Upon consummation of the Merger, each then-outstanding option to purchase Cray Common Stock (an "Option") will be assumed by Silicon Graphics and will automatically be converted into an option to purchase that number of shares of Silicon Graphics Common Stock equal to the number of shares of Cray Common Stock such option was exercisable for at the time of the Merger at an exercise price equal to the per share exercise price of the Option at the time of the Merger. Subject to the consummation of the Merger on the last trading day prior to the Effective Time (the "Final Purchase Date"), Cray will apply any funds then credited to each Cray Qualified Stock Purchase Investment Plan ("Purchase Plan") participant's payroll withholding account to the purchase of whole shares of Cray Common Stock. Under the Merger Agreement, the 6% Convertible Subordinated Debentures due 2011 of Cray (the "Convertible Debentures") shall, pursuant to the terms of the Indenture, dated as of February 1, 1986, between Cray and Manufacturers Hanover Trust Company, as Trustee (the "Indenture"), become thereafter convertible only into that number of shares of Silicon Graphics Common Stock that the holder of any such Convertible Debentures would have received if such holder had converted such Convertible Debentures into Cray Common Stock immediately prior to the Effective Time. See "The Merger Agreement and Related Agreements -- Conversion of Shares" and "-- Treatment of Cray Common Stock Options and Cray Stock Purchase Plan, and Convertible Debentures."

    THE PLAN AMENDMENT. Effective May 3, 1996, the Board of Directors of Cray (the "Cray Board") amended and restated Cray's 1989 Employee Benefit Stock Plan (the "Employee Stock Option Plan"), subject to ratification of the stockholders of Cray at the Special Meeting, to conform certain provisions of the Employee Stock Option Plan to the analogous provisions of the Silicon Graphics' employee stock option plans.

    THE SPECIAL MEETING. At the Special Meeting, the stockholders of Cray will consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger, (ii) to approve and ratify amendments to and a restatement of the Plan Amendment and (iii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof. See "The Special Meeting -- Matters to Be Considered at the Special Meeting."

STOCKHOLDERS ENTITLED TO VOTE

    The close of business on May 8, 1996 is the record date for determination of holders of Cray Common Stock entitled to vote at the Special Meeting. At that date, 26,152,736 shares of Cray Common Stock were outstanding, held by approximately 4,317 holders of record. As of such date, directors and executive officers of Cray and their affiliates (including Merger Sub) may be deemed to be the beneficial owners of shares of Cray Common Stock representing approximately 76% of the outstanding voting power of Cray. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

    Merger Sub and the directors and executive officers of Cray have indicated that they intend to vote the shares of Cray Common Stock held by them for approval and adoption of the Merger Agreement and approval of the Merger.

VOTE REQUIRED

    Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Cray Common Stock entitled to vote thereon. Approval 1 and ratification of the Plan Amendment will require the affirmative vote of a majority of the votes cast thereon. MERGER SUB HAS SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, THE APPROVAL OF THE MERGER AND THE APPROVAL AND RATIFICATION OF THE PLAN AMENDMENT, WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER.

ABSENCE OF APPRAISAL RIGHTS

    Under the Delaware General Corporation Law (the "DGCL"), Cray stockholders will not be entitled to appraisal rights as a result of the Merger.

RECOMMENDATION; FAIRNESS OPINION

    THE CRAY BOARD APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT ON FEBRUARY 25, 1996 AND RECOMMENDS THAT HOLDERS OF CRAY COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. SALOMON BROTHERS INC ("SALOMON BROTHERS") HAS DELIVERED TO THE CRAY BOARD ITS WRITTEN OPINION DATED AS OF FEBRUARY 25, 1996 THAT, BASED UPON AND SUBJECT TO THE VARIOUS CONSIDERATIONS SET FORTH IN SUCH OPINION, AS OF THE DATE OF SUCH OPINION, THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF CRAY COMMON STOCK IN THE TRANSACTION IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SUCH HOLDERS.

    A copy of the opinion of Salomon Brothers, which sets forth the assumptions made, procedures followed, matters considered and scope of review, is attached to this Proxy Statement/Prospectus as Annex B and should be read carefully in its entirety. See "The Merger -- Opinion of Cray's Financial Advisor," which contains a discussion of the fees to be paid to Salomon Brothers and the conditions under which such fees are payable. Salomon Brothers assisted in negotiating the consideration, but the consideration was established by Silicon Graphics and Cray. Certain portions of the fees to be paid to Salomon Brothers are contingent upon consummation of the Merger. See "The Merger -- Opinion of Cray's Financial Advisor."

EFFECTIVE TIME OF THE MERGER

    As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certified agreement of merger with the Secretary of State of Delaware. The
Merger will become effective upon such filing (the "Effective Time"), which, assuming all conditions are met, is anticipated to occur shortly after the Special Meeting. See "The Merger Agreement and Related Agreements -- Effective Time of the Merger."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to, (i) the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Cray; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions, preventing or making illegal the consummation of the Merger; and
(iii) the continuing accuracy in all material respects of the representations and warranties made by each of Cray and Silicon Graphics in the Merger Agreement on and as of the Effective Time. See "The Merger Agreement and Related Agreements -- Conditions to the Merger."

TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the stockholders of Cray under the circumstances specified in the Merger Agreement, including, without limitation, by mutual written agreement of Silicon Graphics and Cray and by either party if the Merger is not consummated by September 30, 1996.

    Under certain circumstances Cray may be required to pay Silicon Graphics a termination fee if the Merger Agreement is terminated. See "The Merger Agreement and Related Agreements -- Fees and Expenses."

SURRENDER OF CERTIFICATES

    If the Merger becomes effective, Silicon Graphics will mail a letter of transmittal with instructions to all holders of record of Cray Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing Silicon Graphics Common Stock and a cash payment in lieu of fractional shares. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of Silicon Graphics Common Stock or a combination of Silicon Graphics Common Stock and cash pursuant to the Merger will be a taxable transaction for federal income tax purposes. See "Certain Federal Income Tax Consequences."

REGULATORY MATTERS

    The waiting period applicable to the Merger under the Antitrust Improvements Act of 1976, as amended (the "HSR Act"), expired at 11:59 p.m. on March 26, 1996. See "The Merger -- Regulatory Matters."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Cray Board with respect to the Merger, stockholders should be aware that certain directors and officers of Cray have interests in the Merger that present them with potential conflicts of interest. See "The Merger -- Interests of Certain Persons in the Merger."

OPERATIONS FOLLOWING THE MERGER

    It is expected that, initially following the Merger, the business and operations of Cray will, except as set forth in this Proxy Statement/Prospectus, be continued by Cray substantially as they are currently being conducted. Silicon Graphics will continue to evaluate the business and operations of Cray after the consummation of the Merger and will take such actions as it deems appropriate under the circumstances then existing.

    Except as indicated in this Proxy Statement/Prospectus and except for changes normally associated with the conversion to the status of a wholly-owned subsidiary, Silicon Graphics does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Cray or any of its subsidiaries, a sale or transfer of a material amount of assets of Cray or any of its subsidiaries or any material change in Cray's capitalization or dividend policy or any other material changes in Cray's corporate structure or business. Silicon Graphics expects that the Merger will change its current financial target model in several respects, including a decline in gross margin. In addition, for the fourth quarter of fiscal 1996 and for fiscal 1997 as a whole, Silicon Graphics' results will be adversely affected by several short-term purchase accounting impacts and other Merger related expenses. These matters are discussed in detail in Silicon Graphics' Form 10-Q for the quarter ended March 31, 1996, which is incorporated by reference in this Proxy Statement/Prospectus.

                     MARKET PRICE AND DIVIDEND INFORMATION

    The following table sets forth, for the periods indicated, the range of high and low sale prices for Silicon Graphics Common Stock in the New York Stock Exchange Composite Transactions Tape (as reported in published financial sources). The closing price for Silicon Graphics Common Stock on the New York Stock Exchange (the "NYSE") on February 23, 1996, the last full trading day prior to the public announcement of the Merger Agreement and of Merger Sub's intention to commence the Offer, was $27.50 and on May 9, 1996 the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $27.50.

FISCAL YEARS ENDED JUNE 30                                                   HIGH        LOW
- -------------------------------------------------------------------------  ---------  ---------
1994
First Quarter............................................................  $   22.50  $   16.06
Second Quarter...........................................................      24.75      19.81
Third Quarter............................................................      26.88      21.50
Fourth Quarter...........................................................      25.88      18.75
1995
First Quarter............................................................  $   26.88  $   21.25
Second Quarter...........................................................      33.13      24.13
Third Quarter............................................................      38.00      29.13
Fourth Quarter...........................................................      42.00      33.75
1996
First Quarter............................................................  $   45.63  $   33.00
Second Quarter...........................................................      38.75      26.88
Third Quarter............................................................      30.38      21.13
Fourth Quarter (through May 9, 1996).....................................      30.13      24.50

    Cray Common Stock is listed and principally traded on the NYSE. The following table sets forth the range of high and low sale prices reported on the NYSE as reported by the Dow Jones News Service for Cray Common Stock for the fiscal periods indicated. The closing price for Cray Common Stock on the NYSE on February 23, 1996, the last trading day prior to the public announcement of the Merger Agreement and of Merger Sub's intention to commence the Offer, was $25.25 and on May 9, 1996, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $27.38. The equivalent market price per share of Cray Common Stock, based upon the Exchange Ratio, would have been $27.50 and $27.50, respectively.

FISCAL YEARS ENDED DECEMBER 31                                               HIGH        LOW
- -------------------------------------------------------------------------  ---------  ---------
1994
First Quarter............................................................  $   33.75  $   25.38
Second Quarter...........................................................      29.75      19.13
Third Quarter............................................................      24.00      20.25
Fourth Quarter...........................................................      21.50      14.63
1995
First Quarter............................................................  $   18.63  $   14.63
Second Quarter...........................................................      26.00      18.13
Third Quarter............................................................      29.25      21.75
Fourth Quarter...........................................................      24.88      20.25
1996
First Quarter............................................................  $   29.13  $   24.00
Second Quarter (through May 9, 1996).....................................      29.75      24.25

    As of May 8, 1996, Silicon Graphics and Cray had approximately 6,469 and 4,317 holders of record, respectively. Neither Silicon Graphics nor Cray has paid any dividends on their common stock during the periods set forth above. Each of Silicon Graphics and Cray currently intends to retain earnings for use in their respective businesses and does not anticipate paying cash dividends on their common stock in the foreseeable future. In addition, the Merger Agreement prohibits the payment of any dividends by Cray prior to the Effective Time.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following selected historical financial information of Silicon Graphics and Cray has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. The Silicon Graphics historical financial statement information as of and for the six months ended December 31, 1995 and 1994 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods.

    The unaudited selected pro forma financial information of Silicon Graphics and Cray is derived from the unaudited pro forma combined condensed financial statements of Silicon Graphics and Cray and should be read in conjunction with such pro forma statements and notes thereto which are included in this Proxy Statement/Prospectus. For Silicon Graphics and Cray pro forma purposes, Silicon Graphics' historical condensed consolidated statement of operations for the year ended June 30, 1995 and Silicon Graphics' unaudited condensed consolidated statement of operations for the six months ended December 31, 1995 have been combined with the unaudited condensed consolidated statement of operations of Cray for the twelve-month period ended June 30, 1995 and the unaudited condensed consolidated statement of operations of Cray for the six months ended December 31, 1995, respectively.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been in effect during the periods presented, nor is it necessarily indicative of future operating results or financial position. In particular, the actual adjustments to the valuation of Cray assets and liabilities in connection with the acquisition may vary significantly from the preliminary estimates reflected in the pro forma financial information.

                       SELECTED HISTORICAL FINANCIAL DATA

                                                                                             SIX MONTHS
                                               YEAR ENDED JUNE 30,                       ENDED DECEMBER 31,
                             --------------------------------------------------------  ----------------------
                                1995        1994        1993       1992       1991        1995        1994
                             ----------  ----------  ----------  ---------  ---------  ----------  ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
SILICON GRAPHICS
Statement of Operations
 Data:
  Net revenue..............  $2,228,268  $1,537,766  $1,132,869  $ 906,713  $ 735,954  $1,267,012  $  998,074
  Income (loss) from
   continuing operations...     224,856     141,414      82,803   (101,318)    39,810     110,710     109,139
  Net income (loss)........     224,856     141,814      73,540   (101,183)    39,810     110,710     104,139
  Income (loss) from
   continuing operations
   per share...............       $1.28       $0.86       $0.53     $(0.89)     $0.32       $0.62       $0.60
  Net income (loss) per
   share...................       $1.28       $0.86       $0.47     $(0.89)     $0.32       $0.62       $0.60
  Shares used to compute
   per share data..........     175,435     165,149     154,887    119,233    124,260     178,268     173,155
Balance Sheet Data:
  Cash, cash equivalents
   and marketable
   investments.............  $  780,012  $  604,444  $  208,538  $ 195,088  $ 311,061  $  694,573  $  765,640
  Total assets.............   2,206,619   1,567,052   1,048,294    892,673    887,212   2,265,487   1,905,523
  Long-term obligations....     287,267     252,645      56,832     71,900     52,049     277,575     280,623
  Stockholders' equity.....   1,346,170     937,169     696,649    562,230    676,690   1,443,284   1,130,228

                                                                      YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------
                                                       1995        1994        1993        1992        1991
                                                     ---------  ----------  ----------  ----------  ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
CRAY
Statement of Operations Data:
  Net revenue......................................  $ 676,244  $  921,609  $  894,857  $  797,578  $  862,457
  Net income (loss)................................   (226,364)     55,696      60,855     (14,875)    113,047
  Net income (loss) per share......................  $   (8.95) $     2.16  $     2.33  $    (0.56) $     4.15
  Shares used to compute per share data............     25,282      25,845      26,118      26,493      28,160
Balance Sheet Data:
  Cash, cash equivalents and marketable
   investments.....................................  $ 254,425  $  255,543  $  228,373  $  154,953  $  106,963
  Total assets.....................................    978,054   1,181,879   1,169,768   1,021,264   1,079,046
  Long-term obligations............................    103,454     115,030     118,464     113,891     113,494
  Stockholders' equity.............................    602,428     828,910     779,341     723,061     758,672

                       SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             YEAR ENDED JUNE 30, 1995
                                                                  ----------------------------------------------
                                                                                          PRO FORMA   PRO FORMA
                                                                     SGI        CRAY     ADJUSTMENT    COMBINED
                                                                  ----------  ---------  -----------  ----------
SILICON GRAPHICS AND CRAY
Statement of Operations Data:
  Net revenue...................................................  $2,228,268  $ 727,723   $  --       $2,955,991
  Net income (loss).............................................     224,856   (161,659)  $ (65,100)      (1,903)
  Net income (loss) per share...................................  $     1.28  $   (6.33)              $    (0.01)
  Shares used to compute per share data.........................     175,435     25,539                  162,800


                                                                        SIX MONTHS ENDED DECEMBER 31, 1995
                                                                  ----------------------------------------------
                                                                                          PRO FORMA   PRO FORMA
                                                                     SGI        CRAY     ADJUSTMENT    COMBINED
                                                                  ----------  ---------  -----------  ----------
SILICON GRAPHICS AND CRAY
Statement of Operations Data:
  Net revenue...................................................  $1,267,012  $ 405,447   $  --       $1,672,459
  Net income (loss).............................................     110,710    (39,165)  $ (34,720)      36,825
  Net income (loss) per share...................................  $     0.62  $   (1.55)              $     0.20
  Shares used to compute per share data.........................     178,268     25,281                  184,700

                                                                             AS OF DECEMBER 31, 1995
                                                                  ----------------------------------------------
                                                                                          PRO FORMA   PRO FORMA
                                                                     SGI        CRAY     ADJUSTMENT    COMBINED
                                                                  ----------  ---------  -----------  ----------
SILICON GRAPHICS AND CRAY
Balance Sheet Data:
  Cash, cash equivalents and marketable investments.............  $  694,573  $ 254,425   $(348,000)  $  600,998
  Total assets..................................................   2,265,487    978,054    (205,000)   3,038,541
  Long-term obligations.........................................     277,575    103,454     (18,000)     363,029
  Stockholders' equity..........................................   1,443,284    602,428    (511,000)   1,534,712

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Silicon Graphics and Cray and combined per share data on an unaudited pro forma basis after giving effect to the Merger. This data should be read in conjunction with the selected financial data, the pro forma combined condensed financial statements and the separate historical financial statements of Silicon Graphics and Cray and the notes thereto, included or incorporated by reference in the Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been in effect as of the beginning of the periods presented and should not be construed as representative of future operations or book values. In particular, the actual adjustments to the valuation of Cray assets and liabilities in connection with the acquisition may vary significantly from the estimates reflected in the pro forma financial information.

                                                                                   YEAR ENDED     SIX MONTHS ENDED
                                                                                  JUNE 30, 1995   DECEMBER 31, 1995
                                                                                  -------------  -------------------
HISTORICAL -- SILICON GRAPHICS
Net income......................................................................    $    1.28         $    0.62
Book value......................................................................    $    8.28         $    8.78

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1995
                                                                                                 -----------------
HISTORICAL -- CRAY
Net loss.......................................................................................      $   (8.95)
Book value.....................................................................................      $   23.60

                                                                                   YEAR ENDED     SIX MONTHS ENDED
                                                                                  JUNE 30, 1995   DECEMBER 31, 1995
                                                                                  -------------  -------------------
SILICON GRAPHICS AND CRAY
Pro Forma Combined -- Per Silicon Graphics Share:
  Net income (loss).............................................................    $   (0.01)        $    0.20
  Book value....................................................................       --             $    9.09
Equivalent Pro Forma Combined -- Per Cray Share:
  Net income (loss).............................................................    $   (0.01)        $    0.20
  Book value....................................................................       --             $    9.09

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY HOLDERS OF CRAY COMMON STOCK IN CONNECTION WITH THE RECEIPT OF SILICON GRAPHICS COMMON STOCK IN THE MERGER. CERTAIN OF THESE FACTORS RELATE DIRECTLY TO THE MERGER AND THE OPERATIONS OF THE COMBINED BUSINESS FOLLOWING THE MERGER, WHILE OTHERS ARE PRESENT IN SILICON GRAPHICS' GENERAL BUSINESS ENVIRONMENT INDEPENDENT OF THE MERGER. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

    THIS PROXY STATEMENT/PROSPECTUS, AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO STATEMENTS REGARDING EXPECTED BENEFITS OF THE MERGER AND THE BUSINESS AND OPERATIONS OF CRAY FOLLOWING THE MERGER. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RISK FACTORS DISCUSSED BELOW AND OTHER FACTORS INCLUDED OR INCORPORATED BY REFERENCE ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

RISKS RELATING TO THE MERGER

    INTEGRATION OF OPERATIONS.   The  combination of Cray  and Silicon  Graphics
will require, among other things, integration of the companies' respective product offerings and coordination of their respective sales and marketing and research and development efforts. The challenges posed by this combination include the management of a business with a different approach to product design, manufacturing and sales and service, the development of a consolidated product road map from a number of incompatible products and the integration of a number of geographically separated research and development centers. The success of this process will be significantly influenced by the ability of the combined business to retain key management, sales and research and development personnel. There is no assurance that this integration will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of the combined business. The inability of management to successfully integrate the operations of Cray and Silicon Graphics could have an adverse effect on the business and results of operations of the combined business.

    CUSTOMERS AND BACKLOG. Sales to U.S. government agencies and commercial customers primarily serving the U.S. government constitute a significant portion of Cray's business. The contract value of Cray's backlog at March 31, 1996 was $438 million (not all of which is expected to be installed in 1996), including approximately $172 million in orders from U.S. government agencies or related commercial customers. In general, these customers place orders that include standard termination for convenience clauses used in most U.S. government contracts. Perceived uncertainties relating to the Merger or the status of or plans for Cray following the Merger could disrupt the marketing and sales of Cray systems and might result in the cancellation of backlog orders. The loss, delay or cancellation of business from major Cray customers could materially affect the results of operations of the combined company.

RISKS RELATING TO SILICON GRAPHICS

    As is true for technology companies generally, Silicon Graphics operates in a rapidly changing environment that involves a number of risks, some of which are beyond its control. The following discussion highlights some of these risks.

    PERIOD TO PERIOD FLUCTUATIONS. Silicon Graphics' operating results may fluctuate for a number of reasons. Other than in Cray's business, Silicon Graphics has short delivery cycles and as a result does not have a large order backlog, which makes the forecasting of revenue inherently uncertain. This uncertainty is compounded because each quarter's revenue results predominantly from orders booked and shipped during the third month, and disproportionately in the latter half of that month. Because Silicon Graphics plans its operating expenses, many of which are relatively fixed in the short term, on the basis that its revenues will continue to grow, even a relatively small revenue shortfall may cause a period's results to be substantially below expectations. Such a revenue shortfall could arise from any number of factors including lower than expected demand, supply constraints, delays in the availability of new products, transit interruptions, overall economic conditions or natural disasters. The timing of customer acceptance of large Cray systems may also have a significant effect on periodic operating results. Margins are heavily influenced by mix considerations, including geographical mix, the mix of service and non-recurring engineering revenues, the mix of high-end and desktop products and application software and the mix of configurations within these product categories.

    Silicon Graphics' results have followed a seasonal pattern, with stronger sequential growth in the second and fourth fiscal quarters, reflecting the buying patterns of Silicon Graphics' customers. Sales of Cray systems generally reflect sequential growth from quarter-to-quarter through the calendar year.

    Silicon Graphics' stock price, like that of other technology companies, is subject to significant volatility. If revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate impact on Silicon Graphics' stock price. The stock price may also be affected by broader market trends unrelated to Silicon Graphics' performance.

    PRODUCT DEVELOPMENT AND INTRODUCTION. Silicon Graphics' continued success depends on its ability to develop and rapidly bring to volume production highly differentiated, technologically complex and innovative products. Silicon Graphics recently introduced a number of significant new products and plans to introduce more in the first half of fiscal 1997, including products that replace current products. A number of risks are inherent in this process.

    The development of new technology and products is increasingly complex and uncertain, which increases the risk of delays. The introduction of a new computer system requires close collaboration and continued technological advancement involving multiple hardware and software design and manufacturing teams within Silicon Graphics as well as teams at outside suppliers of key components such as semiconductor and storage products. The failure of any one of these elements could cause Silicon Graphics' new products to fail to meet specifications or to miss the aggressive timetables that Silicon Graphics establishes. As the variety and complexity of Silicon Graphics' product families increase, the process of planning production and inventory levels also becomes more difficult.

    Short product life cycles place a premium on Silicon Graphics' ability to manage the transition from current products to new products. In order to minimize product transition issues, Silicon Graphics generally announces new products in the early part of a quarter, while the product is in the final stages of development, and seeks to manufacture and ship the product in volume in the same quarter. In the case of the Cray product line, new products are generally announced well in advance of availability, due to the longer sales cycle for these systems. Silicon Graphics' results could be adversely affected by such factors as development or manufacturing delays, variations in product costs, and delays in customer purchases of existing products in anticipation of the introduction of new products.

    ACQUISITION OF CRAY. The acquisition of Cray will require, among other things, integration of the Cray organization, business infrastructure and product offerings with those of Silicon Graphics in a way that enhances the performance of the combined business. The challenges posed by the acquisition include the management of a business with a different approach to product design, manufacturing and sales and service, the development of a consolidated product road map from a number of incompatible products and the integration of several geographically separated research and development centers. The success of this process will be significantly influenced by Silicon Graphics' ability to retain key management, sales, and research and development personnel. The integration process will also require the dedication of management resources, which may temporarily distract attention from the day-to-day business of Silicon Graphics.

    There are several other aspects of Cray's business that are different from Silicon Graphics' current business and may affect the operations of the combined business:

    - Government agencies and research institutions represent a major customer group for Cray products. Following the acquisition, a greater percentage of Silicon Graphics' revenues will be derived from sales to such customers, whose purchasing decisions may be adversely affected by reductions or changes in government spending.

    - International sales of Cray's products are more likely to be subject to export licensing constraints than international sales of Silicon Graphics' current products.

    - Cray derives a significant portion of its revenues from the sale of a small number of large systems, which generally have a longer sales cycle. Cray's periodic operating results are significantly influenced by the number of Cray systems accepted by customers in that period, the configuration of the systems accepted and whether a system is sold or leased. Changes affecting even a small number of systems can have significant financial implications.

    - At March 31, 1995, the contract value of Cray's backlog was $438 million (not all of which is expected to be installed in calendar 1996) including approximately $172 million in orders from U.S. government agencies or related commercial customers. In general, these customers place orders that include standard termination for convenience clauses used in most U.S. government contracts.

    REVENUE GROWTH. In late fiscal 1995 and early fiscal 1996, Silicon Graphics made substantial investments in its sales and marketing organizations, in new research and development programs and increased funding of existing programs, and investments in corporate infrastructure required to support significant growth. This plan involved a number of risks, including a higher level of operating expenses, the difficulty of attracting and assimilating a large number of new employees, and the complexities associated with managing a larger and faster growing organization.

    In the first nine months of fiscal 1996, Silicon Graphics' revenue growth rate decreased to 23% over the prior year period, and operating margins moved below Silicon Graphics' target model. Silicon Graphics' operating expenses in the current quarter are expected to be somewhat higher than in the third quarter of fiscal 1996. As a consequence, whether operating margin will return to Silicon Graphics' target model in the fourth quarter will depend on the quarter to quarter growth in revenues.

    INTERNATIONAL OPERATIONS. Because more than half of Silicon Graphics' revenues are from sales outside the United States, and many key components are produced outside the United States, Silicon Graphics' results could be negatively affected by such factors as changes in foreign currency exchange rates (international sales are generally denominated in foreign currencies, while Silicon Graphics' accounts are in U.S. dollars), trade protection measures, longer accounts receivable collection patterns, changes in regional or worldwide economic or political conditions, or natural disasters. For example, a marked short-term appreciation in the value of the U.S. dollar relative to the Japanese yen or German mark could adversely affect Silicon Graphics' results. Silicon Graphics' sales to foreign customers also are subject to export regulations, with sales of some of Silicon Graphics' high-end products requiring clearance and export licenses from the U.S. Department of Commerce. Silicon Graphics' export sales would be adversely affected if such regulations were tightened, or if they are not modified over time to reflect the increasing performance of Silicon Graphics' products.

    Sales in foreign countries are generally priced in local currencies and are thus subject to the effects of currency exchange fluctuations. Silicon Graphics attempts to reduce the impact (positive or negative) of currency fluctuations on net income primarily through the use of forward exchange contracts and foreign currency options that hedge foreign currency denominated receivables between the parent and its international subsidiaries. Silicon Graphics has generally not hedged capital expenditures, investments in subsidiaries, inventory purchases or most future international revenues, although it periodically evaluates its hedging practices.

    MANAGEMENT INFORMATION SYSTEM. Silicon Graphics replaced its United States information management system in the third quarter of fiscal 1996 with a comprehensive system used to manage the entire revenue cycle, including order administration, billing and collection, as well as manufacturing and finance. Silicon Graphics expects that the system will provide operational efficiencies and support future growth. However, as the system has been in operation for a relatively short period, there remains a risk of functional or performance difficulties, particularly in light of the higher volume of transactions normally experienced in the fourth fiscal quarter.

    DEVELOPMENT   AND    ACCEPTANCE   OF    MIPS-REGISTERED   TRADEMARK-    RISC
ARCHITECTURE.     Most   of  Silicon   Graphics'  system   products  incorporate
microprocessors based upon Silicon Graphics' MIPS RISC microprocessor architecture. Silicon Graphics licenses the manufacturing and distribution rights to these microprocessors to selected semiconductor manufacturing companies. Silicon Graphics believes that the continued development and broad acceptance of the MIPS architecture are critical to its future success.

    INTELLECTUAL PROPERTY. Silicon Graphics routinely receives communications from third parties asserting patent or other rights covering Silicon Graphics' products and technologies. Based upon Silicon Graphics' evaluation, it may take no action or it may seek to obtain a license. In any given case there is a risk that a license will not be available on terms that Silicon Graphics considers reasonable, or that litigation will ensure. Silicon Graphics currently has patent infringement lawsuits pending against it. Silicon Graphics expects that, as the number of hardware and software patents issued continues to increase, and as Silicon Graphics' business grows, the volume of these intellectual property claims will also increase.

    COMPETITION. The computer industry is highly competitive, with rapid technological advances and constantly improving price/performance. As most of the segments in which Silicon Graphics operates continue to grow faster than the industry as a whole, Silicon Graphics is experiencing an increase in competition, and it expects this trend to continue. This competition comes not only from Silicon Graphics' traditional UNIX workstation rivals and Cray's traditional supercomputing competitors, but also from new sources including the personal computer industry. Many of Silicon Graphics' competitors have substantially greater technical, marketing and financial resources and, in some segments, a larger installed base of customers and a wider range of available applications software. Competition can result in significant discounting and lower gross margins.

    EMPLOYEES. Silicon Graphics' future success depends in part on its ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel, who are in great demand.

    BUSINESS DISRUPTION. Silicon Graphics' corporate headquarters, including most of its research and development operations and manufacturing facilities, are located in the Silicon Valley area of Northern California, a region known for seismic activity. Operating results could be materially affected by a significant earthquake. Silicon Graphics is predominantly self-insured for losses and business interruptions of this kind.

                              THE SPECIAL MEETING

GENERAL

    This Proxy Statement/Prospectus is being furnished to holders of Cray Common Stock in connection with the solicitation of proxies by the Cray Board for use at the Special Meeting to be held at Cray's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121 at 10:00 a.m., local time, on Wednesday, June 26, 1996, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of Cray.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, stockholders of record of Cray as of the close of business on May 8, 1996 will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger, (ii) to approve and ratify the Plan Amendment and (iii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    THE CRAY BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND THE PLAN AMENDMENT, AND RECOMMENDS A VOTE BY THE STOCKHOLDERS OF CRAY FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, APPROVAL OF THE MERGER AND APPROVAL AND RATIFICATION OF THE PLAN AMENDMENT.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED

    The Cray Board has fixed May 8, 1996 as the record date for the determination of the stockholders of Cray entitled to notice of and to vote at the Special Meeting. Only holders of record of Cray Common Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of May 8, 1996, there were 26,152,736 shares of Cray Common Stock outstanding and entitled to vote, which were held by approximately 4,317 holders of record. Each record holder of Cray Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Cray at the Special Meeting.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Cray Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Cray Common Stock entitled to vote thereon. Abstentions and broker non-votes will not be counted, but will have the practical effect of a vote against the Merger Agreement and the Merger since they represent one less vote for approval. The approval of the Plan Amendment will require the affirmative vote of at least a majority of the votes cast thereon.

    As of May 8, 1996, directors, executive officers and affiliates of Cray (including Merger Sub) may be deemed to be the beneficial owners of approximately 76% of the outstanding shares of Cray Common Stock. The directors and executive officers of Cray and Merger Sub have indicated that they plan to vote or direct the vote of all shares of Cray Common Stock over which they have voting control in favor of the Merger Agreement, the Merger and the Plan Amendment.

    BECAUSE MERGER SUB HAS ACQUIRED MORE THAN A MAJORITY OF THE OUTSTANDING SHARES OF CRAY COMMON STOCK, MERGER SUB HAS SUFFICIENT VOTING POWER TO CONSTITUTE A QUORUM AT THE SPECIAL MEETING AND TO APPROVE AND ADOPT THE MERGER AGREEMENT, APPROVE THE MERGER AND APPROVE AND RATIFY THE PLAN AMENDMENT, EVEN IF NO OTHER STOCKHOLDER OF CRAY VOTES IN FAVOR OF THESE PROPOSALS. ACCORDINGLY, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, APPROVAL OF THE MERGER AND APPROVAL AND RATIFICATION OF THE PLAN AMENDMENT AT THE SPECIAL MEETING IS ASSURED.

PROXIES

    This Proxy Statement/Prospectus is being furnished to holders of Cray Common Stock in connection with the solicitation of proxies by and on behalf of the Cray Board for use at the Special Meeting.

    All shares of Cray Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement, approval of the Merger and approval and ratification of the Plan Amendment.

    If any other matters are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Cray at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Cray before taking the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Cray Research, Inc., 655A Lone Oak Drive, Eagan, Minnesota 55121, Attention: John L. Sullivan, Esq., General Counsel and Secretary, or hand-delivered to the Secretary of Cray at or before taking the vote at the Special Meeting.

    In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Cray in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Cray will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                   THE MERGER

GENERAL

    Under the Merger Agreement, Merger Sub will merge with and into Cray, which will continue as the surviving corporation. At the Effective Time of the Merger,
(i) each outstanding share of Cray Common Stock (other than Ineligible Shares) will be converted into the right to receive one share of Silicon Graphics Common Stock, (ii) each treasury share of Cray and each share of Cray Common Stock owned by Merger Sub, Silicon Graphics or any wholly owned subsidiary of Silicon Graphics or Cray will be cancelled and (iii) each outstanding share of common stock of Merger Sub will be converted into one share of Cray Common Stock. No fractional shares of Silicon Graphics Common Stock will be issued in the Merger. Cray will become a wholly owned subsidiary of Silicon Graphics, and the stockholders of Cray will become stockholders of Silicon Graphics. See "The Merger Agreement and Related Agreements -- Conversion of Shares."

    Upon consummation of the Merger, each then-outstanding Cray Option will be assumed by Silicon Graphics and will automatically be converted into an option to purchase that number of shares of Silicon Graphics Common Stock that the holder of such Cray Option would have been entitled to receive pursuant to the Merger had such holder exercised such Cray Option in full immediately prior to the Effective Time. The per share exercise price for the Silicon Graphics Common Stock issuable upon exercise of such assumed Cray Option will be equal to the per share exercise price of such Cray Option at the Effective Time. Silicon Graphics will file a Registration Statement on Form S-8 with the

Commission with respect to the issuance of Silicon Graphics Common Stock to be issued upon exercise of the assumed Cray Options. See "The Merger Agreement and Related Agreements--Treatment of Cray Common Stock Options; Employee Stock Purchase Plan and Convertible Debentures."

    Subject to the consummation of the Merger, on the Final Purchase Date, Cray will apply any funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Cray Common Stock. See "The Merger Agreement and Related Agreements-- Treatment of Cray Common Stock Options and Employee Stock Purchase Plan."

    Under the Merger Agreement, the Convertible Debentures shall, pursuant to the terms of the Indenture become thereafter convertible only into that number of shares of Silicon Graphics Common Stock (plus cash in lieu of fractional shares) that the holder of any such Convertible Debentures would have received if such holder had converted such Convertible Debentures into Cray Common Stock immediately prior to the Effective Time.

BACKGROUND OF THE MERGER

    Based upon past and anticipated conditions within the technology industry and Cray's operations, the Cray Board has from time to time considered making acquisitions, forming strategic alliances and entering into business combinations with companies engaged in a similar or related business. Since 1994 Cray has had occasional discussions with other companies regarding potential strategic alliances and other opportunities for collaboration.

    On October 5, 1995, the Executive Committee of the Cray Board determined that it would be in the best interests of Cray and its stockholders for Cray to take an active approach in pursuing opportunities with other companies. The Cray Board also authorized the executive officers of Cray to engage an investment banking firm to assist Cray with these efforts.

    On October 9, 1995, Cray retained Salomon Brothers on an exclusive basis to render financial advisory and investment banking services to Cray in connection with a possible combination with, or sale of a controlling interest in Cray to, another corporation or other business entity. Cray's efforts were not limited to acquisition discussions.

    On November 21, 1995, members of management met with representatives of Salomon Brothers and analyzed and discussed potential strategic alliances. In December, Cray communicated to representatives of several companies that Cray was interested in exploring opportunities for collaboration, strategic alliance or some form of business combination. Discussions with certain of these companies followed.

    In late 1995, senior executives at Cray approached their counterparts at Silicon Graphics to suggest the possibility of a business combination involving the two companies. A confidentiality agreement with respect to these discussions was entered into in December 1995, and shortly thereafter a meeting of representatives of the two companies was held at Cray's headquarters in Eagan, Minnesota. At that meeting, the parties discussed their respective product and technology plans and financial outlooks, and how the two companies might consolidate their operations in the event of a business combination. No acquisition proposal was made at or following this meeting, but representatives of the two companies continued to be in communication, and a follow-up meeting, including each company's financial and legal representatives, was held in California on January 22, 1996.

    On February 3, 1996 representatives of Cray had a discussion with representatives of Silicon Graphics in which Silicon Graphics expressed the interest of Silicon Graphics' Board of Directors (the "Silicon Graphics Board") in a business combination with Cray whereby Cray would be maintained as a separate operating unit. Silicon Graphics and Cray discussed the timetable for a due diligence evaluation of Cray in connection with the proposed business combination.

    On February 5, 1996, a regular meeting of the Cray Board was held to discuss, among other things, Cray's strategic partnering efforts as well as the recent communications between representatives of Cray and representatives of Silicon Graphics. At this meeting, Cray's management reviewed communications with Silicon Graphics, the respective technological abilities of Silicon Graphics and Cray as well as the potential synergies of a combination of Cray with Silicon Graphics and other matters related thereto. At the conclusion of the meeting, the Cray Board determined that it would be consistent with Cray's objectives to continue to investigate a possible business combination with Silicon Graphics as well as other possible strategic alternatives for Cray.

    On February 13, 1996, at a special meeting of the Cray Board, management reviewed the status of its continuing discussions. Representatives of Salomon Brothers then reviewed the environment in which Cray operates, the pressures facing industry participants, strategies undertaken by other industry participants, the reaction of the stock market to major industry transactions, public trading values of Silicon Graphics and Cray, valuations of Cray and the methodology by which such valuations were derived.

    On February 14, 1996 the parties and their financial and legal representatives met to discuss whether a business combination could be agreed to on terms acceptable to both sides. The parties discussed several possible transaction structures and values. After further discussions and negotiations, which continued into the following day, the parties agreed to discuss with their boards of directors a transaction valued at $30 per share of Cray Common Stock in cash for 75% of the shares of Cray Common Stock and one share of Silicon Graphics Common Stock for each remaining share of Cray Common Stock.

    On February 18, 1996, a special meeting of the Cray Board was held. At the meeting, the executive officers indicated that Silicon Graphics was interested in acquiring Cray, subject to further due diligence, negotiation of a satisfactory agreement, approval by the Silicon Graphics Board and certain other conditions, pursuant to a cash tender offer to acquire 75% of the outstanding shares of Cray Common Stock for $30 per share, net to the seller in cash, and followed by a merger in which each share of Cray Common Stock remaining outstanding would be converted into the right to receive one share of Silicon Graphics Common Stock. At the conclusion of the meeting, the Cray Board determined that Cray should continue to negotiate the terms of a business combination with Silicon Graphics, including but not limited to the terms and provisions of a merger agreement, which would be subject to final review and approval by the Cray Board.

    During the week of February 19, 1996, the parties conducted due diligence investigations of each other's businesses, negotiated the terms of a definitive merger agreement and, beginning in the afternoon of February 23, 1996, had meetings and telephone calls with certain key customers of Cray to discuss the potential transaction.

    On February 20, 1996, the Silicon Graphics Board met by telephone conference with Silicon Graphics' management and financial and legal representatives to review the results of the negotiations held on February 14, 1996 and to discuss a preliminary draft of the Merger Agreement.

    On February 25, 1996, the Silicon Graphics Board met by telephone conference with Silicon Graphics' management and financial and legal representatives to review the results of Silicon Graphics' due diligence investigation of Cray and the terms of the proposed Merger Agreement, which was unanimously approved at this meeting.

    On February 25, 1996, a special meeting of the Cray Board was held. At such meeting, the Cray Board reviewed with certain of its executive officers, legal counsel and financial advisors the discussions and negotiations between Cray and Silicon Graphics. Following such discussions, the Cray Board heard presentations by its legal counsel on the terms and conditions contained in the proposed merger agreement and by Salomon Brothers on its analysis of the proposed transaction. Representatives of Salomon Brothers then discussed matters related to the proposed transaction with Silicon Graphics. At the conclusion of their presentation, Salomon Brothers delivered its oral opinion to the Cray Board (subsequently confirmed by a written opinion) that, as of such date, the consideration to be received by the holders of shares of Cray Common Stock in the Transaction is fair, from a financial point of view, to the stockholders of Cray. Thereafter, the Cray Board authorized the Offer, the Merger and the execution and delivery of the Merger Agreement substantially in the form presented to it; and recommended that the stockholders of Cray accept the Offer and tender their shares to Silicon Graphics and approve and adopt the Merger Agreement.

    The Merger Agreement was executed that evening and announced before the opening of trading on the NYSE on the following morning.

    On February 29, 1996, Merger Sub commenced the Offer.

    On April 2, 1996, Merger Sub accepted for payment, and thereby purchased, 19,218,735 Shares pursuant to the Offer. The aggregate purchase price for the 19,218,735 shares of Cray Common Stock purchased pursuant to the Offer was $576,562,050. Merger Sub obtained the funds to acquire the Cray Common Stock through a capital contribution from Silicon Graphics and Silicon Graphics obtained the necessary funds for such capital contribution from cash on hand and from its existing Credit Agreement, dated as of December 31, 1994, as amended, between Silicon Graphics and Bank of America, National Trust and Savings Association.

    On April 3, 1996, four members of the Cray Board were replaced by four new directors nominated by Merger Sub. The directors elected to the Cray Board are Edward R. McCracken, Thomas A. Jermoluk, Stanley J. Meresman and William M. Kelly. The directors who were replaced are J. Phillip Samper, Philip G. Heasley, Robert G. Potter and Jan H. Suwinski.

CRAY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CRAY BOARD

    On February 25, 1996, the Cray Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger. The Cray Board unanimously recommends to Cray stockholders that they vote for the approval of the Merger and the approval and adoption of the Merger Agreement. The Board of Directors based its approval of the Merger upon a number of factors, including:

        1. the financial and other terms and conditions of the Offer, the Merger and the Merger Agreement;

        2. the presentation of Salomon Brothers at the February 25, 1996 Cray Board's meeting and the opinion of Salomon Brothers (the "Opinion") that, as of the date of the Opinion and based upon and subject to certain matters stated therein, the consideration to be received by the Cray stockholders in the Transaction is fair, from a financial point of view, to such holders. The full text of the Opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Salomon Brothers, is attached hereto as Annex B and is incorporated herein by reference. Stockholders are urged to read the Opinion carefully in its entirety;

        3. the possible alternatives to the Transaction, including, without limitation, continuing to operate Cray as an independent entity and the risks associated therewith;

        4. the familiarity of the Cray Board with the business, results of operations, properties and financial condition of Cray and the nature of the industry in which it operates;

        5. the compatibility of the business and operating strategies of Silicon Graphics and Cray;

        6. the fact that the Merger Agreement, which prohibits Cray, its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates from initiating, soliciting or knowingly encouraging any potential Acquisition Proposal (as defined in the Merger Agreement), does permit Cray to furnish non-public information to, or to enter into, maintain or continue discussions and negotiations with, any person or entity that makes an unsolicited inquiry, offer or proposal relating to an Acquisition Proposal after the date of the Merger Agreement, if the Cray Board, after consultation with its financial advisors and based upon an opinion of counsel, determines that it is necessary to do so in the exercise of its fiduciary duties;

        7. the fact that in the event that the Cray Board decided to accept a Superior Proposal (as defined in the Merger Agreement) of a third party, the Cray Board could terminate the Merger Agreement and pay Silicon Graphics a termination fee of $25 million plus actual documented expenses and reasonable out-of-pocket expenses of Silicon Graphics, not in excess of $2.5, million relating to the transactions contemplated by the Merger Agreement (including, but not limited to, fees and expenses of Silicon Graphics' counsel) (or approximately $1.00 per outstanding share of Cray Common Stock). The Cray Board, after considering, among other things, the advice of Salomon Brothers, did not believe that such termination provision would be a significant deterrent to a higher offer by a third party interested in acquiring Cray;

        8. the fact that the terms of the Merger Agreement should not have unduly discouraged other third parties from making bona fide proposals subsequent to the execution of the Merger Agreement and, if any such proposals were made, Cray, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party; and

        9.    the  regulatory  approvals  required  to  consummate  the  Merger,
    including,   among  others,  antitrust  approvals,  and  the  prospects  for receiving such approvals.

    The Cray Board did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the Cray Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

SILICON GRAPHICS' REASONS FOR THE MERGER

    Silicon Graphics is engaging in the Merger in order to acquire all shares of Cray Common Stock not purchased by Merger Sub in the Offer.

OPERATIONS FOLLOWING THE MERGER

    It is expected that, initially following the Merger, the business and operations of Cray will, except as set forth in this Proxy Statement/Prospectus, be continued by Cray substantially as they are currently being conducted. Silicon Graphics will continue to evaluate the business and operations of Cray after the consummation of the Merger and will take such actions as it deems appropriate under the circumstances then existing.

    Except as indicated in this Proxy Statement/Prospectus and except for changes normally associated with the conversion to the status of a wholly-owned subsidiary, Silicon Graphics does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Cray or any of its subsidiaries, a sale or transfer of a material amount of assets of Cray or any of its subsidiaries or any material change in Cray's capitalization or dividend policy or any other material changes in Cray's corporate structure or business. Silicon Graphics expects that the Merger will change its current financial target model in several respects, including a decline in gross margin. In addition, for the fourth quarter of fiscal 1996 and for fiscal 1997 as a whole, Silicon Graphics' results will be adversely affected by several short-term purchase accounting impacts and other Merger related expenses. These matters are discussed in detail in Silicon Graphics' Form 10-Q for the quarter ended March 31, 1996, which is incorporated by reference in this Proxy Statement/Prospectus.

OPINION OF CRAY'S FINANCIAL ADVISOR

    Cray retained Salomon Brothers pursuant to a letter agreement dated October 9, 1995 (the "Engagement Letter") to act as its financial advisor in connection with a possible combination transaction involving Cray. Pursuant to the Engagement Letter, Salomon Brothers rendered financial advisory services relating to the Transaction. Salomon Brothers rendered an opinion to Cray's Board on February 25, 1996 that the consideration to be received by the holders of Cray Common Stock in the Transaction is fair to such holders from a financial point of view.

    The full text of Salomon Brothers' fairness opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached as

Annex B to this Proxy Statement/Prospectus. Salomon Brothers' opinion is directed only to the fairness, from a financial point of view, to the holders of Cray Common Stock of the consideration to be received by such holders in the Transaction and does not address Cray's underlying business decision to effect the Transaction or constitute a recommendation to any holder of Cray Common Stock as to how such stockholder should vote with respect to the Merger. The summary of Salomon Brothers' opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex B. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

    In connection with rendering its opinion, Salomon Brothers reviewed and analyzed, among other things, the following: (i) the final draft of the Merger Agreement; (ii) certain publicly available information concerning Cray, including the Annual Reports on Form 10-K of Cray for each of the years in the three year period ended December 31, 1994 and the Quarterly Reports on Form 10-Q of Cray for the quarters ended September 30, June 30 and March 31, 1995, respectively; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Cray furnished to Salomon Brothers by Cray for purposes of its analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Cray Common Stock; (v) certain publicly available information concerning Silicon Graphics, including the Annual Reports on Form 10-K of Silicon Graphics for each of the years in the three year period ended June 30, 1995 and the Quarterly Reports on Form 10-Q of Silicon Graphics for the quarters ended December 31 and September 30, 1995, respectively; (vi) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Silicon Graphics furnished to Salomon Brothers by Silicon Graphics for purposes of its analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, Silicon
Graphics Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon Brothers believed to be comparable to Cray or Silicon Graphics and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Brothers considered relevant to its inquiry. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Brothers also met with certain officers and employees of Cray and Silicon Graphics to discuss the foregoing as well as other matters Salomon Brothers believed relevant to its inquiry.

    In its review and analysis and in arriving at its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and neither attempted independently to verify nor assumed responsibility for verifying any of such information. Salomon Brothers did not conduct a physical inspection of any of the properties or facilities of Cray or Silicon Graphics, nor did it make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to projections, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Cray and Silicon Graphics as to the future financial performance of Cray and Silicon Graphics, respectively. Salomon Brothers expressed no view with respect to such projections or the assumptions on which they were based.

    In conducting its analysis and arriving at its opinion, Salomon Brothers considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Cray and Silicon Graphics; (ii) the business prospects of Cray and Silicon Graphics; (iii) the historical and current market for Cray Common Stock, for Silicon Graphics Common Stock and for the equity securities of certain other companies that Salomon Brothers believes to be comparable to Cray or Silicon Graphics; and (iv) the nature and terms of certain other acquisition transactions that Salomon Brothers believes to be relevant. Salomon Brothers also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. Salomon Brothers also considered the process that resulted in the negotiation of the Transaction, including discussions with other potential acquirors. Salomon Brothers' opinion was necessarily based on conditions as they existed and could be evaluated on the date thereof and Salomon Brothers assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after such date. Salomon Brothers' opinion did not constitute an opinion or imply any conclusion as to the likely trading range for Silicon Graphics Common Stock following consummation of the Transaction. Salomon Brothers' opinion was, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Cray Common Stock in the Transaction and did not address Cray's underlying business decision to effect the Transaction or constitute a recommendation to any holder of Cray Common Stock as to whether such holder should tender shares of Cray Common Stock in the Offer or as to how such holder should vote with respect to the Merger.

    In connection with a presentation to Cray's Board on February 25, 1996, Salomon Brothers advised Cray's Board that, in evaluating the consideration to be received in the Transaction by the holders of Cray Common Stock, Salomon Brothers had performed a variety of financial analyses with respect to Cray and Silicon Graphics, all as summarized below.

    OVERVIEW OF CRAY AND HISTORICAL TRADING ANALYSIS. Salomon Brothers reviewed certain aspects of the financial performance of Cray, including, among other things, revenue, gross profit, operating income, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income, revenue growth, operating income growth, net income growth, gross margin, operating margin and net income margin for fiscal years 1984 through 1995 and 1996 management estimates. Salomon Brothers also reviewed certain financial information of Cray broken down by business unit and product line for fiscal years 1993 through 1995 and 1996 management estimates. Salomon Brothers observed that Cray's gross profit, operating profit and net income margins have declined steadily over the past ten years due to, among other things, decreasing demand, heightened price competition and Cray's lack of a sufficient sales and marketing infrastructure to enable it to gain quick access to high growth commercial markets. Salomon Brothers also noted that 1995 was a year of transition for Cray with revenues and net income (loss before restructuring charges) declining to $676 million and ($34) million from $922 million and $56 million in 1994, respectively, and that 1996 is a year in which Cray expects to benefit from new product introductions.

    In addition, Salomon Brothers reviewed with Cray's Board certain information concerning the trading prices of Cray Common Stock through February 16, 1996. Salomon Brothers noted that Cray Common Stock was trading near an eighteen month high on February 16, 1996, but had underperformed the overall high-performance computer industry and the S&P Industrial Average over the prior two years.

    Salomon Brothers calculated the implied Transaction value per share of Cray Common Stock (based on a 75% cash component equal to $30.00 per share and a 25% stock component equal to $27.00 per share (reflecting the closing price of Silicon Graphics Common Stock on February 21, 1996)) at $29.25 per share. Salomon Brothers observed that this value represented a 17% premium over the closing price of Cray Common Stock on February 21, 1996. Salomon Brothers calculated multiples of the implied Transaction value per share to Cray's projected earnings per share for calendar year 1996 and to its projected earnings per share adjusted for excess cash for calendar year 1996, and the multiple of Cray's Firm Value (market capitalization (based on a $29.25 per share price) plus debt less cash and cash equivalents) to its revenues for calendar year 1995. The results of the calculations were as follows: implied Transaction value per share to projected 1996 earnings per share of 20.8x and to projected 1996 earnings per share adjusted for excess cash flow of 19.2x, and Firm Value to revenues of 0.87x.

    OVERVIEW OF SILICON GRAPHICS AND HISTORICAL TRADING ANALYSIS. Salomon Brothers also reviewed certain aspects of the financial performance of Silicon Graphics, including, among other things, revenue, gross profit, operating income, net income, revenue growth, operating income growth, net income growth, gross margin, operating margin and net income margin for fiscal years 1991 through 1995, and 1996, 1997 and 1998 management estimates. Salomon Brothers also reviewed with the

Board certain information concerning the trading prices of Silicon Graphics Common Stock through February 16, 1996. Salomon Brothers observed that Silicon Graphics' revenues and earnings had been growing at a rate of 30% during the years 1987 through 1995 due to, among other things, Silicon Graphics' leadership position in the visual computing market and its expanding presence in the fast growing advanced technical server and workstation markets. Salomon Brothers noted that the trading price of Silicon Graphics Common Stock had fallen during the several months immediately prior to February 16, 1996, but remained well above the levels seen prior to November 1994. Salomon Brothers also noted that Silicon Graphics Common Stock had significantly underperformed the overall high-performance computer industry and the S&P Industrial Average since September 1995, and that Wall Street analysts believe that Silicon Graphics Common Stock is undervalued.

    ANALYSIS OF SELECTED PUBLICLY-TRADED COMPARABLE COMPANIES. Salomon Brothers reviewed certain publicly available financial, operating and stock market information for Cray, Silicon Graphics and eight other publicly-traded computer companies (Hewlett Packard, Sequent, Sun Microsystems, Stratus Computer, Tandem Computer, International Business Machines, Digital Equipment Corporation and Amdahl (excluding Cray and Silicon Graphics, each of which is a "Comparable Company" and collectively referred to as "Comparable Companies")). Salomon Brothers considered the Comparable Companies to be reasonably similar to Cray and Silicon Graphics, respectively, but none of these companies is identical to Cray or Silicon Graphics. Accordingly, the analysis described below is not purely mathematical. Rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of Cray, Silicon Graphics and the Comparable Companies and other factors that could affect public trading value.

    VALUATION OF CRAY. For Cray, Silicon Graphics and each of the Comparable Companies, Salomon Brothers reviewed its three year historical revenue growth, three year historical earnings before interest and taxes ("EBIT") growth, one year projected earnings per share ("EPS") growth, and five year projected EPS growth. (Projected EPS and net income was based upon First Call Corporation and Institutional Brokers Estimate Systems reports.) Salomon Brothers observed that the three year historical EBIT growth and one year projected EPS growth were not meaningful for Cray, and that Cray had underperformed relative to the median of the Comparable Companies and Silicon Graphics in each of the three year historical revenue growth and five year projected EPS growth.

    For Cray, Silicon Graphics and each of the Comparable Companies, Salomon Brothers reviewed its latest twelve months ("LTM") revenues, LTM gross margin, LTM EBIT margin, and LTM net income margin. Salomon Brothers observed that Cray underperformed relative to the median of the Comparable Companies and Silicon Graphics in each such category.

    For Cray, Silicon Graphics and each of the Comparable Companies, Salomon Brothers calculated, among other things, multiples of price to calendar 1995 earnings, estimated calendar 1996 earnings and estimated calendar 1997 earnings, ratio of Firm Value to LTM Revenues, and multiples of Firm Value to LTM EBIT and LTM EBITDA. An analysis of the multiples of price to 1995 earnings was not meaningful for Cray as a result of Cray's current operating losses and yielded multiples ranging from 10.9x to 36.7x, with a median of 20.6x, for the Comparable Companies and Silicon Graphics. An analysis of the multiples of price to estimated 1996 earnings yielded a multiple of 20.5x for Cray and yielded multiples ranging from 9.7x to 22.6x, with a median of 16.8x, for the Comparable Companies and Silicon Graphics. An analysis of the multiples of price to estimated 1997 earnings yielded a multiple of 13.3x for Cray and yielded multiples ranging from 6.9x to 14.7x, with a median of 8.7x, for the Comparable Companies and Silicon Graphics. An analysis of the ratio of Firm Value to LTM revenues yielded 72.6% for Cray and yielded ratios ranging from 23.0% to 171.9%, with a median of 100.5%, for the Comparable Companies and Silicon Graphics. An analysis of the multiples of Firm Value to LTM EBIT was not meaningful for Cray as a result of Cray's current operating losses and yielded multiples ranging from 3.9x to 15.4x, with a median of 11.9x, for the Comparable Companies and Silicon Graphics. An analysis of the multiples of Firm Value to LTM EBITDA yielded a multiple of 5.5x for Cray and yielded multiples ranging from 1.8x to 11.0x, with a median of 6.3x for the Comparable Companies and Silicon Graphics.

    Salomon Brothers derived from these calculations a range of multiples of Firm Value to LTM revenue, Firm Value to LTM EBIT, Firm Value to LTM EBITDA and price to estimated 1996 net income. These ranges were narrower than the ranges based solely on calculations from the public data based on certain subjective and qualitative judgments applied by Salomon Brothers to such calculations to more accurately reflect the valuation sensitivity provided by this analysis. Using such derived range of multiples, Salomon Brothers derived a valuation range for the Implied Equity Value of Cray of $570 million to $725 million, which translated into an implied equity value per share of $22.00 to $28.00. Salomon noted that the valuation multiples based on LTM EBIT were not meaningful as a result of Cray's current operating losses.

    Salomon Brothers also reviewed three scenarios involving the distribution by Cray of excess cash in the form of a special dividend to its shareholders. In the first case ("Case 1"), Salomon Brothers assumed Cray would retain a cash balance of approximately $180 million and would distribute $110 million. In the second case ("Case 2"), Salomon Brothers assumed Cray would retain approximately $80 million and would distribute $210 million. In the third case ("Case 3"), Salomon Brothers assumed Cray would retain approximately $80 million, would distribute $210 million and would shut down the Business Systems Division.
Salomon Brothers performed a series of calculations for each such case, including the calculation of adjusted estimated 1996 net income. Applying the range of multiples of price to these adjusted estimates of 1996 net income, Salomon Brothers derived valuation ranges for the implied equity value of Cray of $438 million to $570 million, $500 million to $616 million and $614 million to $774 million, and implied equity value per share of $16.90 to $22.00, $19.30 to $23.80 and $23.70 to $29.90, for Case 1, Case 2 and Case 3, respectively.

    VALUATION OF SILICON GRAPHICS. Salomon Brothers did a similar analysis for the purpose of valuing Silicon Graphics. For Cray, Silicon Graphics and each of the Comparable Companies, Salomon Brothers reviewed its three year historical revenue growth, three year historical EBIT growth, one year projected EPS growth, and five year projected EPS growth. Salomon Brothers observed that Silicon Graphics outperformed Cray in each such category, outperformed each Comparable Company with respect to three year revenue growth, three year historical EBIT growth and five year projected EPS growth, and underperformed relative to the median of the Comparable Companies with respect to one year projected EPS growth.

    For Silicon Graphics and each of the Comparable Companies, Salomon Brothers reviewed its LTM revenues, LTM gross margin, LTM EBIT margin, and LTM net income margin. Salomon Brothers observed that Silicon Graphics outperformed Cray in each such category, outperformed each Comparable Company with respect to LTM gross margin, LTM EBIT margin and LTM net income margin and had outperformed relative to the median of the Comparable Companies with respect to LTM revenues.

    For Silicon Graphics and each of the Comparable Companies, Salomon Brothers calculated, among other things, multiples of price to 1995 earnings, estimated 1996 earnings and estimated 1997 earnings, ratio of Firm Value to LTM Revenues, and multiples of Firm Value to LTM EBIT and LTM EBITDA. An analysis of the multiples of price to 1995 earnings yielded a multiple of 20.6x for Silicon Graphics and yielded multiples ranging from 10.9x to 36.7x, with a median of 20.7x, for the Comparable Companies and Cray. An analysis of the multiples of price to estimated 1996 earnings yielded a multiple of 16.8x for Silicon Graphics and yielded multiples ranging from 9.7x to 22.6x, with a median of 16.9x, for the Comparable Companies and Cray. An analysis of the multiples of price to estimated 1997 earnings yielded a multiple of 11.4x for Silicon Graphics and yielded multiples ranging from 6.9x to 14.7x, with a median of 8.7x, for the Comparable Companies and Cray. An analysis of the ratio of Firm Value to LTM revenues yielded 171.9% for Silicon Graphics and yielded ratios ranging from 23.0% to 164.0%, with a median of 72.6%, for the Comparable
Companies and Cray. An analysis of the multiples of Firm Value to LTM EBIT yielded a multiple of 10.1x for Silicon Graphics and yielded multiples ranging from 3.9x to 15.4x, with a median of 12.5x, for the Comparable Companies and Cray.

An analysis of the multiples of Firm Value to LTM EBITDA yielded a multiple of 7.9x for Silicon Graphics and yielded multiples ranging from 1.8x to 11.0x, with a median of 5.5x for the Comparable Companies.

    Based on these calculations and certain subjective and qualitative judgments, Salomon Brothers derived a range of multiples of Firm Value to LTM revenue, Firm Value to LTM EBIT, Firm Value to LTM EBITDA and price to estimated 1996 and 1997 net income. These ranges did not directly track the ranges based solely on calculations from the public data because the subjective and qualitative judgments applied by Salomon Brothers to such calculations were believed to more accurately reflect the valuation sensitivity provided by this analysis. Using such derived range of multiples, Salomon Brothers derived a valuation range for the implied equity value of Silicon Graphics of $5,319 million to $6,206 million, which translated into an implied equity value per share of $30.00 to $35.00.

    ANALYSIS OF SELECTED MERGERS/ACQUISITION TRANSACTIONS. Salomon Brothers also analyzed certain publicly available financial, operating and stock market information for eleven selected merger or acquisition transactions in the computer hardware industry over the past five years. Salomon Brothers considered the precedent mergers and acquisition transactions to be reasonably similar to the Transaction, but none of these precedents is identical to the Transaction, particularly in light of the somewhat unique nature of Cray. Accordingly, the analysis described below is not purely mathematical. Rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of Cray, Silicon Graphics and the companies involved in the precedent merger and acquisition transactions and other factors that could affect the private market valuation. For each such transaction, Salomon Brothers calculated the multiples of, among other things, Firm Value to LTM revenue, Firm Value to LTM EBITDA, Firm Value to LTM EBIT, offer price to LTM EPS, and offer price to forward twelve month EPS estimates ("FWD EPS"). An analysis of the multiples of Firm Value to LTM revenue yielded multiples ranging from .5x to 2.0x, with a median of 1.1x. An analysis of the multiples of Firm Value to LTM EBITDA yielded multiples ranging from 4.4x to 23.0x, with a median of 8.5x. An analysis of the multiples of Firm Value to LTM EBIT yielded multiples ranging from 5.0x to 37.4x, with a median of 13.4x. An analysis of the multiples of Offer Price to LTM EPS yielded multiples ranging from 11.9x to 36.3x, with a median of 20.4x. An analysis of the multiples of Offer Price to FWD EPS yielded multiples ranging from 11.8x to 34.0x, with a median of 18.9x.

    Salomon Brothers derived from these calculations a range of multiples of Firm Value to LTM revenue, Firm Value to EBITDA, Firm Value to EBIT, offer price to estimated 1996 net income and offer price to adjusted estimated 1996 net income under Case 2. This range was narrower than the range based solely on calculations from the public data based on certain subjective and qualitative judgments applied by Salomon Brothers to such calculations to more accurately reflect the valuation sensitivity provided by this analysis. Using such derived range of multiples, Salomon Brothers derived a valuation range for the implied equity value of Cray of $648.0 million to $777.0 million, which translated into an implied equity value per share of $25.00 to $30.00. Salomon Brothers noted that the valuation multiples based on LTM EBIT were not meaningful as a result of Cray's current operating losses.

    EPS GROWTH RATE ANALYSIS. Salomon Brothers performed a five year growth rate analysis of Cray on a stand alone basis, using Cray's then current stock price of $25, a required return on equity of 14% and price to earnings multiples in the range of 10x to 14x. Based upon these assumptions, Salomon Brothers discussed with the Cray Board its view that in order to maintain the stock price of Cray Common Stock at a level reflecting the current price plus the required return on equity in five years, EPS growth during that period would need to exceed 20%. Salomon Brothers also noted that Cray's five year projected EPS growth was estimated at 10%.

    PRO FORMA COMBINATION ANALYSIS. Salomon Brothers performed an analysis of the historical ratio of the market price of Cray Common Stock to the market price of Silicon Graphics Common Stock during the period from January 1, 1994 through February 20, 1996. Salomon Brothers noted that the ratio ranged from a low of 0.44 to a high of 1.33, with an average of
0.77. The ratio as of February 20, 1996 was 0.91. Salomon Brothers also noted that the 1.00 exchange ratio for the Merger (assuming a fully subscribed Offer) represents a 58% premium to the average ratio calculated in this analysis for the period from January 1, 1995 through February 20, 1996.

    Salomon Brothers also analyzed the contribution of each of Cray and Silicon Graphics to the pro forma calendar 1996 income statement based on management's projections. The projections took into account, among other things, the amortization of goodwill associated with the Transaction and an interest expense adjustment associated with the assumed new debt. Salomon Brothers utilized this analysis to assess whether the Transaction was anticipated to be accretive or dilutive to Silicon Graphics' post-Transaction 1996 EPS. Based on the $29.25 implied Transaction value, Salomon Brothers noted that the Transaction should result in a 1.2% accretion to Silicon Graphics' post-Transaction 1996 EPS.

    The foregoing summary does not purport to be a complete description of the analyses performed by Salomon Brothers or of its presentations to the Cray Board. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Salomon Brothers believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Salomon Brothers, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Salomon Brothers and its opinion. Salomon Brothers made no attempt to assign specific weights to particular analyses. Any estimates contained in Salomon Brothers' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Salomon Brothers does not assume responsibility for their accuracy.

    Salomon Brothers is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition, in the ordinary course of its business, Salomon Brothers may actively trade the debt and equity securities of both Cray and Silicon Graphics for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to the Engagement Letter, Cray will pay Salomon Brothers the following fees: (a) $75,000, paid upon Cray's execution of the Engagement Letter (which has been paid); plus (b) an additional fee of $425,000, which became payable upon execution of the Merger Agreement (which has not yet been paid); plus (c) an additional fee contingent upon the consummation of the Transaction and payable at the closing thereof equal to $2,500,000. Cray has also agreed to reimburse Salomon Brothers for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement (including the reasonable fees and disbursements of its counsel) and to indemnify Salomon Brothers against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the Federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of Silicon Graphics Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. A stockholder who receives Silicon Graphics Common Stock in exchange for Cray Common Stock pursuant to the Merger will recognize gain or loss at the time of the exchange in an amount equal to the difference between (i) the fair market value of the Silicon Graphics Common

Stock received by the stockholder and (ii) such stockholders' tax basis in the Cray Common Stock surrendered. The fair market value of the Silicon Graphics Common Stock likely will equal the trading value per share of Silicon Graphics Common Stock on the date on which the Merger occurs.

    Gain or loss will be calculated separately for each block of Cray Common Stock (i.e., Cray Common Stock purchased at the same time and price) surrendered by a stockholder. Such gain or loss will be capital gain or loss if the Cray Common Stock was a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if, at the time of the exchange, the Cray Common Stock were held by the stockholder for more than one year. Under present law, long-term capital gains are generally taxable at a maximum rate of 28% for individuals and 35% for corporations.

    THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN TYPES OF STOCKHOLDERS, INCLUDING STOCKHOLDERS WHO ACQUIRED CRAY COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, AND FOREIGN CORPORATIONS.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method. Several merger-related accounting factors will affect Silicon Graphics' reported financial results in fiscal 1996 and 1997. These matters are discussed in detail in Silicon Graphics' Form 10-Q for the quarter ended March 31, 1996, which is incorporated by reference in this Proxy Statement/Prospectus.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Cray Board with respect to the Merger, stockholders of Cray should be aware that certain officers and directors of Cray had interests in the Merger, including those referred to below, that presented them with potential conflicts of interests. The Cray Board was aware of these potential conflicts and considered them along with the other matters described in "-- Cray's Reasons for the Merger; Recommendation of the Cray Board."

    Pursuant to the terms of the Merger Agreement, executive officers Robert H. Ewald, Laurence L. Betterley, Irene M. Qualters and Michael R. Dungworth, are entitled to a lump sum cash payment equal to two times his or her annual base compensation if they are terminated without cause or resign with "good reason" within twelve months of the consummation of the Offer. Prior to the execution of the Merger Agreement, each such executive officer would have been entitled to a lump sum cash payment equal to two times his or her annual total compensation for the prior calendar year and twenty-four months of executive officer health insurance if the executive officer was terminated without cause or resigned with good reason within fifteen months of a "change of control."

    Pursuant to certain "change of control" provisions contained in the Employee Stock Option Plan that were triggered by the consummation of the Offer, options held by Cray employees and granted under such plan before the date of the Merger Agreement, automatically vested and the restrictions on restricted stock held by Cray employees and granted under such plan before the date of the Merger Agreement automatically lapsed. There are currently an aggregate of 4,857,145 shares subject to outstanding options under the Employee Stock Option Plan, all of which vested as a result of consummation of the Offer. Based upon the closing price of Silicon Graphics Common Stock on May 8, 1996, and assuming exercise of outstanding in-the-money options to purchase Cray Common Stock issued pursuant to the Employee Stock Option Plan, the aggregate dollar value of the Silicon Graphics Common Stock to be received by officers of Cray and their affiliates upon exercise of such options is approximately $9,779,000, including $8,332,000 associated with such options which accelerated to full vesting at the consummation of the Offer.

    Cray has offered to the holders of options with an exercise price greater than $29.125 per share ("Out-of-the-Money Options") the opportunity to exchange Out-of-the-Money Options for unvested options with an exercise price of $29.125 per share ("Exchange Options") at the rate of three Out-of-the-Money Option for each Exchange Option. The Exchange Options will vest at the rate of 2% per month. In addition, the terms of the Exchange Options will, subject to stockholder approval of the Plan Amendment, differ in certain respects from those of the Out-of-the-Money Options. See "Proposal to Amend and Restate the Cray Research, Inc. 1989 Employee Benefit Stock Plan -- General Description" for a discussion of these differences. As of May 8, 1996, officers of Cray and their affiliates held 72,107 Out-of-the-Money Options.

    Pursuant to the Merger Agreement, the surviving corporation and Silicon Graphics agreed to honor the employment agreement with J. Phillip Samper (the Chairman and Chief Executive Officer of Cray until April 3, 1996), which has a term beginning on May 17, 1995 and extending until December 31, 1999. Mr. Samper resigned with good reason on April 3, 1996, and therefore, pursuant to his employment agreement became entitled to (i) the continued payment of his then current base salary for the lesser of two years or the remainder of the term of the employment agreement, (ii) the current payment of any amounts owed to him under Cray's Performance Incentive Plan, an award ranging from 80% to 120% of his annual base salary, including any part of the yet unpaid guaranteed bonus of $480,000 for the first year of employment, and (iii) the payment of an amount equal to two years of his then current salary minus his vested balance in Cray's Retirement Savings Plus Plan, paid in equal monthly installments. In addition, Cray will pay to Mr. Samper an amount equal to the sum of (a) any loss incurred by the Samper family on the sale of their Minnesota residence and (b) relocation costs equal to the original cost of moving Mr. Samper's principal residence from Maryland to Minnesota, adjusted for inflation.

    Pursuant to a deferred compensation agreement entered into between Cray and Mr. Samper, Cray agreed to pay Mr. Samper $431,000 per annum over an eight year period in equal monthly installments in lieu of the payments described in (i) through (iii) above. In the event of Mr. Samper's death prior to receipt of the foregoing amounts, Cray will pay the remaining unpaid amounts to his spouse, or, if he is not married on the date of death, to his estate.

    The Merger Agreement provides that Cray will, and after the Effective Time, the surviving corporation and Silicon Graphics will, to the fullest extent permitted under applicable law or under the relevant Certificate of Incorporation or Bylaws, indemnify and hold harmless each director or officer of Cray or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liability and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission by such director or officer, by virtue of their holding the office of director or officer, occurring at or prior to the Effective Time for a period of six years after the Effective Time.

    In addition, the Certificate of Incorporation of the surviving corporation will contain the indemnification provisions currently set forth in the Certificate of Incorporation and Bylaws of Cray, which shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of Cray, unless such modification is required by law.

REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder, the Merger may not be consummated unless notification has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. The required waiting period under the HSR Act with respect to the Merger expired at 11:59 p.m. on March 26, 1996. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Cray by Silicon Graphics, in whole or in part, or the divestiture or compulsory licensing of substantial assets of Silicon Graphics, Cray or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

LITIGATION

    On March 1, 1996, a putative class action was filed in the Court of Chancery in the State of Delaware on behalf of the stockholders of Cray alleging causes of action arising out of the Offer and the proposed Merger, SHADELINE V. CRAY RESEARCH, INC., ET AL., Civ. Action No. 14868. The defendants in this action are Cray, its directors, Silicon Graphics and Merger Sub. The action alleges that Cray and the Cray Board breached their fiduciary duties and that Silicon
Graphics aided and abetted the breach of fiduciary duties and specifically alleges that the Cray Board breached its fiduciary duties by failing to undertake an adequate evaluation of Cray as a potential acquisition candidate and to take adequate steps to enhance Cray's value as an acquisition candidate. The action seeks INTER ALIA to enjoin the defendants from taking steps to accomplish the Merger under its present terms. Silicon Graphics, Merger Sub and Cray believe that the putative class action suit is without merit and intend to defend it vigorously.

ABSENCE OF APPRAISAL RIGHTS

    Neither the holders of Cray Common Stock nor the holders of Silicon Graphics Common Stock have appraisal rights in connection with the Merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    The following description of the Merger Agreement does not purport to be complete, omits provisions that have been rendered inapplicable as a result of the consummation of the Offer and is qualified in its entirety by reference to the Merger Agreement a copy of which is attached hereto as Annex A and incorporated by reference herein. Stockholders of Cray are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

THE MERGER

    The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with Delaware Law, at the Effective Time, Merger Sub shall be merged with and into Cray. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Cray will continue as the surviving corporation and will become a wholly owned subsidiary of Silicon Graphics. Upon consummation of the Merger, each share of Cray Common Stock held in the treasury of Cray and each Ineligible Share shall be cancelled and retired without payment of any consideration thereof and cease to exist.

CONVERSION OF SHARES

    As a result of the Merger, each share of Cray Common Stock will be converted at a one-to-one ratio into Silicon Graphics Common Stock. Subject to adjustment to remove fractional shares, each remaining outstanding share of Cray Common Stock (other than Ineligible Shares) shall be converted into the right to receive one fully paid and non-assessable share of Silicon Graphics Common Stock (the "Exchange Ratio").

    As promptly as practicable after the Effective Time, Silicon Graphics will cause to be sent to each stockholder of record of Cray as of the Effective Time (other than Ineligible Shares) transmittal materials for use in exchanging certificates of Cray Common Stock for certificates of Silicon Graphics Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Cray Common Stock certificates in exchange for new certificates representing Silicon Graphics Common Stock and cash in payment for any fractional shares resulting from the exchange. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. Pending delivery to Silicon Graphics of Cray Common Stock certificates, any dividends on the Silicon Graphics Common Stock to be issued as a result of the Merger that are payable prior to the

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
delivery of such certificates will be held by Silicon Graphics. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such Cray Common Stock certificates to Silicon Graphics.

    Fractional shares of Silicon Graphics Common Stock will not be issued in the Merger. Instead, each stockholder of Cray who would otherwise be entitled to a fractional share will receive cash in lieu thereof, calculated on the basis of the average closing price of Silicon Graphics Common Stock for the 30 most recent trading days prior to the Effective Time, as quoted in THE WALL STREET JOURNAL or other reliable financial newspaper or publication.

TREATMENT OF CRAY COMMON STOCK OPTIONS, STOCK PURCHASE PLAN, AND CONVERTIBLE DEBENTURES

    STOCK OPTION PLANS. Under the Merger Agreement, all options to purchase Cray Common Stock granted under the Cray Research, Inc. 1985 Incentive Stock Option and Nonstatutory Option Plan (the "1985 Plan"), the Employee Stock Option Plan and the Cray Research, Inc. 1989 Non-Employee Directors' Stock Option Plan (the "Directors' Plan" and, together with the Employee Stock Option Plan and the 1985 Plan, the "Stock Option Plans") or pursuant to any other arrangement adopted by the Board to provide options to directors, officers or employees of Cray (in any such case, an "Option") then outstanding shall be assumed by Silicon Graphics as set forth below. The above plans, along with all other employee related plans, are herein collectively referred to as the "Employee Plans."

    At the Effective Time, Cray's obligations with respect to each outstanding Option, whether vested or unvested, shall, by virtue of the Merger Agreement and without any further action of Cray, Silicon Graphics or the holder of any Option, be assumed by Silicon Graphics. Each Option so assumed by Silicon Graphics under the Merger Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Option Plan and the applicable stock option agreement as in effect immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of shares of Silicon Graphics Common Stock equal to the number of shares of Cray Common Stock that were purchasable under such Option immediately prior to the Effective Time, subject to adjustment to reflect the effect of any stock split, reverse split, stock dividend, reorganization or recapitalization, rounded up to the nearest whole number of shares of Silicon Graphics Common Stock, and (ii) the per share exercise price for the shares of Silicon Graphics Common Stock issuable upon exercise of such assumed Option will be equal to the exercise price per share of Cray Common Stock at which such Option was exercisable immediately prior to the Effective Time, subject to adjustment to reflect the effect of any stock split, reverse split, stock dividend, reorganization or recapitalization, and rounding the resulting exercise price up to the nearest whole cent. After the Effective Time, if not otherwise elected by Silicon Graphics, all references to Cray in the Stock Option Plans and the applicable stock option agreements shall be deemed to refer to Silicon Graphics, which shall have assumed the Stock Option Plans. Stockholder approval of the Merger Agreement shall constitute approval of Silicon Graphics' assumption of the Stock Option Plans and the issuance of new awards thereunder.

    It is the intention of Silicon Graphics and Cray that the Options assumed by Silicon Graphics qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent (and only to the extent) such Options qualified as incentive stock options prior to the Effective Time.

    CRAY EMPLOYEE STOCK PURCHASE PLAN. Subject to the consummation of the Merger, on the Final Purchase Date, Cray will apply any funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Cray Common Stock. The cost to each participant in the Purchase Plan for the shares of Cray Common Stock purchased shall be the lower of 85% of the closing sale price of Cray Common Stock on the NYSE on (i) the first day of the then current Purchase Period (as defined in the Purchase Plan) or (ii) the last trading day on or prior to the Final Purchase Date. Shares of Cray Common Stock purchased on the Final Purchase Date will be converted to Silicon Graphics Common Stock in the same manner as described above under "-- Conversion of Shares." Employees of Cray as of the Effective Time will be permitted to participate in

Silicon Graphics' Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility requirements of Silicon Graphics' Employee Stock Purchase Plan (with Cray employees receiving credit, for purposes of such eligibility, for service with Cray).

    CONVERTIBLE DEBENTURES. Under the Merger Agreement, the Convertible Debentures shall, pursuant to the terms of the Indenture, become thereafter convertible only into that number of shares of Silicon Graphics Common Stock and cash, if any, that the holder of any such Convertible Debentures would have received if such holder had converted such Convertible Debentures immediately prior to the Effective Time as provided in Section 15.06 of the Indenture. Silicon Graphics shall execute and deliver a supplemental indenture (the "Supplemental Indenture"), which shall evidence Silicon Graphics' assumption of the Convertible Debentures and provide that the holder of each Convertible Debenture shall have the right thereafter to convert such Convertible Debenture as described above, in each case in accordance with the terms of the Indenture.

BUSINESS OF CRAY PENDING THE MERGER

    Pursuant to the Merger Agreement, Cray has covenanted and agreed that, subject to certain exceptions, between the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, unless Silicon Graphics shall otherwise agree in writing, Cray shall conduct its business and shall cause the business of its subsidiaries to be conducted only in, and Cray and its subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and Cray shall use reasonable commercial efforts to preserve substantially intact the business organization of Cray and its subsidiaries, to keep available the services of the present officers, employees and consultants of Cray and its subsidiaries, to take all reasonable action necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by Cray (the "Company Intellectual Property Rights"), all material third-party patents, trademarks or copyrights which are incorporated in, are, or form a part of any Company product (the "Third Party Intellectual Property Rights"), and material contracts of Cray and to preserve the present relationships of Cray and its subsidiaries with customers, suppliers and other persons with which Cray or any of its subsidiaries has significant business relations. The Merger Agreement provides that, except as contemplated therein, neither Cray nor any of its subsidiaries shall, between the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following, without the prior written consent of Silicon Graphics:
(a) amend or otherwise change its Certificate of Incorporation or Bylaws; (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of Cray, any of its subsidiaries or affiliates (except for the issuance of shares of Cray Common Stock issuable pursuant to the exercise of Options under the Stock Option Plans or pursuant to rights to purchase such shares under the Purchase Plan, which Options or rights, as the case may be, are outstanding on the date of the Merger Agreement or with respect to the Convertible Debentures); (c) sell, pledge, dispose of or encumber any assets of Cray or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice or which individually and in the aggregate do not exceed $1,000,000 and (ii) dispositions of obsolete or worthless assets); (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options or restricted stock granted under the Stock Option Plans or authorize cash payments in exchange for any such Options or restricted stock; (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Cray may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in

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
respect of, in lieu  of or in  substitution for shares of  its capital stock  or
(iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing; (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property Rights (other than in the ordinary course of business, consistent with past practice, in connection with systems sales and software developer programs), or amend or modify any existing agreements with respect to any Company Intellectual Property Rights or Third Party Intellectual Property Rights; (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of Cray's budgeted capital expenditures for 1996; PROVIDED, HOWEVER, that no more than one half of such amount shall be made or firmly committed prior to June 30, 1996, and, PROVIDED, FURTHER that Cray will give Silicon Graphics prior notice of the making or the firm commitment of more than $5 million of capital expenditures in any calendar quarter; (v) terminate any material contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by
(i) through (v); (h) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Cray or any of its subsidiaries except in accordance with Cray's existing severance policy or establish, adopt, enter into or amend any Employee Plan (other than amendments required in order to effect the Merger Agreement); (i) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable); (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of federal income tax or material state corporate income or franchise tax, except to the extent the amount of any such settlement has been reserved for on Cray's most recent report filed with the Commission; (k) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Cray or incurred in the ordinary course of business and consistent with past practice; (l) except as may be required by law, take any action to terminate or amend any Employee Plan (other than amendments required in order to effect the Merger Agreement); (m) permit any increase in the number of employees of Cray employed by Cray on the date of the Merger Agreement other than pursuant to an employee plan to be agreed to by Cray and Silicon Graphics as promptly as practicable after the date of the Merger Agreement, acting reasonably and in good faith; or (n) take, or agree in writing or otherwise to take, any of the actions described in sections (a) through (m) above, or any action which would make any of the representations or warranties of Cray contained in the Merger Agreement untrue or incorrect or prevent Cray from performing or cause Cray not to perform its covenants under the Merger Agreement or result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied.

SOLICITATION OF ALTERNATIVE TRANSACTIONS

    Pursuant to the Merger Agreement, Cray has agreed that it shall not, directly or indirectly, through any officer, director, employee, representative or agent of Cray or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, take-over bid, sale of substantial assets, sale of shares of capital stock

(including without limitation by way of a tender or exchange offer) or similar transactions involving Cray or any subsidiaries of Cray (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); PROVIDED, HOWEVER, that nothing contained in the Merger Agreement shall prevent the Cray Board from referring any third party that contacts Cray on an unsolicited basis after the date of the Merger Agreement concerning an
Alternative Transaction (as defined below) to Section 5.02(a) of the Merger Agreement (provided that Silicon Graphics is concurrently notified of such contact and referral). The parties have agreed that nothing contained in the Merger Agreement shall prevent the Cray Board, after receiving an opinion of outside counsel to the effect that the Cray Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of Cray an unsolicited bona fide written Acquisition Proposal which the Cray Board determines in good faith
(after consultation with its financial advisors) (i) would result in a transaction more favorable to Cray's stockholders than the transaction contemplated by the Merger Agreement and (ii) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). Cray shall immediately notify Silicon Graphics after receipt of any Acquisition Proposal or any request for nonpublic information relating to Cray or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Cray or any subsidiary by any person or entity that informs the Cray Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Silicon Graphics shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. If the Cray Board receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Cray Board determines that such proposal, if consummated pursuant to its terms, is a Superior Proposal, then, and only in such case, Cray may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Cray and Silicon Graphics, provide such party with access to information regarding Cray. The Merger Agreement also provides that Cray shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Silicon Graphics and Merger Sub) conducted heretofore with respect to any of the foregoing. Cray agrees not to release any third party from any confidentiality or standstill agreement to which Cray is a party. Cray shall ensure that the officers, directors and employees of Cray and its subsidiaries and any investment banker or other advisor or representative retained by Cray are aware of the restrictions described in this paragraph; and shall be responsible for any breach of this paragraph by such bankers, advisors and representatives (PROVIDED, HOWEVER, that Cray shall not be liable for any consequential damages with respect to such breaches).

    For purposes of the Merger Agreement, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Silicon Graphics or its affiliates (a "Third Party") acquires more than 20% of the outstanding shares of Cray Common Stock, whether from Cray or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Cray pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of Cray or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Cray, and the entity surviving any merger or business combination including any of them) of Cray and its subsidiaries having a fair market value equal to more than 20% of the fair market value of all the assets of Cray and its subsidiaries, taken as a whole, immediately prior to such transaction; PROVIDED, HOWEVER, that the term
Alternative Transaction shall not include any acquisition of securities by a broker-dealer in connection with a bona fide public offering of such securities.

BUSINESS OF SILICON GRAPHICS PENDING THE MERGER

    The Merger Agreement provides that during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, Silicon Graphics has covenanted and agreed that, unless Cray shall otherwise agree in writing, Silicon

Graphics shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Silicon Graphics or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of Cray: (a) amend or otherwise change Silicon Graphics' Certificate of Incorporation (other than with respect to immaterial changes thereto), or amend the terms of the Silicon Graphics Common Stock; (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; (c) sell, transfer, license, sublicense or otherwise dispose of any material assets; or (d) take, or agree in writing or otherwise to take, any of the actions described in this paragraph or any action which would make any of the representations or warranties of Silicon Graphics contained in the Merger Agreement untrue or incorrect or prevent Silicon Graphics from performing or cause Silicon Graphics not to perform its covenants thereunder or would result in any of the conditions to the merger to be satisfied by Silicon Graphics not being satisfied.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

    At the Effective Time, Merger Sub will be merged with and into Cray, which will be the surviving corporation and will thereby become a wholly owned subsidiary of Silicon Graphics. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

    Unless otherwise determined by Silicon Graphics prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the surviving corporation, until thereafter amended. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the surviving corporation, until thereafter amended.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, the surviving corporation and Silicon Graphics shall honor the terms and provisions in the Employment Agreement, dated May 17, 1995, between Cray's chief executive officer, J. Phillip Samper, and Cray. See "The Merger -- Interests of Certain Persons in the Merger." The Merger Agreement also provides that the surviving corporation shall, subject to certain exceptions set forth in the Merger Agreement, offer severance benefits to Cray's employees generally consistent with those given in Cray's most recent reduction in force and, in general, in accordance with the 1995 Amended and Restated Severance Pay Plan for Cray Research, Inc.

    The Merger Agreement further provides that the Certificate of Incorporation of the surviving corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of Cray, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of Cray, unless such modification is required by law.

    The Merger Agreement also provides that Cray shall, to the fullest extent permitted under applicable law or under Cray's Certificate of Incorporation or Bylaws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the surviving corporation and Silicon Graphics shall, to the fullest extent permitted under applicable law or under the surviving corporation's and Silicon Graphics', as the case may be, Certificate of Incorporation or Bylaws, indemnify and hold harmless, each director and officer of Cray or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the surviving corporation and Silicon Graphics and (ii) neither the surviving corporation nor Silicon Graphics shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

    Pursuant to the Merger Agreement, Silicon Graphics shall use its reasonable best efforts to cause the shares of Silicon Graphics Common Stock to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures, to be approved for listing on the NYSE.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties of the parties thereto including representations by Cray as to the absence of certain changes or events concerning Cray's business, capitalization, compliance with law, material contracts, litigation, employee benefit plans, labor matters, Commission filings, title to property, taxes, intellectual property and environmental matters. In addition to the foregoing, the Merger Agreement also contains the representations of Cray described below.

    Cray has represented that the Cray Board has taken all necessary action to amend the Common Stock Rights Agreement among Cray and Norwest Bank Minnesota, N.A., as Rights Agent, dated May 15, 1989 (the "Cray Rights Agreement"), so that
(A) none of the execution or delivery of the Merger Agreement or the making of the Offer will cause (i) the rights issued pursuant to the Cray Rights Agreement (the "Cray Rights") to become exercisable under the Cray Rights Agreement, (ii) Silicon Graphics or Merger Sub or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Cray Rights Agreement) or (iii) the "Share Acquisition Date" (as defined in the Cray Rights Agreement) to occur upon any such event, (B) none of the acceptance for payment or payment for shares of Cray Common Stock by Merger Sub pursuant to the Offer or the consummation of the Merger will cause (i) the Cray Rights to become exercisable under the Cray Rights Agreement or (ii) Silicon Graphics or Merger Sub or any of their affiliates to be deemed an Acquiring Person or (iii) the Share Acquisition Date to occur upon any such event, and (C) the "Expiration Date" (as defined in the Cray Rights Agreement) shall occur no later than immediately prior to the purchase of shares pursuant to the Offer. Cray has also represented that the "Distribution Date" (as defined in the Cray Rights Agreement) has not occurred.

    Cray has represented that the Cray Board has taken all necessary action to amend the 1989 Cray Research, Inc. Executives Severance Compensation Plan (the "Executive Severance Plan"), the Cray Research, Inc. Key Management/Professional Severance Compensation Plan and the Cray Research, Inc. General Employee Severance Compensation Plan (collectively, the "Severance Plans") so that none of the execution, delivery or performance of the Merger Agreement, including, without limitation, consummation of the Offer and the Merger, shall constitute a "Change of Control" for the purposes of such Severance Plans.

CONDITIONS TO THE MERGER

    Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Registration Statement shall have been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the Commission; (b) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Cray; (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar binding legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;
(e) the Silicon Graphics Common Stock to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures shall have been approved for listing, subject to notice of issuance, on the NYSE; and (f) Silicon Graphics shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, shares of Cray Common Stock pursuant to the Offer.

    In addition to the foregoing, the obligations of Silicon Graphics and Merger Sub to effect the Merger are also subject to the following conditions: (a) the representations and warranties of Cray contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for
(i) changes contemplated by the Merger Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a material adverse effect on Cray, with the same force and effect as if made on and as of the Effective Time; (b) Cray shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; (c) all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Cray for the authorization, execution and delivery of the Merger Agreement and the consummation by it of the transactions contemplated thereby shall have been obtained and made by Cray; (d) there shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Silicon Graphics from exercising all material rights and privileges pertaining to its ownership of the surviving corporation or the ownership or operation by Silicon Graphics or any of its subsidiaries of all or a material portion of the business or assets of Silicon Graphics or any of its subsidiaries, or seeking to compel Silicon Graphics or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Silicon Graphics or any of its subsidiaries, as a result of the Merger or the transactions contemplated by the Merger Agreement; (e) since the date of the Merger Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Cray or any subsidiary of Cray having or reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement); and (f) Silicon Graphics shall have received from each officer and director who is identified as an "affiliate" of Cray an affiliate agreement, and each such affiliate agreement shall be in full force and effect.

    Finally the obligation of Cray to effect the Merger is also subject to the following conditions: (a) the representations and warranties of Silicon Graphics and Merger Sub contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by the Merger Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a material adverse effect on Cray, with the same force and effect as if made on and as of the Effective Time; (b) Silicon Graphics and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time; (c) all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Silicon Graphics and Merger Sub for the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby shall have been obtained and made by Silicon Graphics and Merger Sub; and (d) since the date of the Merger Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Silicon Graphics or any subsidiary of Silicon Graphics having or reasonably likely to have a Material Adverse Effect.

TERMINATION; AMENDMENT

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of
Cray: (a) by mutual written consent duly authorized by the boards of directors of Silicon Graphics and Cray; or (b) by either Silicon Graphics or Cray if the Merger shall not have been consummated by September 30, 1996 (PROVIDED that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or (c) by either Silicon Graphics or Cray if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or (d) by Silicon Graphics, if the Offer shall not have been consummated prior to June 30, 1996 (PROVIDED that Silicon Graphics is not then in material breach of the Merger Agreement); or (e) by Silicon Graphics, if (i) the Cray Board shall withdraw, modify or change its recommendation of the Merger Agreement, the Offer or the Merger in a manner adverse to Silicon Graphics or shall have resolved to do so; or (ii) the Cray Board shall have taken a "neutral" position with respect to an Alternative Transaction (as defined in the Merger Agreement); or (iii) any person or "group" (other than Silicon Graphics or an affiliate of Silicon Graphics) becomes the owner of 20% or more of the outstanding shares of Cray Common Stock; or (f) by Silicon Graphics or Cray, upon a breach of any representation, warranty, covenant or agreement on the part of Cray or Silicon Graphics and Merger Sub, respectively, set forth in the Merger Agreement or in certain events where the representations or warranties of Cray or Silicon Graphics and Merger Sub, respectively, shall have become untrue, (a "Terminating Breach"), PROVIDED that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than September 30, 1996) by Silicon
Graphics or Cray, as the case may be, through the exercise of its reasonable best efforts and for so long as Silicon Graphics or Cray, as the case may be, continues to exercise such reasonable best efforts, neither Cray nor Silicon Graphics, respectively, may terminate the Merger Agreement under this provision until the expiration of such period without such Terminating Breach having been cured; or (g) by Cray or Silicon Graphics, if the Cray Board shall have resolved to accept, or accepted, a Superior Proposal.

    In the event of the termination of the Merger Agreement, the Merger Agreement provides that it shall forthwith become void and there shall be no liability thereunder on the part of any party thereto, or any of its affiliates, directors, officers or stockholders except under the provisions of the Merger Agreement related to fees and expenses described below and under certain other provisions of the Merger Agreement which survive termination.

    The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Cray, no amendment may be made which by law requires further approval of such stockholders, without such further approval.

FEES AND EXPENSES

    Except as described herein, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

    Cray has agreed to pay Silicon Graphics a fee of $25,000,000 (the "Fee"), plus actual, documented and reasonable out-of-pocket expenses of Silicon Graphics, not in excess of $2,500,000, relating to the transactions contemplated by the Merger Agreement (including, but not limited to, fees and expenses of Silicon Graphics' counsel), if the Merger Agreement is terminated because (i) the Cray Board has withdrawn or changed its recommendation of the Merger Agreement or the Merger in a manner adverse to Silicon Graphics or taken a "neutral" position with respect to an Alternative Transaction or any person or group (other than Silicon Graphics or an affiliate of Silicon Graphics) becomes the owner of 20% or more of the outstanding shares of Cray Common Stock, or if the Cray Board shall have resolved to accept, or accepted, a Superior Proposal, (ii) Cray has willfully committed a Terminating Breach and has failed to cure such breach in the manner set forth above, (iii) the Offer has not been consummated by June 30, 1996 and an Alternative Transaction has been publicly announced and not withdrawn or (iv) an Alternative Transaction is consummated on or prior to December 31, 1996, PROVIDED, HOWEVER, that no fee shall be payable if Silicon Graphics or Merger Sub in each case is in intentional material breach of its obligations under the Merger Agreement.

CONFIDENTIALITY AGREEMENT

    Silicon Graphics and Cray each has agreed to keep confidential, pursuant to the confidentiality agreement dated December 15, 1995 (the "Confidentiality Agreement"), information provided to the other party with respect to the business, properties and personnel of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Merger and otherwise.

AGREEMENTS OF CRAY AFFILIATES

    Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of Cray in connection with the Merger. Cray has delivered to Silicon Graphics a letter (the "Affiliate Letter") identifying all persons who are or may be deemed to be, at the time of the Special Meeting, "affiliates" of Cray for purposes of Rule 145 under the Securities Act. Such Affiliate Letter may be further updated prior to the Effective Time. Cray has also agreed to use its best efforts to cause each person (an "Affiliate") who is identified as an Affiliate in the Affiliate Letter to deliver to Silicon Graphics, prior to the Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of Silicon Graphics Common Stock issued to the Affiliate in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Silicon Graphics, is otherwise exempt from registration under the Securities Act.

    In addition, all executive officers and directors of Cray have confirmed that they intend to vote their respective shares of Cray Common Stock in favor of the Merger.

                           SILICON GRAPHICS AND CRAY

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

    The following unaudited pro forma combined condensed financial statements give effect to the Merger under the purchase method of accounting. The pro forma combined condensed balance sheet assumes the Merger took place on December 31, 1995 and combines Silicon Graphics' unaudited condensed consolidated balance sheet with Cray's historical condensed consolidated balance sheet at that date. The pro forma combined condensed statements of operations assume that the Merger took place as of the beginning of each of the periods presented and combine Silicon Graphics' historical condensed consolidated statement of operations for the year ended June 30, 1995 and Silicon Graphics' unaudited condensed consolidated statement of operations for the six months ended December 31, 1995 with the unaudited condensed consolidated statement of operations of Cray for the twelve-month period ended June 30, 1995 and the unaudited condensed consolidated statement of operations of Cray for the six months ended December 31, 1995, respectively.

    The charge of $87 million resulting from purchased research and development costs has been reflected in stockholders' equity in the pro forma combined condensed balance sheet at December 31, 1995. This same charge has been excluded from the pro forma combined condensed statements of operations for the year ended June 30, 1995 and the six months ended December 31, 1995.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the Merger had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. In particular, the actual adjustments to the valuation of Cray assets and liabilities in connection with the acquisition may vary significantly from the estimates reflected in the pro forma financial information.

    These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of Silicon Graphics and Cray which are incorporated by reference in this Proxy Statement/Prospectus.

      SILICON GRAPHICS AND CRAY PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                     HISTORICAL    HISTORICAL        PRO FORMA         PRO FORMA
                                                         SGI          CRAY          ADJUSTMENTS        COMBINED
                                                    -------------  -----------  -------------------  -------------
ASSETS:
Cash and cash equivalents.........................  $     258,380  $   104,425  $    (103,807)(a)    $     258,998
Short-term marketable investments.................        153,438      --            (153,438)(a)         --
Accounts receivable, net..........................        655,884      156,039          --                 811,923
Inventories.......................................        342,823      177,359         62,000(c)           582,182
Prepaid expenses and other current assets.........         86,755       60,082        173,000(c)           319,837
                                                    -------------  -----------     ----------        -------------
    Total current assets..........................      1,497,280      497,905         22,245            1,972,940
Other marketable investments......................        282,755      150,000        (90,755)(a)          342,000
Property, plant and equipment, net................        301,113      200,875       (131,000)(c)          370,988
Purchased intangible assets.......................       --            --              76,000(c)            76,000
Other assets......................................        184,339      129,274        (37,000)(c)          276,613
                                                    -------------  -----------     ----------        -------------
                                                    $   2,265,487  $   978,054  $    (205,000)       $   3,038,541
                                                    -------------  -----------     ----------        -------------
                                                    -------------  -----------     ----------        -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts and notes payable........................  $     162,745  $    42,924  $     238,000(a)     $     443,669
Other current liabilities.........................        381,883      229,248         86,000 (c)(d        697,131
                                                    -------------  -----------     ----------        -------------
    Total current liabilities.....................        544,628      272,172        324,000            1,140,800
Long-term debt and other..........................        277,575      103,454        (18,000)(c)          363,029
Stockholders' equity..............................      1,443,284      602,428       (511,000)(b)(c)     1,534,712
                                                    -------------  -----------     ----------        -------------
                                                    $   2,265,487  $   978,054  $    (205,000)       $   3,038,541
                                                    -------------  -----------     ----------        -------------
                                                    -------------  -----------     ----------        -------------

    The accompanying notes are an integral part of these pro forma financial statements.

SILICON GRAPHICS AND CRAY PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                HISTORICAL     HISTORICAL   PRO FORMA ADJUSTMENTS     PRO FORMA
                                                    SGI           CRAY               (m)              COMBINED
                                               -------------  ------------  ----------------------  -------------
NET REVENUES.................................  $   2,228,268  $    727,723  $         --            $   2,955,991

COSTS AND EXPENSES:
Cost of revenues.............................      1,032,059       440,715         71,000 (e)(g)(i      1,543,774
Research and development.....................        247,678       131,262            -- (g)              378,940
Selling, general and administrative..........        619,259       171,521          3,000 (g)(i           793,780
Restructuring/merger related costs...........         22,000       150,109            --                  172,109
                                               -------------  ------------    -----------           -------------
    Total costs and expenses.................      1,920,996       893,607         74,000               2,888,603
                                               -------------  ------------    -----------           -------------
Operating income (loss)......................        307,272      (165,884)       (74,000)                 67,388
Interest and other income (expense), net.....          9,447         5,526        (31,000)(k)             (16,027)
                                               -------------  ------------    -----------           -------------
Income (loss) before taxes...................        316,719      (160,358)      (105,000)                 51,361
Provision (benefit) for income taxes.........         91,863         1,301        (39,900)(l)              53,264
                                               -------------  ------------    -----------           -------------
Net income (loss)............................        224,856      (161,659)       (65,100)                 (1,903)
Preferred stock dividend requirement.........             54       --                 --                       54
                                               -------------  ------------    -----------           -------------
Net income (loss) available to common
 stockholders................................  $     224,802  $   (161,659) $     (65,100)          $      (1,957)
                                               -------------  ------------    -----------           -------------
                                               -------------  ------------    -----------           -------------
Net income (loss) per share..................  $        1.28  $      (6.33)                         $       (0.01)
                                               -------------  ------------                          -------------
                                               -------------  ------------                          -------------
Shares used to compute per share data........        175,435        25,539                                162,800
                                               -------------  ------------                          -------------
                                               -------------  ------------                          -------------

    The accompanying notes are an integral part of these pro forma financial statements.

SILICON GRAPHICS AND CRAY PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                      HISTORICAL    HISTORICAL       PRO FORMA        PRO FORMA
                                                          SGI          CRAY       ADJUSTMENTS (m)     COMBINED
                                                     -------------  -----------  -----------------  -------------
NET REVENUES.......................................  $   1,267,012  $   405,447  $      --          $   1,672,459

COSTS AND EXPENSES:
Cost of revenues...................................        603,967      255,696      38,000 (f)(h)(j       897,663
Research and development...........................        153,540       58,158          --(h)            211,698
Selling, general and administrative................        365,340       85,469       2,000 (h)(j         452,809
Restructuring costs................................          1,275       45,857         --                 47,132
                                                     -------------  -----------    --------         -------------
    Total costs and expenses.......................      1,124,122      445,180      40,000             1,609,302
                                                     -------------  -----------    --------         -------------
Operating income (loss)............................        142,890      (39,733)    (40,000)               63,157
Interest and other income (expense), net...........         13,040       (1,003)    (16,000)(k)            (3,963)
                                                     -------------  -----------    --------         -------------
Income (loss) before taxes.........................        155,930      (40,736)    (56,000)               59,194
Provision (benefit) for income taxes...............         45,220       (1,571)    (21,280)(l)            22,369
                                                     -------------  -----------    --------         -------------
Net income (loss)..................................        110,710      (39,165)    (34,720)               36,825
Preferred stock dividend requirement...............       --            --              --               --
                                                     -------------  -----------    --------         -------------
Net income (loss) available to common
 stockholders......................................  $     110,710  $   (39,165) $  (34,720)        $      36,825
                                                     -------------  -----------    --------         -------------
                                                     -------------  -----------    --------         -------------
Net income (loss) per share........................  $        0.62  $     (1.55)                    $        0.20
                                                     -------------  -----------                     -------------
                                                     -------------  -----------                     -------------
Shares used to compute per share data..............        178,268       25,281                           184,700
                                                     -------------  -----------                     -------------
                                                     -------------  -----------                     -------------

    The accompanying notes are an integral part of these pro forma financial statements.

                           SILICON GRAPHICS AND CRAY
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    (a) Represents borrowings, the liquidation of marketable investments and cash used to finance the acquisition of 19,218,735 shares of Cray Common Stock pursuant to the Offer.

    (b) Represents issuance of one share of Silicon Graphics Common Stock in exchange for each remaining outstanding share of Cray Common Stock at a per share value of $26.15 (average of Silicon Graphics Common Stock closing prices for the five trading days immediately preceding and following the February 26, 1996 announcement of the merger) plus the value of Cray stock options assumed by Silicon Graphics.

    (c) Estimated valuation adjustments of Cray assets and liabilities resulting from the preliminary allocation of the purchase price, elimination of stockholders' equity and the estimated $87 million charge taken at the time of acquisition for purchased research and development costs. The aggregate purchase price (including acquisition costs) is estimated to be approximately $764 million in cash, common stock and the value of Cray stock options assumed by Silicon Graphics.

    (d) Accrued expenses associated with preliminary cost estimates, including severance costs, termination of leases and other reserves.

    (e) Recognition of additional cost of sales assuming a $75 million purchase price adjustment to record inventory at fair value, amortized over nine months assuming acquisition had taken place on July 1, 1994.

    (f) Recognition of additional cost of sales assuming a $60 million purchase price adjustment to record inventory at fair value, amortized over nine months assuming acquisition had taken place on July 1, 1995.

    (g)  Reduction  of  depreciation  and  amortization  related  to   valuation
adjustments of property, plant and equipment and leased systems and spares assuming the acquisition had taken place on July 1, 1994.

    (h)  Reduction  of  depreciation  and  amortization  related  to   valuation
adjustments of property, plant and equipment and leased systems and spares assuming the acquisition had taken place on July 1, 1995.

    (i) Amortization of purchased intangible assets (customer list, Cray trade name, purchased technology and workforce in place) assuming acquisition had taken place on July 1, 1994. Amortization of purchased intangible assets is based on lives ranging from 4-15 years.

    (j) Amortization of purchased intangible assets (customer list, Cray trade name, purchased technology and workforce in place) assuming acquisition had taken place on July 1, 1995. Amortization of purchased intangible assets is based on lives ranging from 4-15 years.

    (k) Adjustment to interest income associated with purchase consideration.

    (l) Income tax effects of pro forma adjustments computed using the combined federal and state statutory rate of 38%.

    (m) The statement of operations presentation excludes the effect of an estimated $87 million charge to operations taken at the time of acquisition for purchased research and development costs related to acquired technology that has not reached technological feasibility and that has no alternative future use.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    In the event that the Merger is consummated, former holders of shares of Cray Common Stock will, at the Effective Time, receive in exchange therefor shares of Silicon Graphics Common Stock.

    The following is a summary of the material differences between the rights of holders of Silicon Graphics Common Stock and the rights of holders of Cray Common Stock at the date hereof. As each of Silicon Graphics and Cray is organized under the DGCL, these differences arise from the various provisions of Silicon Graphics' Restated Certificate of Incorporation (the "Silicon Graphics Restated Certificate"), Silicon Graphics' Bylaws (the "Silicon Graphics Bylaws"), Cray's Certificate of Incorporation (the "Cray Certificate"), Cray's Bylaws (the "Cray Bylaws") and the Silicon Graphics Rights Agreement (as defined below) and the Cray Rights Agreement.

CUMULATIVE VOTING

    The Silicon Graphics Restated Certificate and the Silicon Graphics Bylaws provide for cumulative voting in director elections. The Cray Certificate and Cray Bylaws do not provide for cumulative voting in director elections.

CLASSIFICATION OF BOARD OF DIRECTORS

    The Silicon Graphics Restated Certificate and the Silicon Graphics Bylaws provide for a classified board of directors consisting of three classes. The Cray Certificate and Cray Bylaws do not provide for the classification of the Cray Board.

AMENDMENT TO GOVERNING DOCUMENTS

    The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The Silicon Graphics Restated Certificate and the Cray Certificate do not require a greater level of approval for an amendment thereto. If an amendment would alter the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The Silicon Graphics Restated Certificate expressly authorizes each of the board of directors and the stockholders to adopt, amend or repeal the Silicon Graphics Bylaws. The Cray Certificate expressly authorizes the Cray Board to adopt, amend or repeal the Cray Bylaws.

RIGHTS PLAN

    SILICON GRAPHICS RIGHTS PLAN. Effective February 1, 1991, the Silicon Graphics Board declared a dividend of one preferred share purchase right (a "Silicon Graphics Right") for each outstanding share of Silicon Graphics Common Stock, to stockholders of record as of the close of business on March 1, 1991 and for each share of Silicon Graphics Common Stock issued thereafter pursuant to a Preferred Shares Rights Agreement (as amended, the "Silicon Graphics Rights Agreement"). One Silicon Graphics Right will be issued for each share of Silicon Graphics Common Stock issued in connection with the Merger. Each Silicon Graphics Right entitles the registered holder to purchase from Silicon Graphics one-thousandth of a share of Series B Participating Preferred Stock (the "Silicon Graphics Series B Preferred"), at a price of $200.00, subject to adjustment under certain circumstances set forth in the Silicon Graphics Rights Agreement. Upon the occurrence of certain events generally associated with an unsolicited attempt to take over Silicon Graphics, the Silicon Graphics Rights (except for Silicon Graphics Rights held by an Acquiring Person (as defined in the Silicon Graphics Rights Agreement)) will become exercisable and will cease to trade with the Silicon Graphics Common Stock. Upon the acquisition without the consent of the Silicon Graphics Board of 15% or more of the outstanding shares of Silicon Graphics Common Stock or announcement of a tender offer or exchange offer for shares in excess of 15% or more of the outstanding shares of Silicon

Graphics Common Stock (the "Flip-In Threshold"), each Silicon Graphics Right (except for Silicon Graphics Rights held by an Acquiring Person) will be converted into a right to purchase at the then-current exercise price of the Silicon Graphics Right that number of shares of Silicon Graphics Common Stock having a market value of two times the exercise price of the Silicon Graphics Right or, in the event of a merger of Silicon Graphics into an Acquiring Person, securities of the Acquiring Person having a market value of two times the exercise price of the Silicon Graphics Right. Under certain conditions, Silicon Graphics may elect to redeem the Silicon Graphics Rights for a nominal amount or to exchange the Silicon Graphics Rights not held by an Acquiring Person for Silicon Graphics Common Stock on a one-for-one basis.

    The Silicon Graphics Rights are designed to protect and maximize the value of the outstanding equity interests of Silicon Graphics in the event of an unsolicited attempt by an acquiror to take over Silicon Graphics in a manner or on terms not approved by the Silicon Graphics Board. Takeover attempts frequently include coercive tactics to deprive a corporation's board of directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Silicon Graphics Rights have been declared by the Silicon Graphics Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics could unfairly pressure stockholders, squeeze them out of their investment without giving them an real choice or deprive them of the full value of their shares.

    The Silicon Graphics Rights are not intended to prevent a takeover of Silicon Graphics and will not do so. Nevertheless, the Silicon Graphics Rights may have the effect of rendering more difficult or discouraging an acquisition of Silicon Graphics deemed undesirable by the Silicon Graphics Board. The Silicon Graphics Rights may cause substantial dilution to a person or group that attempts to acquire Silicon Graphics on terms or in a manner not approved by the Silicon Graphics Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Silicon Graphics Rights.

    CRAY RIGHTS PLAN. The Cray Rights Agreement is substantially similar to the Silicon Graphics Rights Agreement, with the exception of a Flip-In Threshold of 20% in contrast to the 15% Flip-In Threshold in the Silicon Graphics Rights Agreement. On February 25, 1996 the Cray Board approved an amendment to the Cray Rights Agreement providing that among other things the execution and delivery of the Merger Agreement and the making of the Offer and the consummation of the Merger and the Offer will not cause the Cray Rights to become exercisable. See "The Merger Agreement and Related Agreements -- Representations and Warranties."

                        COMPENSATION OF CRAY EXECUTIVES

COMPENSATION OF NON-EMPLOYEE DIRECTORS

    Cray paid each director during the year ended December 31, 1995, other than Messrs. Ewald and Samper, directors' fees of $20,000 plus $1,000 for each board and committee meeting attended. The chairs of the Audit, Compensation and Development and Finance Committees each received an additional $1,500 for chairing those committees.

    A retirement income plan established for non-employee directors provided for payment upon retirement to each director of an amount equal to the final annual retainer times the number of years served on the Cray Board or 15 years, whichever is less. In February, 1996, the board terminated the plan, freezing the benefits payable to current directors. No additional amounts will accrue under the plan. In 1995, Cray accrued $71,330 of expense and made payments totalling $20,000 under the plan.

    The Directors' Plan provides for the issuance to non-employee directors of Cray of options to purchase authorized but unissued or reacquired common stock. The Directors' Plan provides for the granting of an initial option for 10,000 shares of common stock on the date the director first assumes office as a director and the grant of an option for an additional 1,000 shares upon the reelection of such director at each subsequent annual stockholders' meeting. The directors nominated to the Cray Board by Merger Sub are not entitled to participate in the Directors' Plan. The options granted under the Directors' Plan are "nonstatutory options" not qualifying under Section 422 or other similar provisions of the Internal Revenue Code. The option price per share for options granted under the Directors' Plan is the closing price for the common stock on the NYSE on the date of grant. The options granted are exercisable in four successive 25% cumulative annual installments commencing one year after the date of grant and expire ten years from the date of grant if unexercised. In February, 1996, the Cray Board approved an amendment to the Directors' Plan increasing the annual grant of options to 2,500.

    In  1995,  the  Cray  Board  approved  a  Deferred  Compensation  Plan   for
Non-Employee Directors pursuant to which directors may elect to defer directors' fees which become payable.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The Summary Compensation Table below includes individual compensation information for the "named executive officers" for services rendered in all capacities during the fiscal years ended December 31, 1995, 1994 and 1993.

SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                          ---------------------------------------  --------------------------------
                                                                   OTHER ANNUAL     RESTRICTED    NUMBER OF SHARES     ALL OTHER
          NAME AND                                                 COMPENSATION    STOCK AWARDED  UNDERLYING STOCK   COMPENSATION
   PRINCIPAL POSITION (1)        YEAR      SALARY     BONUS (2)         (3)             (4)        OPTIONS GRANTED        (5)
- -----------------------------  ---------  ---------  -----------  ---------------  -------------  -----------------  -------------
J. Phillip Samper                   1995  $ 364,626   $ 391,701      $   9,078      $ 4,100,000         300,000        $   4,513
  Chairman and Chief                1994     --          --             --              --               --               --
  Executive Officer                 1993     --          --             --              --               --               --

Robert H. Ewald                     1995    378,064     113,710          3,346          953,125         100,000            7,999
  President and Chief               1994    334,497      15,910          6,756          493,125          --                7,326
  Operating Officer                 1993    296,317     159,782          3,380          --               40,000           10,731

Laurence L. Betterley               1995    155,627      --              2,189          150,600          22,000            7,000
  Chief Financial                   1994    137,054      20,354         --              --                5,000            7,134
  Officer                           1993    113,734      46,543          2,497          --               10,000            5,633

Irene M. Qualters                   1995    168,917      --              2,756          157,680          40,000            7,035
  Senior Vice President             1994    168,257      37,961          2,977          --                7,500            7,414
  Supercomputing Operations         1993    151,757      66,049          2,561          --               10,000            7,278

Michael Dungworth                   1995    145,529      83,819         --              151,485          45,000            7,547
  Vice President                    1994    143,249     134,371         --              --                5,000           13,964
  Customer Service                  1993    120,016     111,552         --              --               10,000            8,624

Don F. Whiting                      1995    195,187      --              3,893           19,125           7,000          453,501
  (former officer)                  1994    194,171      51,575          3,835          --                7,500            7,188
                                    1993    168,750      99,770          4,113          --               29,500            7,912

- ------------------------------
(1) Principal position represents the capacity in which the executive served as of December 31, 1995.

(2) For 1993 and 1994, the amounts shown consist of cash compensation accrued during the fiscal year pursuant to the Annual Incentive Plan or Performance Incentive Plan and the cash bonus under the Incentive Cash Profit Sharing Plan. This column shows for Mr. Samper a $100,000 signing bonus for joining Cray on May 18, 1995 and a guaranteed bonus of $291,701 provided for under his employment agreement with Cray. For Mr. Ewald, this amount shown for 1995 includes a $113,710 bonus for taking on additional responsibilities during Cray's search for a CEO from January 1, 1995 through May 18, 1995. For Mr. Dungworth, the 1995 amount includes a $45,375 bonus for performing the duties of acting Executive Vice President of Sales. In addition, Mr. Dungworth received a $38,444 bonus for exceeding Customer Service operating income goals.

(3) Amounts in this column represent compensation related to income tax and financial planning services provided to the executive. All executive officers of Cray are offered professional income tax services. The cost of these services and the personal income taxes owed by the executive on the imputed income resulting from the receipt of this benefit are paid by Cray and are reflected in this column.

(4) On January 31, 1995, on which date the price per share of Cray Common Stock was $14.75, the following grants of restricted stock were made: Mr.
     Dungworth --  1,160  shares,  resulting  in a  valuation  of  $17,110;  Ms.
     Qualters -- 1,580 shares, resulting in a valuation of $23,305; Mr. Betterley -- 1,100 shares, resulting in a valuation of $16,225; Mr. Whiting -- 1,300 shares resulting in a valuation of $19,175. The shares vest over a two year period, 50% on December 31, 1995 and 50% on December 31, 1996; however, on Mr. Whiting's retirement on December 31, 1995, all shares of restricted stock granted to him vested. On February 27, 1995, Mr. Ewald received a grant of 50,000 shares of restricted stock. The market price on the date of grant was $16.375, resulting in a valuation of $818,750. The shares vest 20% each year over a five year period.

     In addition, Mr. Dungworth, Ms. Qualters, Mr. Betterley and Mr. Ewald received grants of 5,000 shares of restricted stock each on July 25, 1995. The price per share on the date of grant was $26.875, resulting in a valuation of $134,375 for each grant. These shares were subject to vesting conditions based on increasing stock price, with 50% vesting when the price per share of Cray Common Stock reaches $31.875 and holds at that level for 20 consecutive trading days, and the balance vesting when the price per share reaches $36.875 and holds for 20 consecutive trading days.

     Mr. Samper received 200,000 shares of restricted stock in May, 1995. The price per share on the date of grant was $20.50, resulting in a valuation of $4,100,000. The shares are subject to vesting conditions based on increasing the stock price, with 25% increments vesting when the price per share reaches and holds for 20 consecutive trading days at the following levels: $25.00, $30.00, $37.50, and $45.00.

     The shares of restricted stock granted to Mr. Ewald in 1994 were subject to vesting conditions based on growth in earnings per share over a three year period. The minimum vesting requirements were not met, and all of these shares were forfeited to Cray as of January 31, 1995. The shares are not currently outstanding and no dividends were paid on such shares.

     On December 31, 1995, the price per share for Cray Common Stock was $24.625, resulting in the following valuations for the shares of restricted stock held by the persons named: Mr. Samper -- $4,925,000; Mr. Ewald -- $1,354,375; Ms. Qualters -- $162,033; Mr. Betterley -- $150,213; Mr.
     Dungworth -- $151,690; and Mr. Whiting -- $32,013. Dividends, if any are declared, would be paid on the outstanding shares of restricted stock.

     A change of control was deemed to have occurred upon completion of the Offer with the result that all vesting restrictions on unforfeited restricted stock lapsed and the unforfeited restricted stock grants referred to above fully vested.

(5) Represents contributions to Cray's Retirement Savings Plus Plan and term life insurance premiums paid by Cray for the benefit of the executive officer. For Mr. Whiting the amounts also include payments to be made in connection with his retirement.

     STOCK OPTIONS. The following table presents, for each of the named executive officers identified in the "Summary Compensation Table" above, the number of shares of common stock purchased upon exercise of stock options during fiscal year 1995, the aggregate dollar value realized upon exercise based on the market price of the stock on the dates of exercise, and the number of stock options held by such named executive officers as of December 31, 1995, distinguishing between options that are exercisable as of December 31, 1995 and those that will become exercisable at various times in the future.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                           NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                              UNDERLYING                   IN-THE-
                                                                        UNEXERCISED OPTIONS AT     MONEY OPTIONS AT FY-END
                                         SHARES                                 FY-END                       (1)
                                       ACQUIRED ON         VALUE      --------------------------  --------------------------
NAME                                    EXERCISE         REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
J. Phillip Samper.................              0                0             0        300,000            0      1,425,000
Robert H. Ewald...................              0                0        67,163        120,000            0              0
Laurence L. Betterley.............              0                0        19,183         29,000       17,281         51,844
Irene M. Qualters.................              0                0        36,560         55,875       17,281         51,844
Michael Dungworth.................              0                0         8,475         50,225       12,344         37,031
Don F. Whiting....................              0                0        61,074              0       69,125(2)            0

- ------------------------
(1) The fair market value of Cray Common Stock on December 31, 1995 was $24.625 per share.

(2) Mr. Whiting retired on December 31, 1995. Upon retirement all outstanding options became exercisable in accordance with the terms of the Employee Stock Option Plan.

    A change of control was deemed to have occurred upon completion of the Offer with the result that all outstanding options, including those identified as unexercisable at fiscal year end, became fully exercisable.

    The following table presents, for each named executive officer identified in the "Summary Compensation Table" above, the number of shares underlying options granted during 1995, the exercise price for such options, their expiration date and their potential realizable value. The exercise price for all options granted was the fair market value of the shares of common stock of Cray on the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                         NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                                          SHARES        OPTIONS      EXERCISE OR              STOCK PRICE APPRECIATION FOR
                                        UNDERLYING     GRANTED TO    BASE PRICE                     OPTION TERM (2)
                                          OPTIONS     EMPLOYEES IN    PER SHARE   EXPIRATION  ----------------------------
NAME                                      GRANTED     FISCAL YEAR        (1)         DATE          5%             10%
- --------------------------------------  -----------  --------------  -----------  ----------  -------------  -------------
J. Phillip Samper.....................     300,000          21.32%    $  19.875    5/17/05    $   3,749,784  $   9,502,689
Robert H. Ewald.......................     100,000           7.11%    $  26.875    7/25/05    $   1,690,154  $   4,283,183
Irene M. Qualters.....................      40,000           2.84%    $  26.875    7/25/05    $     676,062  $   1,713,273
Laurence L. Betterley.................       7,000           0.50%    $  14.750    1/31/05    $      64,933  $     164,554
                                            15,000           1.07%    $  26.875    7/25/05    $     253,523  $     642,477
Michael Dungworth.....................      40,000           2.84%    $  26.875    7/25/05    $     676,062  $   1,713,273
                                             5,000           0.36%    $  14.750    1/31/05    $      46,381  $     117,539
Don F. Whiting........................       7,000           0.50%    $  14.750    1/31/05    $      64,933  $     164,554

- ------------------------
(1) All options were granted with an exercise price equal to the market price on the date of grant. All options to the named executive officers other than Mr. Samper become exercisable in 25% annual installments commencing one year from the date of grant. The options granted to Mr. Samper vest in 50% installments commencing one year from the grant date. All options were granted under the Employee Stock Option Plan. A change of control was deemed to have occurred upon completion of the Offer with the result that all outstanding options, including the options reflected in this table, became fully exercisable.

(2) These values assume options are exercised at the end of their ten year term and assume a prescribed rate of stock price appreciation. The actual value of these options is dependent on future performance of Cray Common Stock, and there is no assurance the values reflected in the table will be realized.

    Non-cash personal benefits paid to executive officers during each year in the three-year period ended December 31, 1995 did not exceed in the aggregate the lesser of 10% of cash compensation or $50,000 for any individual executive officer.

    Mr. Samper and Cray entered into an employment agreement in May, 1995, when Mr. Samper joined Cray as Chairman and CEO. The term of the agreement ends December 31, 1999. Under the agreement, his 1995 annualized salary was $600,000. Mr. Samper's agreement provides for a guaranteed bonus during the first twelve months of his employment, regardless of Company performance, equal to 80% of Mr. Samper's wages up to a maximum guaranteed bonus of $480,000, and he received a bonus of $291,701 with respect to 1995. The agreement also provided for payment of a $100,000 one-time signing bonus, the grant of a stock option covering 300,000 shares, and a grant of 200,000 shares of restricted stock. The agreement with Mr. Samper also provides for certain severance benefits. Unless termination of Mr. Samper's employment was voluntary (and without justification as described in the agreement) or for cause (as defined in the agreement), Mr. Samper would continue to receive base salary through the balance of the agreement's term or two years, whichever is less, plus any unpaid guaranteed bonus, plus an additional two years of base salary less vested benefits under Cray's Retirement Savings Plus Plan. In the event of death, Cray would pay an amount equal to six months base salary plus any unpaid guaranteed bonus. Cray would also provide relocation benefits unless termination was for cause. See "The Merger -- Interests of Certain Persons in the Merger" for a more detailed discussion of these severance benefits, as well as a deferred compensation agreement entered into between Cray and Mr. Samper that modified certain of these benefits. Cray will also reimburse Mr. Samper for certain tax preparation and financial planning fees up to $15,000 and for certain membership dues.

    Cray and Mr. Whiting have entered into an agreement providing for the payment in 1996 of $195,187, together with tax preparation expenses up to $2,500 and certain outplacement expenses, in connection with Mr. Whiting's retirement from Cray as of December 31, 1995. In addition, Cray and Mr. Whiting entered into a consulting agreement providing for payment of $250,000 in March, 1996, for services related to disposition of certain facilities of Cray.

    In 1989, Cray adopted the Executive Severance Plan covering employees who have been elected by the Cray Board to a position of Vice President or higher. The Executive Severance Plan provides for a payment if a covered employee's employment with Cray is terminated (other than voluntarily, by retirement, death or disability or for "just cause" as defined in the Executive Severance Plan) within 15 months after a "change of control" (as defined in the Executive Severance Plan) equal to two times his or her annual compensation. Cray may amend or terminate the Plan at any time prior to a change of control. In February, 1996, the Executive Severance Plan was amended to exclude from the definition of change of control any transactions approved by the Cray Board. See "The Merger Agreement and Related Agreements -- Representations and Warranties."

    Other than as described above, Cray is not party to any employment agreement with any of its executive officers, and during 1995 it had no pension, profit sharing, remuneration, incentive or other retirement, deferred compensation or contingent compensation plans of any kind solely for the benefit of its executive officers.

             PROPOSAL TO AMEND AND RESTATE THE CRAY RESEARCH, INC.
                        1989 EMPLOYEE BENEFIT STOCK PLAN

    The Employee Stock Option Plan was adopted by the Cray Board on September 7, 1988, and approved by Cray's stockholders on May 16, 1989. The Employee Stock Option Plan provides for the grant to selected management and other key employees of Cray and its subsidiaries, including executive officers, of stock grants, grants of restricted stock and options to purchase authorized but unissued or reacquired Cray Common Stock. The purpose of the Employee Stock Option Plan is to attract and retain persons of ability and motivate them to advance the interests of Cray. A maximum of 7,888,000 shares of Cray Common Stock have been reserved for the grant of restricted stock and the issuance upon the exercise of stock options which may be granted pursuant to the Employee Stock Option Plan. The Employee Stock Option Plan provides for the grant of incentive stock options and nonstatutory stock options. As currently drafted, the Employee Stock Option Plan provides that the options become exercisable at the rate of 25% per year, beginning one year from the date of grant. The Employee Stock Option Plan also provides for a limited number of shares to be issued to employees as stock grants, which may or may not have accompanying restrictions.

    Effective May 3, 1996, the Cray Board amended and restated the Employee Stock Option Plan, subject to ratification by the stockholders of Cray at the Special Meeting, in order to conform certain provisions of the Employee Stock Option Plan to the analogous provisions of the Silicon Graphics, Inc. 1993 Long-Term Incentive Stock Plan (the "Plan Amendment"). The proposed Plan Amendment will (i) eliminate the current vesting schedule for future grants of options in favor of one determined by the Compensation and Development Committee of the Cray Board (the "Committee") in its discretion at the time of an option's grant, (ii) eliminate provisions of the Employee Stock Option Plan that cause an optionee's unvested options to immediately vest upon an optionee's death, disability or retirement after the age of 55, (iii) shorten certain post-termination exercise periods by providing that after an optionee's termination of employment due to death or disability, the optionee (or the optionee's representative) will be able to exercise the options, to the extent that the options were exercisable at the date of termination, for a period of 12 months, and that after an optionee's retirement, the optionee will be able to exercise the options for a period determined by the Committee (generally three months),
(iv) provide for the ability of an optionee to exercise options after an optionee's employment terminates for any other reason for a limited period (generally three months) that will be determined by the Committee in its discretion, (v) eliminate the automatic acceleration of vesting of options that occurs upon a change of control of Cray in favor of a limited right to accelerated option vesting if an optionee's employment is terminated other than for cause within 24 months of a change of control in Cray (other than the Transaction) and (vi) add certain methods of option exercise to the Employee Stock Option Plan. The following description of the Employee Stock Option Plan, as amended, is qualified by reference to the full text of the Employee Stock Option Plan, which is set forth as Annex C to this Proxy Statement/Prospectus.

    The Employee Stock Option Plan is administered by the Committee, the members of which are not eligible to participate in the Employee Stock Option Plan. The Committee has full power to construe and interpret the Employee Stock Option Plan and to establish rules and regulations for its administration. Only employees of Cray and its subsidiaries are eligible to be granted options or to receive stock and restricted stock grants under the Employee Stock Option Plan. The Committee will determine the employees to whom, and the number of shares for which, incentive stock options or nonstatutory options will be granted. Shares subject to options which expire or terminate and shares of restricted stock which are forfeited may be the subject of new grants of stock, restricted stock and options under the Employee Stock Option Plan.

    The exercise price of an option granted under the Employee Stock Option Plan will be 100% of the fair market value of the shares of Cray stock subject to the option at the time of grant of the option. The option exercise price may be paid in cash, by delivery to Cray of shares already held by the optionee, through a broker-assisted or cashless exercise, by delivery of a promissory note or by such other means as is permitted by applicable law. The fair market value of a share of Cray Common Stock was $29.19 as of April 30, 1996. The Employee Stock Option Plan provides for equitable share and price adjustments in the event of a stock dividend, stock split or similar change in capitalization. Options awarded under the Employee Stock Option Plan are nontransferable, except by will or the laws of descent and distribution. The Employee Stock Option Plan will terminate on September 7, 1998, unless terminated earlier by the Cray Board. Options then outstanding will remain in effect until exercise or expiration.

    At the time an option is granted, no income is taxable to the optionee, and Cray is not entitled to a compensation deduction.

    The optionee generally does not recognize taxable income upon exercise of an incentive stock option, and in such case Cray is not entitled to a compensation deduction. Such exercise may, however, subject the optionee to the alternative minimum tax. The optionee generally will recognize gain or loss on disposition of Cray Common Stock acquired pursuant to an incentive stock option based on the difference between the selling price and the option exercise price. If a sale occurs more than one year from the date the Cray Common Stock was issued and more than two years from the date the option was granted, such gain or loss will be long-term capital gain or loss, and Cray will at no time be entitled to a compensation deduction. Gain on a disqualifying disposition of Cray Common Stock prior to the expiration of such holding periods generally is taxable to the optionee as ordinary income to the extent that the market price at the time of exercise exceeds the option price, and any excess is capital gain.

    The optionee will recognize ordinary income at the time a non-qualified option is exercised in the amount by which the market price at the time of exercise exceeds the option exercise price. The optionee will realize capital gain or loss at the time of a sale of Cray Common Stock acquired pursuant to the exercise of a non-qualified stock option based on the difference between the selling price and the fair market value at the time of exercise.

    Cray will be entitled to a compensation deduction upon a disqualifying disposition of incentive stock option shares and upon the exercise of a non-qualified stock option in the same amount and at the same time as the optionee realizes ordinary income, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended.

    The Employee Stock Option Plan provides that within 24 months of a "change in control" of Cray (as determined by the Committee), all unvested options of an optionee will immediately vest if the optionee's employment is terminated by Cray without cause or if the optionee resigns for certain specified reasons during such period. The Cray Board, without the approval of the stockholders of Cray, may amend the Employee Stock Option Plan in any manner it deems to be in the best interests of Cray. Stockholder approval is required, among other things, to increase the maximum number of shares subject to the Employee Stock Option Plan or restrict the class of management and other key employees eligible to be granted awards under the Employee Stock Option Plan.

    As a result of the Merger, Silicon Graphics will assume Cray's obligations under the Employee Stock Option Plan, and all references to Cray in such plan, and the agreements for options issued under such plan, will thereafter be deemed to refer to Silicon Graphics.

    Approval and ratification of the Plan Amendment requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. MERGER SUB HAS SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL AND ADOPTION OF THE PLAN AMENDMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER.

    THE CRAY BOARD RECOMMENDS VOTING FOR THE APPROVAL AND RATIFICATION OF THE PLAN AMENDMENT.

                                    EXPERTS

    The consolidated financial statements of Silicon Graphics at June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Cray at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

    The validity of the Silicon Graphics Common Stock issuable pursuant to the Merger will be passed upon for Silicon Graphics by Shearman & Sterling, San Francisco, California. Proskauer Rose Goetz & Mendelsohn LLP, New York, New York is acting as counsel for Cray in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

    The Cray Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Cray Board.

                             STOCKHOLDER PROPOSALS

    The date by which stockholder proposals must have been received by Cray for inclusion in the proxy statement and the form of proxy for its 1996 Annual Meeting of Stockholders, if the Merger has not been consummated prior to the date the meeting is to be held, was November 10, 1995.

                                                                         ANNEX A

                                                            FINAL EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             SILICON GRAPHICS, INC.

                           C ACQUISITION CORPORATION

                                      AND

                              CRAY RESEARCH, INC.

                         DATED AS OF FEBRUARY 25, 1996

                               TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                  ---------

                                                 ARTICLE I
                                                 THE OFFER

SECTION 1.01.        The Offer..................................................................        A-1
SECTION 1.02.        Company Action.............................................................        A-2
SECTION 1.03.        Directors..................................................................        A-3

                                                ARTICLE II
                                                THE MERGER

SECTION 2.01.        The Merger.................................................................        A-3
SECTION 2.02.        Effective Time.............................................................        A-4
SECTION 2.03.        Effect of the Merger.......................................................        A-4
SECTION 2.04.        Certificate of Incorporation; By-Laws......................................        A-4
SECTION 2.05.        Directors and Officers.....................................................        A-4
SECTION 2.06.        Effect on Capital Stock....................................................        A-4
SECTION 2.07.        Exchange of Certificates...................................................        A-5
SECTION 2.08.        Stock Transfer Books.......................................................        A-7
SECTION 2.09.        Dissenting Shares..........................................................        A-7
SECTION 2.10.        No Further Ownership Rights in Company Common Stock........................        A-7
SECTION 2.11.        Lost, Stolen or Destroyed Certificates.....................................        A-7
SECTION 2.12.        Taking of Necessary Action; Further Action.................................        A-8

                                                ARTICLE III
                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.        Organization and Qualification; Subsidiaries...............................        A-8
SECTION 3.02.        Certificate of Incorporation and By-Laws...................................        A-8
SECTION 3.03.        Capitalization.............................................................        A-8
SECTION 3.04.        Authority Relative to this Agreement.......................................        A-9
SECTION 3.05.        No Conflict; Required Filings and Consents.................................       A-10
SECTION 3.06.        Compliance; Permits........................................................       A-11
SECTION 3.07.        SEC Filings; Financial Statements..........................................       A-11
SECTION 3.08.        Absence of Certain Changes or Events.......................................       A-12
SECTION 3.09.        No Undisclosed Liabilities.................................................       A-12
SECTION 3.10.        Absence of Litigation......................................................       A-12
SECTION 3.11.        Employee Benefit Plans; Employment Agreements..............................       A-12
SECTION 3.12.        Labor Matters..............................................................       A-14
SECTION 3.13.        Registration Statement; Proxy Statement....................................       A-14
SECTION 3.14.        Restrictions on Business Activities........................................       A-14
SECTION 3.15.        Title to Property..........................................................       A-15
SECTION 3.16.        Taxes......................................................................       A-15
SECTION 3.17.        Environmental Matters......................................................       A-16
SECTION 3.18.        Brokers....................................................................       A-17
SECTION 3.19.        Intellectual Property......................................................       A-17
SECTION 3.20.        Vote Required..............................................................       A-18

                                                                                                    PAGE
                                                                                                  ---------
SECTION 3.21.        Opinion of Financial Advisor...............................................       A-18
SECTION 3.22.        Full Disclosure............................................................       A-18

                                                ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01.        Organization and Qualification.............................................       A-18
SECTION 4.02.        Authority Relative to This Agreement.......................................       A-18
SECTION 4.03.        No Conflict; Required Filings and Consents.................................       A-19
SECTION 4.04.        Certificate of Incorporation and By-Laws...................................       A-19
SECTION 4.05.        Capitalization.............................................................       A-19
SECTION 4.06.        Compliance; Permits........................................................       A-20
SECTION 4.07.        SEC Filings; Financial Statements..........................................       A-20
SECTION 4.08.        Absence of Certain Changes or Events.......................................       A-21
SECTION 4.09.        Restrictions on Business Activities........................................       A-21
SECTION 4.10.        Title to Property..........................................................       A-21
SECTION 4.11.        No Undisclosed Liabilities.................................................       A-21
SECTION 4.12.        Absence of Litigation......................................................       A-21
SECTION 4.13.        Registration Statement; Proxy Statement/Prospectus.........................       A-21
SECTION 4.14.        Brokers....................................................................       A-22
SECTION 4.15.        No Stockholder Vote........................................................       A-22
SECTION 4.16.        Financing..................................................................       A-22
SECTION 4.17.        Full Disclosure............................................................       A-22

                                                 ARTICLE V
                                  CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01.        Conduct of Business by the Company Pending the Merger......................       A-22
SECTION 5.02.        No Solicitation............................................................       A-24
SECTION 5.03.        Conduct of Business by Parent Pending the Merger...........................       A-25

                                                ARTICLE VI
                                           ADDITIONAL AGREEMENTS

SECTION 6.01.        Proxy Statement/Prospectus; Registration Statement.........................       A-25
SECTION 6.02.        Stockholders' Meeting......................................................       A-26
SECTION 6.03.        Access to Information; Confidentiality.....................................       A-26
SECTION 6.04.        Consents; Approvals........................................................       A-26
SECTION 6.05.        Stock Options..............................................................       A-26
SECTION 6.06.        Company Stock Purchase Plan................................................       A-27
SECTION 6.07.        Employment Matters.........................................................       A-27
SECTION 6.08.        Agreements of Affiliates...................................................       A-27
SECTION 6.09.        Indemnification............................................................       A-27
SECTION 6.10.        Notification of Certain Matters............................................       A-28
SECTION 6.11.        Further Action.............................................................       A-28
SECTION 6.12.        Public Announcements.......................................................       A-28
SECTION 6.13.        Listing of Parent Common Shares............................................       A-28

                                                ARTICLE VII
                                         CONDITIONS TO THE MERGER

SECTION 7.01.        Conditions to Obligation of Each Party to Effect the Merger................       A-29

                                                                                                    PAGE
                                                                                                  ---------
SECTION 7.02.        Additional Conditions to Obligations of Parent and Merger Sub..............       A-29
SECTION 7.03.        Additional Conditions to Obligation of the Company.........................       A-30

                                               ARTICLE VIII
                                                TERMINATION

SECTION 8.01.        Termination................................................................       A-30
SECTION 8.02.        Effect of Termination......................................................       A-31
SECTION 8.03.        Fees and Expenses..........................................................       A-31

                                                ARTICLE IX
                                            GENERAL PROVISIONS

SECTION 9.01.        Effectiveness of Representations, Warranties and Agreements................       A-32
SECTION 9.02.        Notices....................................................................       A-32
SECTION 9.03.        Certain Definitions........................................................       A-33
SECTION 9.04.        Amendment..................................................................       A-34
SECTION 9.05.        Waiver.....................................................................       A-34
SECTION 9.06.        Headings...................................................................       A-34
SECTION 9.07.        Severability...............................................................       A-34
SECTION 9.08.        Entire Agreement...........................................................       A-34
SECTION 9.09.        Assignment, Merger Sub.....................................................       A-34
SECTION 9.10.        Parties in Interest........................................................       A-34
SECTION 9.11.        Failure or Indulgence Not Waiver; Remedies Cumulative......................       A-35
SECTION 9.12.        GOVERNING LAW..............................................................       A-35
SECTION 9.13.        Counterparts...............................................................       A-35
SECTION 9.14.        WAIVER OF JURY TRIAL.......................................................       A-35

Annexes:

Annex A:  Conditions to the Offer...............................................................       A-36

Annex B:  Certain Employee Matters..............................................................       A-38

Annex C:  Form of Affiliate Agreement...........................................................       A-40

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of February 25, 1996 (this "AGREEMENT"), among SILICON GRAPHICS, INC., a Delaware corporation ("PARENT"), C ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and CRAY RESEARCH, INC., a Delaware corporation (the "COMPANY"),

                              W I T N E S S E T H:

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "OFFER") to acquire 19,218,735 of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK") and the associated Common Share Purchase Rights (the "RIGHTS") (shares of Company Common Stock together with the associated Rights being hereinafter collectively referred to as "SHARES") for $30.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "PER SHARE AMOUNT") net to the seller in cash, upon the terms and subject to the conditions of this Agreement and the Offer;

    WHEREAS, the board of directors of the Company (the "BOARD") has approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer;

    WHEREAS, also in furtherance of such combination, the boards of directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, pursuant to the Merger, each outstanding Share shall be converted into the right to receive the Merger Consideration (as defined in Section 2.07(b)), consisting of shares of common stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK") and, if applicable, cash upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    SECTION 1.01. THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in ANNEX A shall have occurred or be existing, Merger Sub shall commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement of Merger Sub's intention to commence the Offer. The obligation of Merger Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall only be subject to (i) the condition (the "MINIMUM CONDITION") that at least the number of Shares that when added to the Shares already owned by Parent shall constitute a majority of the then outstanding Shares on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction or waiver of the other conditions set forth in ANNEX A. Merger Sub expressly reserves the right to waive any such condition (other than the Minimum Condition), to increase the price per Share payable in the Offer and to make any other changes in the terms and conditions of the Offer; PROVIDED, HOWEVER, that unless Parent and Merger Sub shall have obtained the prior written approval of the Company, no change may be made in the Offer which (i) decreases the price per Share payable in the Offer, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) changes or waives the Minimum Condition, or (v) modifies the conditions to the Offer set forth in ANNEX A or imposes conditions to the Offer in addition to those set forth in ANNEX A. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after expiration of the Offer, all Shares validly tendered and not withdrawn; PROVIDED, HOWEVER, that notwithstanding the foregoing Parent may, in its sole discretion, extend the expiration date of the Offer for up to 15 business days, and agrees on a one-time basis if all other conditions to the Offer have been met, to extend the expiration date for the Offer for 10 business days if on the relevant date of expiration at least 45% of the then outstanding Shares (calculated on a fully diluted basis) have been tendered and not withdrawn from the Offer.

    (b) As soon as practicable on the date of commencement of the Offer, Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "SCHEDULE 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "OFFER TO PURCHASE") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "OFFER DOCUMENTS"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. Parent, Merger Sub and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub shall give the Company and its counsel the opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC.

    SECTION 1.02. COMPANY ACTION. (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on February 25, 1996, has (i) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (the "TRANSACTIONS"), and (ii) unanimously recommended that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Transactions. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, subject to the second sentence of Section 5.02(a).

    (b) As soon as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") containing the recommendation of the Board described in
Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any other applicable federal securities laws. The
Schedule 14D-9 will comply in all other material respects with the provisions of applicable federal securities laws. The Company, Parent and Merger Sub agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

    (c) The Company shall promptly furnish Merger Sub with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Merger Sub with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Merger Sub or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub shall, and each of Parent and Merger Sub shall cause its affiliates, associates, agents and advisors to, (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger, and (iii) if this Agreement shall be terminated in accordance with Section 8.01, promptly deliver to the Company all copies (whether in human or machine readable form) of such information then in their possession.

    SECTION 1.03. DIRECTORS. (a) Promptly upon the purchase by Merger Sub of a majority of the outstanding Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Merger Sub, Merger Sub shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Board as will give Merger Sub representation on the Board equal to that number of directors which equals the product of the total number of directors on the Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1.03 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its affiliates) bears to the number of Shares outstanding. At such times, the Company will also cause (i) each committee of the Board of Directors, (ii) if requested by Merger Sub, the board of directors of each of the Company's subsidiaries and (iii) if requested by Merger Sub, each committee of such board to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board. The Company shall, upon request by Merger Sub, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub designees to be elected to the Board and shall cause Merger Sub's designees to be so elected.

    (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Merger Sub will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. THE MERGER. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

    (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 2.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "EFFECTIVE TIME").

    SECTION 2.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.04. CERTIFICATE OF INCORPORATION; BY-LAWS. (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; PROVIDED, HOWEVER, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Cray Research, Inc."

    (b) BY-LAWS. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 2.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 2.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

    (a) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time ("INELIGIBLE SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (b) CONVERSION OF SECURITIES. Subject to Section 2.06(f), each remaining outstanding Share (other than Dissenting Shares) shall be converted into the right to receive (i) 1.00 fully paid and non-assessable share of Parent Common Stock (the "EXCHANGE RATIO"); provided, however, that if Merger Sub accepts for payment and pays for less than 19,218,735 (the "OFFERED NUMBER") Shares in the Offer (the number of Shares so accepted for payment and paid for being referred to herein as the "ACCEPTED SHARE NUMBER"), then the Exchange Ratio shall be equal to a fraction (the "ADJUSTED EXCHANGE RATIO"), (A) the numerator of which is equal to (x) the number of outstanding Shares immediately prior to the Effective Time (excluding Ineligible Shares) (the "FINAL OUTSTANDING NUMBER") PLUS (y) the Accepted Share Number MINUS (z) the Offered Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding PROVISO, an amount in cash equal to a fraction, (A) the numerator of which is the product of the Per Share Amount and the amount by which the Offered Number exceeds the Accepted Share Number and (B) the denominator of which is the Final Outstanding Number.

    (c) ASSUMPTION OF STOCK OPTIONS AND STOCK PURCHASE RIGHTS. All options to purchase Company Common Stock granted under the Cray Research, Inc. 1985 Incentive Stock Option and Nonstatutory Option Plan (the "1985 EMPLOYEE PLAN"), the Cray Research, Inc. 1989 Employee Benefit Stock Plan (the "EMPLOYEE STOCK PLAN") and the Cray Research, Inc. 1989 Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN" and, together with the 1985 Employee Plan and the
Employee Stock Plan, the "STOCK OPTION PLANS") or pursuant to any other arrangement adopted by the Board to provide options to directors, officers or employees of the Company (in any such case, an "OPTION") then outstanding shall be assumed by Parent in accordance with Section 6.05. Immediately prior to the Effective Time, all rights to purchase Company Common Stock then outstanding under the Company's Qualified Stock Purchase Investment Plan (the "COMPANY STOCK PURCHASE PLAN") shall be converted into shares of Company Common Stock in accordance with Section 6.06.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for trades of Parent Common Stock as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Common Stock has occurred.

    (g) CONVERTIBLE DEBENTURES. The 6 1/8% Convertible Subordinated Debentures due 2011 of the Company (the "CONVERTIBLE DEBENTURES") shall, pursuant to the terms of the Indenture between the Company and Manufacturers Hanover Trust Company (the "TRUSTEE"), dated as of February 1, 1986 (the "INDENTURE"), become thereafter convertible only into that number of shares of Parent Common Stock and cash, if any, that the holder of any such Convertible Debentures would have received if such holder had converted such Convertible Debentures immediately prior to the Effective Time as provided in Section 15.06 of the Indenture. Parent shall execute and deliver a supplemental indenture (the "SUPPLEMENTAL INDENTURE"), which shall evidence Parent's assumption of the Convertible Debentures and provide that the holder of each Convertible Debenture shall have the right thereafter to convert such Convertible Debenture as described above, in each case in accordance with the terms of the Indenture.

    SECTION 2.07.  EXCHANGE OF CERTIFICATES.   (a) EXCHANGE AGENT. Parent  shall
deposit, or shall cause to be deposited, to or for the account of a bank or trust company designated by Parent (the

"EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this
Section 2.07, through the Exchange Agent, certificates evidencing the Parent Common Stock and, if applicable, the cash portion of the Merger Consideration, issuable pursuant to Section 2.06 in exchange for outstanding Shares.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock and, in lieu of any fractional shares thereof, cash, and, if applicable, the cash portion of the Merger Consideration payable pursuant to Section 2.06(b). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) the amount of cash, if any, payable with respect to such shares pursuant to Section 2.06(b), (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(c), and
(D) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.06(f) (the Parent Common Stock, cash, dividends and distributions described in clauses (A), (B), (C) and (D) being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of the Company Common Stock shall have been so converted, the right to receive the cash portion of the Merger Consideration payable with respect thereto pursuant to Section 2.06(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 2.06(f).

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

    (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE") or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

    SECTION 2.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    SECTION 2.09. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "DISSENTING SHARES') shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.07, of the certificate or certificates that formerly evidenced such Shares.

    (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

    SECTION 2.10. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    SECTION 2.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger
Consideration as may be required pursuant to Section 2.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 2.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the written disclosure schedule previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"). Except as set forth in Section 3.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Within 14 days after the date hereof, the Company will provide Parent a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for any such violations as would not have a Material Adverse Effect.

    SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 Shares. As of February 22, 1996, (i) 25,624,980 Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 5,886,041 Shares were held in the treasury of the Company,
(iii) 5,530,573 Shares were reserved for future issuance pursuant to outstanding Options granted under the Employee Stock Plan, (iv) 1,622,638 Shares were reserved for future issuance pursuant to future option grants under the Employee Stock Plan, (v) 90,000 Shares were reserved for future issuance pursuant to outstanding Options granted under the Directors' Plan, (vi) 107,500 Shares were reserved for future issuance pursuant to future option grants under the Directors' Plan, (vii) 663,304 Shares were reserved for future issuance pursuant to option grants under the Company Stock Purchase Plan, (viii) 1,051,282 Shares were reserved for future issuance with respect to the Convertible Debentures and (ix) 500,000 Shares were reserved for issuance pursuant to the Company's Performance Incentive Plan. No change in such capitalization has occurred between February 22, 1996 and the date hereof other than any change associated with the exercise of vested Options or purchases under the Company Stock Purchase Plan. Except for the Convertible Debentures and as set forth in this Section 3.03 or Section 3.11 hereof or in Section 3.03 or Section 3.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as is set forth in Section
3.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, other than directors' or similar DE MINIMIS statutory qualifying shares, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes the legal, valid and binding obligation of the Company.

    (b) The Board has taken all necessary action to amend the Rights Agreement, dated as of May 15, 1989, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "RIGHTS AGREEMENT"), so that (A) none of the execution or delivery of this Agreement or the making of the Offer will cause (i) the Rights (as defined in the Rights Agreement) to become exercisable under the Rights Agreement, (ii) Parent or Merger Sub or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (iii) the "Shares Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event, (B) none of the acceptance for payment or payment for Shares by Merger Sub pursuant to the Offer or the consummation of the Merger will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent or Merger Sub or any of their affiliates to be deemed an Acquiring Person or (iii) the Shares Acquisition Date to occur upon any such event, and (C) the "Expiration Date" (as defined in the Rights Agreement) shall occur no later than immediately prior to the purchase of Shares pursuant to the Offer. The "Distribution Date" (as defined in the Rights Agreement) has not occurred.

    (c) As of the date hereof and pursuant to Section 203(a)(1) of the Delaware Law, the restrictions contained in Section 203 of the Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the Delaware Law, the restrictions contained in Section 203 of the Delaware Law are and shall be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

    (d) The Board has taken all necessary action to amend the Cray Research, Inc. Executives Severance Compensation Plan, the Cray Research, Inc. Key Management/Professional Severance Compensation Plan and the Cray Research, Inc. General Employee Severance Compensation Plan (collectively, the "PARACHUTE PLANS") so that none of the execution, delivery or performance of this Agreement, including, without limitation, consummation of the Offer and the Merger shall constitute a "Change of Control" for the purposes of such Parachute Plans.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 3.05(a) of the Company Disclosure Schedule includes a list as of the date hereof
(i) all contracts of the Company and its subsidiaries the loss of which would have a Material Adverse Effect on the Company, (ii) all contracts pursuant to which the Company expects or is scheduled to receive (assuming full performance by the Company pursuant to the terms thereof) revenue of $5,000,000 or more during the eighteen (18) month period following the date hereof, and (iii) all agreements which, as of the date hereof, will be required to be filed, with the Securities Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "EXCHANGE ACT") as "material contracts" ((i), (ii) and (iii) being, collectively, the "MATERIAL CONTRACTS") of the Company and its subsidiaries).

    (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any non-United States competition, antitrust and investment laws and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse
Effect.

    SECTION 3.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except where such conflicts, defaults and violations would not have a Material Adverse Effect on the Company.

    (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1993 and has made available to Parent (i) its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1995, respectively,
(ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1993, (iii) all other reports or registration statements filed by the Company with the SEC (other than Reports on Form 10-Q, Reports on Forms 3, 4 or 5 and Schedule 13G filed on behalf of affiliates of the Company) since December 31, 1993, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and contained in
Section 3.09 of the Company Disclosure Schedule was prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.08 of the Company Disclosure Schedule and the Company SEC Reports, since December 31, 1995, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (ii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that had a Material Adverse Effect; (iii) any change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any other action or event that would have required the consent of Parent pursuant to Section 5.01 had such action or event occurred after the date of this Agreement; or (vi) any sale of a material amount of assets of the Company, except for the sale of inventory in the ordinary course of business.

    SECTION  3.09.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed in
Section 3.09 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 included in Section 3.09 of the Company Disclosure Schedule (the "1995 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1995 Balance Sheet, or (c) incurred since December 31, 1995 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 3.10. ABSENCE OF LITIGATION. Except for routine litigation that individually and in the aggregate if determined adversely to the Company would not result in the Company paying damages net of insurance in excess of $250,000 and except as is set forth in Section 3.10 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

    SECTION 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 3.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar material fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, regardless of whether ERISA is applicable thereto, for the benefit of, or relating to, any employee or former employee of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA AFFILIATE") within the meaning of Section 414 of the Code (the "EMPLOYEE PLANS"), and a copy of each such written Employee Plan has been made available to Parent (other than Foreign Employee Plans (as defined herein), which shall be made available to the Parent prior to the Effective Time to the extent practicable).

    (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, and except as any inaccuracy in the following statements, individually or in the aggregate, would not have a Material Adverse Effect on the Company,
(i) none of the Employee Plans provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iii) each Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which could reasonably be expected to impair such determination; (iv) all contributions required to be made to any Employee Plan under the terms of the Employee Plan or any collective bargaining agreement or as required by law, have been made on or before their due dates and, to the extent required by GAAP, a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (v) none of the Employee Plans are, or are expected to become, subject to the provisions of Title IV of ERISA or Section 412 of the Code and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

    (c) To the knowledge of the Company, there are no pending material investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

    (d) Other than as set forth in Section 3.11(d) of the Company Disclosure Schedule, there are no material actions, suits or claims pending or, to the best knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

    (e) Other than as described in Section 3.11(e) of the Company Disclosure Schedule, to the knowledge of the Company, no condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

    (f) Section 3.11(f)(1) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds an Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option (to the extent determined as of the date hereof), whether such Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such Option. Section 3.11(f)(2) of the Company Disclosure Schedule also sets forth the total number of Options.

    (g) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each Employee Plan maintained or contributed to by any subsidiary of the Company that is not subject to United States law (a "FOREIGN EMPLOYEE PLAN"), except as any inaccuracy in the following statements, individually or in the aggregate, would not have a Material Adverse Effect:

        (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Employee Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

        (ii) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the fair market value of the assets of each funded Foreign Employee Plan, the liability of each insurer for any Foreign Employee Plan funded through insurance or the book reserve established for any Foreign Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Employee Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Employee Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

       (iii) Each Foreign Employee Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

    (h) Section 3.11(h) of the Company Disclosure Schedule sets forth the wage review and compensation guidelines for employees adopted by the Company in 1996.

    (i) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000 and which are not terminable on less than 60 days' notice without penalty; (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (iv) the various forms of employment agreement, if any, of the Company for its non-executive employees.

    SECTION 3.12. LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies are reasonably likely to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

    SECTION 3.13.    REGISTRATION  STATEMENT;  PROXY  STATEMENT.    Neither  the
Schedule 14D-9 nor any of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (together with any amendments thereof or supplements thereto, the "REGISTRATION STATEMENT") or (iii) the proxy and/or information statement relating to the meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") to be held in connection with the Merger (the "PROXY STATEMENT" and, together with the Registration Statement, the "PROXY STATEMENT/PROSPECTUS") will, at the respective times filed with the SEC or other regulatory agency and, in addition,
(A) in the case of the Offer Documents, at the date they or any amendments or supplements thereto are mailed to Stockholders, (B) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time and (C) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Schedule 14D-9 will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement, Offer Documents or the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    SECTION 3.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Offer and the Merger) the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

    SECTION 3.15. TITLE TO PROPERTY. The Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect on the Company.

    SECTION 3.16. TAXES. (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

    (b) Other than as disclosed on Section 3.16(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. To the best of the Company's knowledge, the Company and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to penalties or additions to Tax that would have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment. There are no requests for information from the IRS or any other taxing authority or agency currently outstanding that could have a Material Adverse Effect imposed on the Company or any subsidiaries. Except as disclosed in Section 3.16(b) of the Company Disclosure Schedule, no material Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal income tax (except as disclosed in Section 3.16(b) of the Company Disclosure Schedule) or material state corporate income or franchise tax (except as the Company has advised Parent's representatives). Neither the Company nor any of its subsidiaries is required to include in income (i) any material items in respect of any change in accounting principles or any deferred intercompany transactions, or (ii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor.

    (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 3.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement, or maintains or sponsors any Employee Plans, that will reasonably be expected to result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, determined without regard to Section 280G(b)(4) of the Code; (ii) since January 1, 1989, neither the Company nor any of its subsidiaries has been subject or is likely to be subject to any accumulated earnings tax or personal holding company tax; (iii) except for its subsidiaries organized in Germany, France and the Netherlands, none of the Company's foreign subsidiaries have material "excess passive assets" as defined in section 956A(c) of the Code; (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (v) neither the Company nor any of its subsidiaries has entered into any deferred intercompany transaction within the meaning of section 1.1502-13(a)(2) of the United States Treasury Regulations as to which material items of deferred gain or loss has not been restored; and (vi) no material excess loss account within the meaning of section 1.1502-31T(a)(2)(v) of the United States Treasury Regulations exists with respect to the stock of any of its subsidiaries.

    (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, no power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force.

    (e) Neither the Company nor any of its subsidiaries is a party to any material agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

    (f) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except where the failure to do so would not have a Material Adverse Effect.

    SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Section 3.17 of the Company Disclosure Schedule, and except in all cases, in the aggregate, as have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorization which are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents) (the "ENVIRONMENTAL LAWS"); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with the Company's operations, or prevent continued compliance with the Environmental Laws, or which would reasonably be likely to give rise to any common law or statutory liability of, or otherwise form the basis of any claim, action, suit or proceeding against, the Company or any of its subsidiaries (or any of their respective agent's) based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

    SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Salomon Brothers Inc pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 3.19. INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company, each of which, where applicable, is to the Company's knowledge valid and subsisting. Section 3.19(a) of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 3.19(a) of the Company Disclosure Schedule (as supplemented during the 14 day period following the date hereof) includes and specifically identifies all material third-party patents, trademarks or copyrights (the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 3.19(a) of the Company Disclosure Schedule (as supplemented during the 14 day period following the date hereof (in the case of clause (iii))) lists (i) any requests the Company has received since December 31, 1993 to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code and source code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

    (b) Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property Rights license, sublicense or agreement described in Section 3.19(a) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any valid grounds for any bona fide claims exist
(i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret;
(ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the

Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

    (c)   Substantially   all  employees   of  the   Company  have   executed  a
confidentiality and invention agreement containing terms substantially similar to the form previously delivered to Parent.

    SECTION 3.20. VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

    SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Salomon Brothers Inc, that in its opinion, as of the date hereof, the consideration to be received by holders of the Company Common Stock in the Offer and the Merger is fair from a financial point of view to such holders, and has delivered a written copy of such opinion to Parent.

    SECTION 3.22. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION. Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

    SECTION 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Boards of Directors of Parent and Merger Sub have determined that it is advisable and in the best interest of their respective stockholders for each to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    SECTION 4.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 4.03(a) of the written disclosure schedule previously delivered by Parent and Merger Sub to the Company (the "PARENT DISCLOSURE SCHEDULE") includes a list of all contracts material to the business of Parent and its subsidiaries taken on a whole ("PARENT MATERIAL CONTRACT").

    (b) Except as set forth in Section 4.03(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Parent Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws and the pre-merger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

    SECTION  4.04.    CERTIFICATE  OF INCORPORATION  AND  BY-LAWS.    Parent has
heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and the By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

    SECTION 4.05. CAPITALIZATION. As of January 31, 1996, the authorized capital stock of Parent consisted of (i) 500,000,000 shares of Parent Common Stock of which: 162,025,947 shares were issued and outstanding, 342,489 shares were held by subsidiaries of the Company or in its treasury, 38,459,745 shares were reserved for issuance pursuant to option grants under Parent's stock option plans, 1,774,574 were reserved for future issuance pursuant to option grants under Parent's employee stock purchase plan, 589,266 were reserved for future issue on exchange of shares issued by a subsidiary, 619,469 shares were reserved for future issuance with respect to Parent's outstanding Series A Convertible Preferred Stock, 7,402,395 shares were reserved for issuance with respect to Zero Coupon Convertible Subordinated Debentures due 2013 and 49,659 shares were reserved for issuance with respect to a convertible debenture due November 11, 1997; and (ii) 2,000,000 shares of Preferred Stock, no par value ("PARENT
PREFERRED STOCK"), of which: 17,500 shares of Series A Convertible Preferred Stock and one share of Series E Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between January 31, 1996 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The issuance of shares of Parent Common Stock in connection with the Merger, upon exercise of Options assumed and upon conversion of the Convertible Debentures have been duly authorized, and, when issued in connection with the Merger or upon such exercise or conversion, will be validly issued, fully paid and nonassessable.

    SECTION 4.06. COMPLIANCE; PERMITS. (a) Neither Parent, nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

    (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

    SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1993, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995 and December 31, 1995, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1995,
(iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 30, 1995 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 4.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
Section 4.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since June 30, 1995, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) except as disclosed in Section 4.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section
5.03 had such action or event occurred after the date of this Agreement; or (vi) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 4.09. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

    SECTION 4.10. TITLE TO PROPERTY. Except as is disclosed in the Parent SEC Reports, Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect. Except as is disclosed in the Parent SEC Reports, Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Parent, each of which, where applicable, is to Parent's knowledge valid and subsisting.

    SECTION  4.11.   NO  UNDISCLOSED  LIABILITIES.   Except  as is  disclosed in
Section 4.11  of the  Parent  Disclosure Schedule  or  the Parent  SEC  Reports,
neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in Parent's balance sheet (including any related notes thereto) as of June 30, 1995 included in the Parent SEC Reports (the "JUNE 30 BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 30 Balance Sheet, or (c) incurred since June 30, 1995 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 4.12. ABSENCE OF LITIGATION. Except as set forth in Section 4.12 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

    SECTION 4.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 3.13, neither
(i) the Offer Documents, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, nor (ii) the Registration Statement pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 3.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing. The Offer Documents and the Registration Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder.

    SECTION 4.14. BROKERS. No broker, finder or investment banker (other than Unterberg Harris L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    SECTION 4.15.  NO STOCKHOLDER VOTE.   No vote of the stockholders of  Parent
is necessary to approve the Offer or the Merger or the issuance of Parent Common Shares therein.

    SECTION  4.16.  FINANCING.   Parent has,  or will have,  sufficient funds to
permit Merger Sub to acquire Shares pursuant to the Offer and the Merger.

    SECTION 4.17. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as may be otherwise expressly indicated as permitted in Section
5.01 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to take all reasonable action necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property, Third Party Intellectual Property Rights, and Material Contracts and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement and
Section 5.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of
Parent:

        (a) amend or otherwise change the Company's Certificate of Incorporation or By-Laws;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to the exercise of Options under the Stock Option Plans (as defined in Section
    2.06(c)) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 2.06(c)), which Options or rights, as the case may be, are outstanding on the date hereof or with respect to the Convertible Debentures);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice on which individually and in the aggregate do not exceed $1,000,000 and (ii) dispositions of obsolete or worthless assets);

        (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options or restricted stock granted under the Stock Option Plans or authorize cash payments in exchange for any such Options or restricted stock;

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

        (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property (other than in the ordinary course of business, consistent with past practice, in connection with systems sales and software developer programs), or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights;

        (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of the amount specified in Section 3.08(g) of the Company Disclosure Schedule for the Company and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that no more than one half of such amount shall be made or firmly committed prior to June 30, 1996, and, PROVIDED, FURTHER that the Company will give Parent prior notice of the making or the firm commitment of more than $5 million of capital expenditure in any calendar quarter; (v) terminate any Material Contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.01(g);

        (h) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries except in accordance with the policies and procedures described in ANNEX B, or establish, adopt, enter into or amend any Employee Plan (other than amendments required pursuant to Section 6.06);

        (i) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

        (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of federal income tax or material state corporate income or franchise tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

        (k) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

        (l) except as may be required by law, take any action to terminate or amend any Employee Plan (other than amendments required pursuant to Section 6.06);

        (m) permit any increase in the number of employees of the Company employed by the Company on the date hereof other than pursuant to an employee plan to be agreed to by the Company and Parent as promptly as practicable after the date hereof acting reasonably and in good faith; or

        (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 5.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Board from referring any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Alternative Transaction (as defined in Section 8.03(c)) to this Section 5.02(a) (provided that Parent is concurrently notified of such contact and referral). Nothing contained in this Section 5.02(a) or any other provision of this Agreement shall prevent the Board, after receiving an opinion of outside counsel to the effect that the Board is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) (i) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement and (ii) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL").

    (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) If the Board receives a request for material nonpublic information by a party who makes a bone fide Acquisition Proposal and the Board determines that such proposal, if consummated pursuant to its terms is a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

    (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

    (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section; and shall be responsible for any breach of this Section 5.02 by such bankers, advisors and representatives (PROVIDED, HOWEVER, that the Company shall not be liable for any consequential damages with respect to such breaches).

    SECTION 5.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

        (a) amend or otherwise change Parent's Certificate of Incorporation (other than with respect to immaterial changes thereto), or amend the terms of the Parent Common Stock;

        (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

        (c) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

        (d) take, or agree in writing or otherwise to take, any of the actions described in Section 5.03(a) through (c) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or would result in any of the conditions to the Merger to be satisfied by Parent not being satisfied.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the prospectus of Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board in favor of the Merger, subject to the second sentence of Section 5.02(a).

    SECTION 6.02. STOCKHOLDERS' MEETING. The Company shall in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, PROVIDED that the Company shall not be required to call or hold a stockholders meeting while the Offer remains outstanding. The Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the second sentence of
Section 5.02(a), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals.

    SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality agreement dated December 15, 1996 (the "CONFIDENTIALITY AGREEMENT") between Parent and the Company.

    SECTION 6.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

    SECTION 6.05. STOCK OPTIONS. At the Effective Time, the Company's obligations with respect to each outstanding Option, whether vested or unvested, shall, by virtue of this Agreement and without any further action of the
Company, Parent or the holder of any Option, be assumed by Parent. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Option, would be such a corporation were Section 424 of the Code applicable to such Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Stock Option Plans and the applicable stock option agreements shall be deemed to refer to Parent, which shall have assumed the Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Option Plan and the applicable stock option agreement as in effect immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by 1.0, subject to adjustment in the manner provided for in Section 2.06(e), rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by 1.0, subject to adjustment in the manner provided for in Section 2.06(e), and rounding the resulting exercise price up to the nearest whole cent. Parent shall use its best efforts to ensure, that Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

    SECTION 6.06. COMPANY STOCK PURCHASE PLAN. (a) The Company shall take such actions as are necessary to cause the "exercise date" (referred to as the last day of the "Purchase Period", as such term is used in the Company Stock Purchase
Plan) applicable to the then current Purchase Period to be the last trading day on which the Company Common Stock is traded on the New York Stock Exchange immediately prior to the Effective Time (the "FINAL COMPANY PURCHASE DATE"); PROVIDED, THAT, such change in the "exercise date" shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be the lower of 85% of the closing sale price of Company Common Stock, as reported on the New York Stock Exchange composite tape (as published in THE WALL STREET JOURNAL) on (i) the first day of the then current Purchase Period or (ii) the last trading day on or prior to the Final Company Purchase Date.

    (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

    SECTION 6.07. EMPLOYMENT MATTERS. (a) The Surviving Corporation and Parent shall honor the terms and provisions in the Employment Agreement, dated May 27, 1995, between J. Phillip Samper and the Company.

    (b) As contemplated by Section 3.04(d), the Parachute Plans shall not be applicable to the Surviving Corporation or Parent after consummation of the transactions contemplated hereby. Parent currently intends to employ, immediately after the Offer, a substantial portion of the employees of the Company. Parent, Merger Sub and the Company agree that the policies and procedures specified on Annex B shall apply for the twelve-month period following the closing of the Offer.

    SECTION 6.08. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTER") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in substantially the form of Annex C hereto.

    SECTION 6.09. INDEMNIFICATION. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required by law.

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    (b) The Company shall, to the fullest extent permitted under applicable  law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's and Parent's, as the case may be, Certificate of Incorporation or By-Laws, indemnify and hold harmless, each director and officer of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent and (ii) neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

    SECTION 6.10. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED, FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 7.02(a) and 7.03(a) unless the failure to give such notice results in material prejudice to the other party.

    SECTION 6.11. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

    SECTION 6.12. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

    SECTION 6.13. LISTING OF PARENT COMMON SHARES. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures, to be approved for listing on the NYSE.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration
    Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC;

        (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

        (c) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar binding legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

        (e) NYSE LISTING. The Parent Common Shares to be issued in the Merger, upon exercise of the Options and upon conversion of the Convertible Debentures shall have been approved for listing, subject to notice of issuance, on the NYSE; and

        (f) OFFER. Parent shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, Shares pursuant to the Offer.

    SECTION 7.02.   ADDITIONAL CONDITIONS  TO OBLIGATIONS OF  PARENT AND  MERGER
SUB.   The obligations  of Parent and Merger  Sub to effect  the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

        (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any subsidiary of the Company having or reasonably likely to have a Material Adverse Effect; and

        (f) AFFILIATE AGREEMENTS. Parent shall have received from each officer and director person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

    SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Time;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub; and

        (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any subsidiary of Parent having or reasonably likely to have a Material Adverse Effect.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.01.  TERMINATION.   This Agreement may  be terminated at any  time
prior   to  the  Effective   Time,  notwithstanding  approval   thereof  by  the
stockholders of the Company:

        (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 1996 (PROVIDED that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Parent, if the Offer shall not have been consummated prior to June 30, 1996 (PROVIDED that Parent is not then in material breach hereof); or

        (e) by Parent, if (i) the Board shall withdraw, modify or change its recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent or shall have resolved to do so; or (ii) the Board shall have taken a "neutral" position with respect to an Alternative Transaction (as defined in Section 8.03(c)); or (iii) any person or "group" (other than Parent or an affiliate of Parent) becomes the owner of 20% or more of the outstanding shares of Company Common Stock; or

        (f) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent and Merger Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent and Merger Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 7.02(a) or 7.02(b), or Section 7.03(a) or 7.03(b), would not be satisfied (a "TERMINATING BREACH"), PROVIDED that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than September 30, 1996) by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 8.01(f) until the expiration of such period without such Terminating Breach having been cured; or

        (g) by the Company or Parent, if the Board shall have resolved to accept, or accepted, a Superior Proposal.

    SECTION 8.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 8.03 and Section 9.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

    SECTION 8.03. FEES AND EXPENSES. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

    (b) The Company shall pay Parent a fee of $25,000,000 (the "FEE"), plus actual, documented and reasonable out-of-pocket expenses of Parent, not in excess of $2,500,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel), upon the earliest to occur of the following events:

        (i) the termination of this Agreement by Parent pursuant to Section 8.01(e), or by Parent or the Company pursuant to Section 8.01(g); or

        (ii) the termination of this Agreement by Parent pursuant to Section 8.01(f) after a willful breach by the Company of this Agreement; or

       (iii) the termination of this Agreement by Parent pursuant to Section 8.01(d), if, at the time of termination there has been publicly announced and not withdrawn an Alternative Transaction (as defined in Section 8.03(c));

       (iv) the consummation of an Alternative Transaction on or prior to December 31, 1996.

PROVIDED, HOWEVER, that no Fee or expense reimbursement shall be payable pursuant to this Section 8.03(b) if Parent or Merger Sub shall then be in intentional material breach of its obligations hereunder.

    (c) As used herein, "ALTERNATIVE TRANSACTION" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires more than 20% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    (d) The Fee payable pursuant to Section 8.03(b) shall be paid within one business day after the first to occur of the events described in Section 8.03(b)(i), (ii), (iii) and (iv).

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION  9.01.      EFFECTIVENESS   OF   REPRESENTATIONS,   WARRANTIES   AND
AGREEMENTS. Except as otherwise provided in this Section 9.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Section 6.08 shall survive the Effective Time indefinitely and those set forth in Section 8.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

    SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

       (a) If to Parent or Merger Sub:
          Silicon Graphics, Inc.
          2011 North Shoreline Boulevard
          Mail Stop 710
          Mountain View, California 94043-1389
          Telecopier No.: (415) 965-1586
          Attention: Legal Services

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
       With a copy to:
          Shearman & Sterling
          555 California Street, Suite 2000
          San Francisco, CA 94104
          Telecopier No.: (415) 616-1199
          Attention: Michael J. Kennedy, Esq.

       (b) If to the Company:
          Cray Research, Inc.
          Cray Research Park
          665A Lone Oak Drive
          Eagan, Minnesota 55121
          Telecopier No.: (612) 683-7199
          Attention: General Counsel

       With a copy to:
          Proskauer Rose Goetz & Mendelsohn LLP
          1585 Broadway
          New York, NY 10036
          Telecopier No.: (212) 969-2900
          Attention: Daniel R. Kaplan, Esq.

    SECTION  9.03.   CERTAIN DEFINITIONS.   For purposes of  this Agreement, the
term:

        (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

        (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "BUSINESS DAY" means any day other than a day on which banks in San Francisco are required or authorized to be closed;

        (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) when used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets (including intangible assets) or liabilities (including, without limitation, contingent liabilities) or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole;

        (f)      "PERSON"   means  an   individual,   corporation,  partnership,
    association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 9.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 9.09. ASSIGNMENT, MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 9.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (including, without limitation, Section 6.07 hereof), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

    SECTION 9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.12.   GOVERNING LAW.   THIS AGREEMENT  SHALL BE  GOVERNED BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

    SECTION 9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          SILICON GRAPHICS, INC.
                                          By        /S/ THOMAS A. JERMOLUK

                                             -----------------------------------
                                             Name: Thomas A. Jermoluk
                                             Title:  President and Chief
                                             Operating Officer

                                          C ACQUISITION CORPORATION
                                          By        /S/ THOMAS A. JERMOLUK

                                             -----------------------------------
                                             Name: Thomas A. Jermoluk
                                             Title:  President

                                          CRAY RESEARCH, INC.
                                          By        /S/ J. PHILLIP SAMPER

                                             -----------------------------------
                                             Name: J. Phillip Samper
                                             Title:  Chairman and Chief
                                             Executive Officer

                                                                         ANNEX A

                            CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, subject to the terms of the Merger Agreement, Merger Sub shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

        (a) there shall have been instituted or be pending or threatened any action or proceeding by any governmental or quasi-governmental authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, of competent jurisdiction, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Merger Sub or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm material limitations on the ability of Parent, Merger Sub or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Merger Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Merger Sub or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect or which is reasonably likely to materially adversely affect the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company or Parent;

        (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely in the good faith judgment of the Parent to result, directly or indirectly, in any of the consequences referred to in clauses
    (i) through (v) of paragraph (a) above;

        (c) after February 25, 1996, there shall have occurred any change, condition, event or development that has a Material Adverse Effect on the Company;

        (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war or armed hostilities or other national or international crisis directly or indirectly involving the United States or (iv) in the case of any of the foregoing existing on the date hereof, in the good faith judgment of the Parent a material acceleration or worsening thereof;

        (e) (i) it shall have been publicly disclosed or Merger Sub shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
    Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

        (f) any representation or warranty of the Company in the Merger Agreement which is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case as if such representation or warranty was made as of such time on or after the date of the Merger Agreement, except for (i) changes contemplated by the Merger Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company;

        (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

        (h) the Merger Agreement shall have been terminated; or

        (i) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

which, in the reasonable good faith judgment of Merger Sub in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

    The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B

                            CERTAIN EMPLOYEE MATTERS
                            POLICIES AND PROCEDURES

I.         GENERAL:                 In  general, the  Surviving Corporation  shall offer severance benefits as provided in the  Cray Research, Inc. 1995  Amended and  Restated Severance Pay Plan  for Cray Research, Inc. (the
                                    "EXISTING PLAN").

II.        BASE PAYMENTS:           Employees whose  employment  is  terminated  for  one  of  the reasons  described in Section III (ii) below shall be entitled to the following payments:

                                     (i)  EXECUTIVE OFFICERS (defined as Robert H. Ewald, Laurence
                                         L. Betterley, Irene M. Qualters and Michael R. Dungworth)
                                         shall be entitled to a lump sum cash payment equal to two
                                         times such Executive Officer's Base Pay;

                                     (ii)  OFFICERS  AND OFFICER  EQUIVALENTS (defined  consistent
                                         with   the   Company's   existing   internal  designation
                                         consisting of approximately 50 people) shall be  entitled
                                         to  a  lump  sum cash  payment  equal to  one  times such
                                         Officer's and Officer Equivalent's Base Pay; and

                                    (iii)   ALL OTHER  EMPLOYEES (including  part-time  employees)
                                         shall  be entitled to a  lump sum cash payment calculated
                                         and payable pursuant  to Section C  of the Existing  Plan
                                         plus,  to the  extent consistent with  the Company's most
                                         recent reduction in force,  an additional per  individual
                                         payment not to exceed two months' Base Pay agreed upon by
                                         Parent  and  the Company  acting  reasonably and  in good
                                         faith.

III.       OTHER BENEFITS:          Other severance benefits shall be  offered as provided in  the
                                    Existing  Plan  (including,  without  limitation,  payment for accrued and unused personal time), subject to the following:

                                     (i)  in all  cases where relevant,  the provision of  health, life,  disability and COBRA  benefits (provided that, for
                                         the purposes of COBRA, Parent shall pay for three  months
                                         of  the employee's portion of the cost of such terminated
                                         employee's medical insurance  prior to the  date of  such
                                         employee's  termination)  as  offered  by  Parent  to its
                                         employees shall be deemed to satisfy the requirements  of
                                         the Existing Plan; and

                                     (ii)   termination shall mean  elimination of a person's job,
                                         termination  without  cause  and  resignation  for  "good
                                         reason,"  which shall include only the following: (i) 15%
                                         or  more  reduction  in  a  person's  Base  Pay  or  (ii)
                                         relocation  more  than  35  miles  from  a  person's then
                                         current work location.

IV.        PERFORMANCE              These policies and procedures shall not apply to  terminations
           EVALUATIONS:             in connection with normal cause performance evaluations.

V.         BASE PAY:                Means all regular straight time earnings, exclusive of payment
                                    for   overtime,   shift   premiums,   incentive  compensation,
                                    incentive   payments,    bonuses,   commissions    or    other
                                    compensation.

VI.        COMMUNICATIONS:          Between  the date hereof and consummation of the Offer, Parent and Company shall  co-ordinate communications regarding  these policies and procedures to Company employees

                                                                         ANNEX C

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1996

Silicon Graphics, Inc.
2011 N. Shoreline Blvd.
Mail Stop 710
Mountain View, CA 94043-1389
Attention: Legal Services
Ladies and Gentlemen:

    Pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 1996 (the "AGREEMENT"), among Silicon Graphics, Inc., a Delaware corporation ("PARENT"), C Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and Cray Research, Inc., a Delaware corporation (the "COMPANY"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "MERGER"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK") will be converted into the right to receive shares of the common stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK"), and, in certain events, cash on the basis described in the Agreement.

    The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT").

    The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other stockholders of the Company and their respective counsel and accountants.

    The undersigned represents and warrants to and agrees with Parent that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon his, her or its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with his, her or its counsel or counsel for the Company.

     3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless
(i) such sale, transfer or other disposition has been registered under the  Act,
(ii) such sale, transfer or other disposition is made in conformity with the requirements of

Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of
counsel  reasonably  acceptable  to  Parent,   such  sale,  transfer  or   other
disposition is otherwise exempt from registration under the Act.

     5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on his, her or its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED FEBRUARY 25, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND SILICON GRAPHICS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SILICON GRAPHICS, INC."

     7. Unless the transfer by the undersigned of his, her or its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

     9. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

    10. The undersigned intends to vote all Company Common Stock held by him or her on the record date for the stockholders' meeting to be held to consider the Merger in favor of the Merger.

    11. The undersigned will not exercise dissenters' rights in connection with the Merger.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
               SUBJECT TO OPTIONS, OR ISSUABLE UPON CONVERSION OF
         CONVERTIBLE DEBENTURES, BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                                          Very truly yours,
                                          --------------------------------------
                                          (print name of stockholder)

                                          By:
                                          --------------------------------------
                                              Name:
                                             Title:
                                             (if applicable)

Accepted this     day of
               , 1996, by
SILICON GRAPHICS, INC.

By:
- ------------------------------------------
Name:
Title:

                         [SALOMON BROTHERS LETTERHEAD]

                                                                         ANNEX B

February 25, 1996

Board of Directors
Cray Research, Inc.
655A Lone Oak Drive
Eagan, MN 55121

Members of the Board:

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $1.00 per share (the "Company Common Stock"), of Cray Research, Inc. (the "Company") of the consideration to be received by such holders in the proposed acquisition of the Company by Silicon Graphics, Inc. ("Acquiror") pursuant to the Agreement and Plan of Merger (the "Agreement") by and among the Company, Acquiror and C Acquisition Corporation, a wholly owned subsidiary of Acquiror ("Subco").

    As more specifically set forth in the Agreement, Subco will commence a tender offer (the "Proposed Tender Offer") to purchase up to seventy-five percent (75%) of the outstanding shares of Company Common Stock for $30.00 per share in cash, subject to the condition that at least a majority of the outstanding shares of Company Common Stock be tendered and purchased. Following consummation of the Proposed Tender Offer, Subco will be merged with and into the Company (the "Proposed Merger" and, together with the Proposed Tender Offer, the "Proposed Transaction") and each then outstanding share of Company Common Stock (other than shares held by Acquiror, Subco or any of their subsidiaries or shares as to which appraisal rights have been properly exercised under applicable law) will be converted in the Proposed Merger into the right to receive one share of common stock of Acquiror (the "Acquiror Common Stock"), subject to adjustment in the event less than 75% of the outstanding Company Common Stock is purchased pursuant to the Proposed Tender Offer such that each such share of Company Common Stock will be converted into the right to receive a fraction of a share of Acquiror Common Stock plus cash, each in amounts calculated so that the aggregate number of shares of Acquiror Common Stock and the aggregate cash paid in the Proposed Tender Offer and the Proposed Merger shall be the same as would have been paid had 75% of the outstanding Company Common Stock been purchased in the Proposed Tender Offer.

    As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Proposed Transaction. In addition, in the ordinary course of our business, we may actively trade the debt and equity securities of both the Company and Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                                                         [SALOMON BROTHERS LOGO]

    In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the final draft of the Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1994 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended September 30, June 30, and March 31, 1995, respectively; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv)
certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning Acquiror, including the Annual Reports on Form 10-K of Acquiror for each of the years in the three year period ended June 30, 1995 and the Quarterly Reports on Form 10-Q of Acquiror for the quarters ended December 31, and September 30, 1995, respectively; (vi) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Acquiror furnished to us by Acquiror for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Acquiror Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Acquiror and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We have also met with certain officers and employees of the Company and Acquiror, to discuss the foregoing as well as other matters we believe relevant to our inquiry.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not conducted a physical inspection of any of the properties or facilities of the Company or Acquiror, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any such properties or facilities. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of the Company and Acquiror as to the future financial performances of the Company and Acquiror and we express no view with respect to such projections or the assumptions on which they were based.

    In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Acquiror; (ii) the business prospects of the Company and Acquiror;
(iii) the historical and current market for the Company Common Stock, for the Acquiror Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or Acquiror; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. We have also considered the process that resulted in the negotiation of the Proposed Transaction, including discussions with other potential acquirors. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the

                                                         [SALOMON BROTHERS LOGO]

date hereof. Our opinion as expressed below does not constitute an opinion or imply any conclusion as to the likely trading range for the Acquiror Common Stock following consummation of the Proposed Transaction. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the Proposed Transaction and does not address the Company's underlying business decision to effect the Proposed Transaction or constitute a recommendation to any holder of Company Common Stock as to whether such holder should tender shares of the Company Common Stock in the Proposed Tender Offer or as to how such holder should vote with respect to the Proposed Merger.

    Based upon and subject to the foregoing, we are of the opinion as investment bankers that the consideration to be received by the holders of the Company Common Stock in the Proposed Transaction is fair, from a financial point of view, to such holders.

                                          Sincerely,

                                          /s/ Salomon Brothers Inc

                                            [SALOMON BROTHERS SIGNATURE]

                                                                         ANNEX C

                              CRAY RESEARCH, INC.
                              AMENDED AND RESTATED
                        1989 EMPLOYEE BENEFIT STOCK PLAN

1.  PURPOSE.

    This Plan is intended to provide a means for Cray Research, Inc. (the "Company"), by granting shares of Company stock in the form of stock grants ("Stock Grants"), grants of restricted stock ("Restricted Stock") and options to purchase Company stock ("Options") to selected management and other key employees, to attract and retain persons of ability and motivate them to advance the interests of the Company. An employee eligible to participate under the Plan is hereinafter referred to as an "Employee."

    It is intended that the Plan be interpreted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that, except as otherwise limited by paragraph 2, some or all of the Options granted to Employees under the Plan may constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and some or all of the Options may constitute "nonstatutory options", i.e., options not qualifying under Section 422 or other similar provisions of the Code. Unless otherwise indicated, the terms and conditions of the Plan shall apply equally to all Stock Grants, grants of Restricted Stock and Options hereunder, regardless of whether Options be incentive stock options or nonstatutory options.

2.  ADDITIONAL DEFINITIONS.

    As used herein, the following definitions apply:

    (a) "Continuous Status as an Employee" means that the relationship as an Employee is not interrupted or terminated by the Company. Continuous Status as an Employee shall not be considered interrupted in the case of:
       (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of qualifying an Option as an incentive stock option, in the event any such leave exceeds ninety (90) days, the Employee's Continuous Status as an Employee will be deemed to have terminated on the ninety-first (91st) day after the commencement of such leave, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company and its subsidiaries.

    (b) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

    (c) "Fair Market Value" means, as of any date, the closing price for a share of Common Stock as reported daily in THE WALL STREET JOURNAL or a similar readily available public source (or if no sales of shares were made on such date, the closing price of a share as reported for the preceding day), unless the Committee shall determine that such method does not reflect, due to circumstances prevailing at that time, the true fair market value of the Company's Common Stock. In that event, the Committee shall determine fair market value through such alternative method as it may in good faith determine to be then appropriate.

3.  SHARES SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section 11, a total of 7,888,000 shares of authorized but unissued or reacquired Common Stock of the Company is authorized and reserved for issuance to Employees under the Plan in the form of Stock Grants or grants of Restricted Stock or upon the exercise of Options; provided, however, that no more than 7,888,000 shares shall be cumulatively available for the grant of incentive stock options under the Plan. If any Option expires or terminates without having been exercised in full, the unacquired shares (including shares forfeited on the termination of any grant of Restricted Stock) shall be available for the grant of future Stock Grants, grants of Restricted Stock or Options under the Plan.

4.  ADMINISTRATION.

    The Plan shall be administered by a Committee of the Board of Directors of the Company, consisting of at least two (2) disinterested persons not eligible to participate under this Plan or under any other stock or option plan of the Company or its subsidiaries except as may be permitted in accordance with Rule 16b-3 under the Exchange Act (the "Committee").

5.  ELIGIBILITY.

    The Committee shall determine the Employees to whom, and the number of shares for which, Stock Grants, grants of Restricted Stock and/or Options shall be granted, taking into consideration such factors, including any recommendations of the Chief Executive Officer of the Company, as it deems relevant to select and motivate employees of ability to advance the interests of the Company. Employees so selected shall be either management or other key employees of the Company or its subsidiaries, who the Committee determines have contributed materially to the success of the Company or are in a position to contribute materially to the future success of the Company. Except as hereafter limited, an Employee from time to time may be granted any combination of Stock Grants, grants of Restricted Stock and Options (incentive or nonstatutory) as the Committee shall determine.

    An employee shall not be eligible to receive an incentive stock option if immediately before the Option is to be granted the employee owns (directly and through application of the constructive stock ownership attribution rules of
Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary. The aggregate Fair Market Value (determined at the time an Option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an Employee during any calendar year (under this Plan and all other plans of the Company and its subsidiaries pursuant to Section 422 of the Code) shall not exceed $100,000.

6.  STOCK OPTIONS.

    All Options granted hereunder shall be evidenced by an Option Agreement executed as of the date of grant by the Company and the Employee, on such terms as may be determined by the Committee, including the following:

    (a) The Option Agreement shall specify whether the Option is an incentive stock option or a nonstatutory option.

    (b) The "date of grant" for any Option granted under the Plan shall be specified in the Option Agreement.

    (c) The Option exercise price per share shall be specified in the Option Agreement and shall be equal to 100% of the Fair Market Value of a share of Company Common Stock on the date of grant.

    (d) The Option exercise price shall be paid at the time of exercise. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an incentive stock option, shall be determined at the time of grant) and may consist entirely of: (1) cash;
       (2) check; (3) promissory note; (4) other shares which (i) in the case of shares acquired upon exercise of an option, have been owned by the Employee for more than six months on the date of surrender and (ii) have an aggregate Fair Market Value on the date of surrender not greater than the aggregate exercise price of the shares as to which said Option shall be exercised; (5) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of shares as the Committee determines are consistent with the Plan's purpose and applicable law. Any fractional share not required for payment of the Option exercise price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

    (e) At the time an Option is granted, the Committee shall determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. The Committee may specify that an Option may not be exercised until the completion of a service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years from the date of grant.

    (f) An incentive stock option hereunder shall not contain terms pursuant to which the exercise of the Option would affect the Employee's right to exercise a nonstatutory option hereunder, or vice versa, such that the incentive stock option would be deemed a prohibited "tandem stock option" within the meaning of Section 422 of the Code and the regulations thereunder.

    (g) Unless the issuance of the shares upon the exercise of an Option hereunder is registered or exempt under federal and state securities laws, the Employee shall be required to give an investment representation at the time of exercise, and transfer of the shares shall be appropriately restricted.

    (h) During the lifetime of an Employee, Options held by such Employee may be exercised only by the Employee and only while an Employee of the Company or of a parent or a subsidiary of the Company and only if such Employee has maintained his or her Continuous Status as an Employee since the date such Options were granted; provided, however, that:

        (1) In the event an Employee's Continuous Status as an Employee terminates (other than upon his or her death or Disability), the Option holder may exercise his or her Option, but only within such period of time from the date of such termination as is determined by the Committee, not to exceed three (3) months in the case of an Option that is intended to qualify as an incentive stock option, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of such termination, and to the extent that he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (2) In the event an Employee's Continuous Status as an Employee terminates as a result of his or her Disability, the Option holder may exercise his or her Option, but only within twelve (12) months from the date of such termination, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of such termination, and to the extent that he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (3) In the event of an Employee's death, the Employee's estate or a person who acquired the right to exercise the deceased Employee's Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and, unless determined otherwise by the Committee, only to the extent that the Employee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Employee was not entitled to exercise an Option at the date of death, and to the extent that the Employee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (4) Except as otherwise provided, in no event shall any Option be exercisable at any time after its expiration date.

        (5) On a case-by-case basis, the Committee may, in its sole discretion, accelerate the schedule of the time or times when an Option granted under this Plan may be exercised or extend the period for exercise to a time after the expiration date. Unless otherwise determined by the Committee at the time of grant, each Option shall provide that in the event of a change in control of the Company (as specified by the Committee), any Employee's Options will become exercisable in full if, within twenty-four (24) months after a change in control of the Company (as specified by the Committee), the Employee's employment is terminated without cause or the Employee resigns due to certain involuntary relocations or reductions in compensation, as specified by the Committee. Each Option granted under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

    (i) The Options granted hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Employee, only by the Employee and only during such person's continuous status as an Employee, except as provided in subparagraph (h) above.

    (j) If the Employee sells, exchanges or otherwise disposes of shares acquired upon exercise of an incentive stock option within two (2) years of the date of grant, or one (1) year after the date of exercise, the Employee shall be required to notify the Company promptly in writing and disclose the amount of gain or loss resulting from the sale, exchange or other disposition of his or her stock.

7.  STOCK GRANTS.

    The Committee may, in its discretion, award a Stock Grant to an Employee in furtherance of the Plan's purposes; provided, however, that no Employee shall be eligible to receive a Stock Grant for more than fifty (50) shares of Company Common Stock in any calendar year. An Employee receiving a Stock Grant shall be entitled to all of the rights and privileges in the Common Stock awarded as of the date on which the award is made. Unless the issuance of shares pursuant to a Stock Grant is registered or exempt under federal or state securities laws, the Employee shall be required to give an investment representation at the time of grant, and transfer of the shares shall be appropriately restricted.

8.  GRANTS OF RESTRICTED STOCK.

    (a) The Committee may, in its discretion and in furtherance of the purposes of the Plan, grant Restricted Stock to an Employee. With respect to awards of Restricted Stock, the Committee shall:

        (i) Select  the   Employees   to  whom   grants   will  be   made   (the
            "Participants");

        (ii) Determine the number of shares to be awarded;

        (iii) Determine the length of the restricted period, if any, and the performance and employment conditions under which the Restricted Stock may be forfeited to the Company, if any;

        (iv) Determine the purchase price, if any, to be paid by the Participant for such Restricted Stock; and

        (v) Determine  any  restrictions  other  than those  set  forth  in this
            Section 8.

    (b) The terms of each award of Restricted Stock shall be set forth in a written award agreement (the "Award Agreement") and a certificate representing the number of shares of Common Stock granted shall be issued to the Participant as the registered owner. The certificate representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the restricted period and shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company. Such certificates shall be held in the custody of the Company until the restricted period expires or until all restrictions thereon otherwise lapse.

    (c) Subject to the restrictions set forth in this Section 8 or in the Award Agreement, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

    (d) The Award Agreement may provide, or the Committee may subsequently determine in its discretion, that, in the case of death, Disability or other special circumstances, any or all restrictions then applicable to a Participant's Restricted Stock be waived.

    (e) The Committee may, in its sole discretion, declare the restrictions applicable to shares of Restricted Stock to lapse in the event of a change in control of the Company (as specified by the Committee), in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the Restricted Stock as of the date of said change in control and certificates representing such shares shall be delivered to the Participants.

    (f) Except as otherwise provided in this Section 8 or in the Award Agreement, no shares of Restricted Stock shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period.

    (g) With respect to any number of shares of Restricted Stock as to which the restrictions imposed hereunder shall have lapsed, the restrictive legend shall be removed and a new certificate representing the shares shall be delivered to the Participant. The Committee may, in its sole discretion, modify or cancel the restrictions imposed on Restricted Stock or otherwise accelerate the vesting of shares of Restricted Stock.

9.  TERMINATION.

    Unless sooner terminated by action of the Board of Directors of the Company, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration. Restricted Stock outstanding under the Plan at the time of termination shall remain subject to the restrictions imposed at the time of grant until the restricted period expires or until all conditions with respect thereto otherwise lapse or are satisfied.

10.  EFFECTIVE DATE; SHAREHOLDER APPROVAL.

    The Plan became effective on September 7, 1988, the date of its adoption by the Board of Directors of the Company, and was approved by the Company's stockholders on May 16, 1989. The effective date of each amendment to the Plan shall be the date of adoption of such amendment by the Board of Directors of the Company; provided, however, that in the event the shareholders of the Company shall not approve any amendment to the Plan which is determined by the Board of Directors to require approval by the shareholders, such amendment shall be of no effect and no Stock Grant, grant of Restricted Stock or Option previously granted shall be effective if the authorization of the grant thereof was contingent on the effectiveness of such amendment or shall otherwise be benefited or altered by such amendment. No Stock Grants or grants of Restricted Stock shall be made under the Plan until shareholder approval of the Plan amendments authorizing such grants is obtained.

11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and each outstanding grant of Restricted Stock, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no awards have yet to be granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the exercise price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each holder the right to exercise his or her Option as to all or any part of the underlying Common Stock prior to such expiration, including shares as to which the Option would not otherwise be exercisable.

    (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Committee may, in lieu of such assumption or substitution, provide for the Option holder to have the right to exercise the Option as to all or a portion of the underlying Common Stock, including shares as to which it would not otherwise be exercisable. If the Committee makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the holder that the Option shall be exercisable for such period as the Committee may designate, and the Option will terminate upon the expiration of such period. For the purposes of this Section 11(c), the Option shall be considered assumed if, immediately following the merger or sale of assets, the Option confers the right to receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the Option holder, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.  AMENDMENT.

    The Board of Directors may amend the Plan at any time as determined to be in the best interests of the Company. The Board of Directors shall not, however, without shareholder approval, increase the maximum number of shares subject to the Plan or restrict the class of management and other key employees eligible to be awarded Stock Grants, Restricted Stock or Options under the Plan.

                              CRAY RESEARCH, INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- JUNE 26, 1996

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF CRAY RESEARCH INC.

    The undersigned hereby appoints Robert H. Ewald and John L. Sullivan, and each of them, as proxy or proxies of the undersigned (the "Proxies"), each with full power of substitution, to represent the undersigned and to vote all the shares of common stock, par value $1.00 per share, of Cray Research Inc., a corporation organized under the laws of the State of Delaware (the "Company"), which the undersigned is entitled in any capacity to vote if personally present at the special meeting (the "Special Meeting") of stockholders of the Company to be held at the Company's headquarters, 655 Lone Oak Drive, Eagan, Minnesota 55121, at 10:00 a.m., local time, on Wednesday, June 26, 1996, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Proxy Statement dated May 14, 1996, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of such Special Meeting and all matters presented at the Special Meeting but which are not known to the board of directors of the Company (the "Board") at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 25, 1996, among the Company, C Acquisition Corporation, a corporation organized under the laws of the State of Delaware and a direct wholly owned subsidiary of Silicon Graphics Inc., a corporation organized under the laws of the State of Delaware ("Parent"), and Parent.

    FOR / /                ABSTAIN / /                AGAINST / /

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Proposal to approve and ratify amendments to and a restatement of the Company's 1989 Employee Benefit Stock Plan.

    FOR / /                ABSTAIN / /                AGAINST / /

           [CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE]

                          [CONTINUED FROM OTHER SIDE]

    If properly executed, this proxy will be voted in accordance with instructions appearing hereon and, at the discretion of the Proxies, as to any other matter that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT), FOR PROPOSAL 2 (THE APPROVAL AND RATIFICATION OF THE AMENDMENTS TO AND RESTATEMENT OF THE COMPANY'S 1989 EMPLOYEE BENEFIT STOCK PLAN) AND, AT THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement (with all enclosures and attachments) dated May 14, 1996, relating to the Special Meeting.

                                                 Name(s) of
   Dated:  ------------------------------------  Holder(s):  ------------------------------------------------------

                                                             ------------------------------------------------------
                                                                                 (Please Print)
                                                             ------------------------------------------------------
                                                                               (Signature(s))(1)
                                                             ------------------------------------------------------
                                                      (By:)                      (Please Print)
                                                             (Name:) ----------------------------------------------

                                                                                    (Title:)
                                                                -----------------------------------------------

                                    (1)PLEASE SIGN  THIS PROXY  EXACTLY AS  YOUR
                                          NAME(S)  APPEARS HEREON.  JOINT OWNERS
                                          SHOULD  EACH   SIGN   PERSONALLY.   AN
                                          ATTORNEY,    ADMINISTRATOR,   TRUSTEE,
                                          EXECUTOR,  GUARDIAN  OR  OTHER  PERSON
                                          SIGNING  IN A  REPRESENTATIVE CAPACITY
                                          SHOULD  INDICATE  SUCH  CAPACITY.   AN
                                          AUTHORIZED  OFFICER SIGNING  ON BEHALF
                                          OF A CORPORATION  SHOULD INDICATE  THE
                                          NAME   OF  THE  CORPORATION  AND  SUCH
                                          OFFICER'S CAPACITY.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)  EXHIBITS

    The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT
  NUMBER                                                  DESCRIPTION
- ----------  --------------------------------------------------------------------------------------------------------
      2.1   Agreement and Plan of Merger, dated as of February 25, 1996, by and among the Registrant, C Acquisition
            Corporation and Cray Research, Inc. (incorporated by reference to Annex A to the Proxy
            Statement/Prospectus included as part of this Registration Statement).

      5.1*  Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock being registered hereby.

     23.1*  Consent of Shearman & Sterling with respect to the legality of securities being registered (contained in
            Exhibit 5.1).

     23.2*  Consent of Ernst & Young LLP, independent auditors, with respect to financial statements of the
            Registrant.

     23.3*  Consent of KPMG Peat Marwick LLP, independent auditors, with respect to financial statements of Cray
            Research, Inc.

     23.4*  Consent of Salomon Brothers Inc with respect to its fairness opinion.

     24.1*  Power of Attorney (included on pages II-4 and II-5).

- ------------------------
*  Filed herewith.

(B)  FINANCIAL STATEMENT SCHEDULES

    The following schedule is incorporated by reference to Item 14 of Silicon Graphics' Annual Report on Form 10-K for the fiscal year ended June 30, 1995:

SCHEDULE                                  DESCRIPTION
- ---------  --------------------------------------------------------------------------
   II      Valuations and Qualifying Accounts

    Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

(C)  REPORTS, OPINIONS AND APPRAISALS

    The opinion of Salomon Brothers Inc (attached as Annex B to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

ITEM 22.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON THE 10TH DAY OF MAY, 1996.

                                          SILICON GRAPHICS, INC.

                                          By       /s/ EDWARD R. MCCRACKEN
                                          --------------------------------------
                                                     Edward R. McCracken
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. McCracken, Stanley J. Meresman and William M. Kelly, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    PURSUANT  TO  THE  REQUIREMENTS  OF   THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                          TITLE                               DATE
- ------------------------------------------  ---------------------------------------------------  ----------------

           /s/ EDWARD R. MCCRACKEN
    ---------------------------------       Chairman of the Board, and Chief Executive Officer       May 10, 1996
           Edward R. McCracken               (Principal Executive Officer)

            /s/ THOMAS A. JERMOLUK
    ---------------------------------       President, Chief Operating Officer and Director          May 10, 1996
            Thomas A. Jermoluk

              /s/ ROBERT R. BISHOP
    ---------------------------------       Chairman of the Board, Silicon Graphics World Trade      May 10, 1996
             Robert R. Bishop                Corporation and Director

           /s/ STANLEY J. MERESMAN
    ---------------------------------       Senior Vice President, Finance and Chief Financial       May 10, 1996
           Stanley J. Meresman               Officer (Principal Financial Officer)

             /s/ DENNIS P. MCBRIDE
    ---------------------------------       Vice President, Controller (Principal Accounting         May 10, 1996
            Dennis P. McBride                Officer)

                SIGNATURE                                          TITLE                               DATE
- ------------------------------------------  ---------------------------------------------------  ----------------

             /s/ ALLEN F. JACOBSON
    ---------------------------------       Director                                                 May 10, 1996
            Allen F. Jacobson

            /s/ C. RICHARD KRAMLICH
    ---------------------------------       Director                                                 May 10, 1996
           C. Richard Kramlich

               /s/ ROBERT A. LUTZ
    ---------------------------------       Director                                                 May 10, 1996
              Robert A. Lutz

             /s/ JAMES A. MCDIVITT
    ---------------------------------       Director                                                 May 10, 1996
            James A. McDivitt

               /s/ LUCILLE SHAPIRO
    ---------------------------------       Director                                                 May 10, 1996
             Lucille Shapiro

    ---------------------------------       Director
            Robert B. Shapiro

              /s/ JAMES G. TREYBIG
    ---------------------------------       Director                                                 May 10, 1996
             James G. Treybig